Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-190038

December 5, 2014

USA ▾ Retail Investor ▾ English ▾

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Product Listing > iPath® Bloomberg Cotton Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Cotton Subindex Total Return℠ ETN

The iPath® Bloomberg Cotton Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Cotton Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cotton. The Index currently consists of one futures contract on the commodity of cotton which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details Chart Returns Correlations

Summary

Primary Exchange	NYSE Arca
ETN Ticker	BAL
Intraday Indicative Value Ticker	BAL.IV[1]
Bloomberg ETN Keystroke	BAL<EQUITY><GO>
Bloomberg Index Ticker	BCOMCTTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H271
ISIN	US06739H2711
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$40.66

ETNs outstanding
422,887

Market Capitalization[3]
$17,194,585

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Cotton Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA , Retail Investor , English ,

._ iPath· ., sARCLAYs

Products Product Suites About iPath ETNs About Us

tt Product Listing iPath Bloomberg Cotton Subindex Total Return5’1 ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Bloomberg Cotton Subindex Total Return5 ETN

M

The iPath”’ Bloomberg Cotton Subindex Total Returns’”’ ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Cotton Subindex Total Return5 (the “Index”), The ETNs are riskier than ordinary

M unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cotton. The Index currently consists of one futures contract on the commodity of cotton which is included in the Bloomberg Commodity Index Total Return5”’~. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details

Returns Correlations

ETN and Index Historical Performance

SO

00

g

so

~

“ 0

~

[Graphic Appears Here]

-50

-100

Jun-08 Jul-09 Jul-1 0 Jul-11 Jul-12 Jul-13 Dec-14

- iPath” Bloomberg Cotton Subindex Total ReturnSP.t ETN—Bloomberg Cotton Subindex Total ReturnSM

SoiJrce: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment ~!Jill fluctuate so that an investment, when sold or redeemed may be !Jiorth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information belo!JI for ho~IJ return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid· offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg[SM]", "Bloomberg Commodity Index[SM]", "Bloomberg Commodity Index Total Return[SM]", "Bloomberg Cotton Subindex Total Return[SM]" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Cotton Subindex Total Return℠ ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Cotton Subindex Total Return℠ ETN

The iPath® Bloomberg Cotton Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Cotton Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cotton. The Index currently consists of one futures contract on the commodity of cotton which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Cotton Subindex Total Return℠	5.02%	2.52%	-24.71%	-17.55%	-10.97%	-10.93%	-1.44%
ETN Closing Indicative Note Value Return	5.25%	2.46%	-25.98%	-18.86%	-12.23%	-11.98%	-2.29%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Cotton Subindex Total Return℠ ETN	5.24%	-1.45%	-26.22%	-19.04%	-12.14%	-12.12%	-2.32%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Cotton Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA , Retail Investor , English ,

._ iPath· ., sARCLAYs

Products Product Suites About iPath ETNs About Us

tt Product Listing iPath Bloomberg Cotton Subindex Total Return5’1 ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Bloomberg Cotton Subindex Total Return5 ETN

M

The iPath”’ Bloomberg Cotton Subindex Total Return5 ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Cotton Subindex Total Return5 (the “Index”), The ETNs are riskier than ordinary

‘”’ M unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cotton. The Index currently consists of one futures contract on the commodity of cotton which is included in the Bloomberg Commodity Index Total Return5”’~. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security

[Graphic Appears Here]

Correlations (as of 10/31/201 4)

Index ICorrelations

Bloomberg Cotton Subindex Total Return~11 1.00

Bloomberg Commodi1y Index Total Return~u 050

S&P soolll Total Return Index 0.40

MSCI EAFEIIl Net Total Return Index 0.38

MSCI Emerging Markets: Net Total Return Index 0.27

Barclays US Aggregate Bond Index -0.16

Sources: Bloomber9 Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis o’.‘er a S·year period from the “as of” date referenced abo’.‘e.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustr-ative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500” Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

5

The MSCI Emerging Markets Index M captures large and mid cap representation across 21 Emerging Markets countries. The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summar-ized here and select pr-oduct specific risk factor-s are summar-ized under- “Select Risk Considerations” on the relevant product pages, but we urge you to r-ead the mor-e detailed ewplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Mar-ket for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Cotton Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

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Product Listing > iPath® Pure Beta Broad Commodity ETN
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Product Summary

iPath® Pure Beta Broad Commodity ETN

The iPath® Pure Beta Broad Commodity ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Summary

Primary Exchange	NYSE Arca
ETN Ticker	BCM
Intraday Indicative Value Ticker	BCM.IV[1]
Bloomberg ETN Keystroke	BCM<EQUITY><GO>
Bloomberg Index Ticker	BCC1C1PT
Investor Fee Rate	0.75% per annum [2]
CUSIP	06740P114
ISIN	US06740P1140
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$34.01

ETNs outstanding
488,042

Market Capitalization[3]
$16,598,308

Documentation

Prospectus | Factsheet
Index Components | IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. *For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.*
The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding.
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath
USA ▾ Retail Investor ▾ English ▾
BARCLAYS
Products | Product Suites | About iPath ETNs | About Us
Product Listing > iPath® Pure Beta Broad Commodity ETN
Quick links ▾
Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Broad Commodity ETN

The iPath® Pure Beta Broad Commodity ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Broad Commodity ETN
Barclays Commodity Index Pure Beta TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Pure Beta Broad Commodity ETN

Quick links ▾

Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Broad Commodity ETN

The iPath® Pure Beta Broad Commodity ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Commodity Index Pure Beta TR	-1.76%	-9.80%	-12.59%	-8.21%	-8.96%	-6.24%	-8.10%
ETN Closing Indicative Note Value Return	-1.83%	-10.00%	-12.97%	-8.86%	-9.73%	-7.03%	-8.88%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Broad Commodity ETN	-1.80%	-9.92%	-14.70%	-8.84%	-9.69%	-6.91%	-8.87%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

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Product Listing iPath® Pure Beta Broad Commodity ETN
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Product Summary

iPath® Pure Beta Broad Commodity ETN

The iPath® Pure Beta Broad Commodity ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Correlations (as of 10/31/2014)

Index	Correlations*
Barclays Commodity Index Pure Beta TR	1.00
Bloomberg Commodity Index Total Return℠	0.93
MSCI EAFE® Net Total Return Index	0.60
MSCI Emerging Markets Net Total Return Index	0.55
S&P 500® Total Return Index	0.54
Barclays US Aggregate Bond Index	0.00

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" data referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath

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BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Pure Beta Broad Commodity ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Broad Commodity ETN

The iPath® Pure Beta Broad Commodity ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Index Components (as of 10/15/2014)

Index Components	Ticker	Weightings %	Trading Facility	Sector
Gold	GC	19.30%	NYM	Precious Metals
WTI Crude Oil	CL	12.12%	NYM	Energy
Brent Crude	CO	9.09%	IPE	Energy
Soybeans	S	6.58%	CBT	Grains Oilseeds
Copper Future	LP	6.40%	LME	Industrial Metals
Silver	SI	5.74%	NYM	Precious Metals
Aluminum	LA	5.34%	LME	Industrial Metals
Corn	C	5.06%	CBT	Grains Oilseeds
Gas Oil Future	QS	3.54%	ICE	Energy
Copper (COMEX)	HG	3.18%	NYM	Industrial Metals

Source: S&P NYM=NYMEX Division New York Mercantile Exchange, PE=International Petroleum Exchange, CBT=Chicago Board of Trade, CME=Chicago Mercantile Exchange, LME=London Mercantile Exchange, CMX=COMEX Division=New York Mercantile Exchange, NYC=New York Cotton Exchange (Division of NYBOT), KBT=Kansas City Board of Trade, CSC=Coffee, Sugar and Cocoa Exchange. Information subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

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Product Listing > iPath® Pure Beta Broad Commodity ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Broad Commodity ETN

The iPath® Pure Beta Broad Commodity ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

iPath® Pure Beta Broad Commodity ETN Index Sector Weightings (as of 10/15/2014)

Index Component Weightings	Weightings %
Energy	32.14%
Precious Metals	25.04%
Industrial Metals	18.24%
Grains Oilseeds	17.39%
Softs	4.15%
Livestock	3.05%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

.,. Equity Equity ETNs .,. Understanding ETNs .,. About Us

.,. Commodities .,. Commodity ETNs .,. Investing in iPath ETNs .,. iPath Announcements

.,. Currencies .,. Currency ETNs .,. Trading and Redemption .,. Contact Us

.,. Fixed Income .,. Fixed Income ETNs .,. Premiums and Discounts

.,. Alternatives .,. Alternative ETNs .,. Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility © Barclays Bank PLC 2014

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Product Listing > iPath® Pure Beta Precious Metals ETN

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Product Summary

iPath® Pure Beta Precious Metals ETN

The iPath® Pure Beta Precious Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Precious Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metals commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	BLNG
Intraday Indicative Value Ticker	BLNG.IV[1]
Bloomberg ETN Keystroke	BLNG<EQUITY><GO>
Bloomberg Index Ticker	BCC1PMPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P338
ISIN	US06740P3385
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$32.54

ETNs outstanding
53,302

Market Capitalization[3]
$1,734,447

Documentation

Prospectus
Factsheet
Index Components
IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. *For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.*
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA , Retail Investor , English ,

._ i Path· ., sARCLAYs

Products Product Suite s About iPath ETNs About Us

tt Product Listing iPath Pure Beta Precious Metals ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Precious Metals ETN

The iPath”’ Pure Beta Precious Metals ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Precious Metals Pure Beta TR (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly Qr indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks1 including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metals commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Returns Correlations Index Sector W e1ghtings

ETN and Index Historical Performance

30
20

I0

g

“~

-I 0

E

0

‘I:

: -20

-30

-40

-50

Apr-11 Nov-11 May-12 Jan-13 Ju1-13 Mar-14 Dec-14

- iPath” Pure Beta Precious Metals ETN—Barclays Commodity Index Precious Metals Pure Beta TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be v1or1:h more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section . Specific Terms of the ETNs in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs1 you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA , Retail Investor , English ,

._ iPath· ., sARCLAYs

Products Product Suites About iPath ETNs About Us

tt Product Listing iPath Pure Beta Precious Metals ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Precious Metals ETN

The iPath”’ Pure Beta Precious Metals ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Precious Metals Pure Beta TR (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to s:atisfy its obligations as they come due. An investment in the ETNs involves significant risks1 including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metals commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Correlations Index Sector W e1ghtings

Index and ETN Returns (as of 10/3 1/ 201 4)

I1 mo 13mo 16mo IYTD I1 yr 13yrs ISmce ETN Inception

Barclays Commod~y Index Precious Metals Pure Beta TR -3.81% -11.86% -11.30% -6.52% -15.67% -15.01% -11.35%

ETN Closing Indicative Note Value Return -3.88% -12.05% -11.68% -7.18% -16.39% -15.73% -12.10%

ETN Market Price Returns (as of 10/31/2014)

I1 mo 13mo 16mo IYTD I1 yr 13yrs ISmce ETN Inception

iPathiDPure Beta Precious Metals ETN -3.73% -12.04% -30.24% -7.25% -16.31% -15.64% -12.09%

Source: B3rcl-3ys, subject to ch-3nge.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIYE OF FUTURE RESULTS.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions1 which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs,

In the event that there is an absence of a bid/ ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party, Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA , Retail Investor , English ,

._ i Path· ., sARCLAYs

Products Product Suites About iPath ETNs About Us

tt Product Listing iPath Pure Beta Precious Metals ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Precious Metals ETN

The iPath”’ Pure Beta Precious Metals ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Precious Metals Pure Beta TR (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to s:atisfy its obligations as they come due. An investment in the ETNs involves significant risks1 including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metals commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector W e1ghtings

Correlations (as of 10/3 1/ 2014)

Index ICorrelations·

Barclays Commodity Index Precious Metals Pure Beta TR 1.00

Bloomberg Commodity Index Total Return8U 0.70

MSCI Emerging Markets Net Total Return Index 0.45

MSCI EAFEIII Net Total Return Index 038

S&P soom Total Return Index 0.30

Barclays US Aggregate Bond Index 0.13

SoiJrces: Bloomberg Fin.u1ce L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calciJiated on a monthly basis over a 3-year period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

In dew correlations are for illustrative purposes only and do not represent actual ETN perlormance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESUlTS.

The S&P 500 ~::Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The Bloomberg Commodity Index Total Return5

1.1 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 captures large and mid cap representation across 21 Emerging Markets countries.

M

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but IJie urge you to read the more detailed ewplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity,

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Commodities
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- Fixed Income
- Alternatives

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- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
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- Premiums and Discounts
- Tax Considerations

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- iPath Announcements
- Contact Us

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BARCLAYS

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Product Listing iPath® Pure Beta Precious Metals ETN

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Product Summary

iPath® Pure Beta Precious Metals ETN

The iPath® Pure Beta Precious Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Precious Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on precious metals commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Pure Beta Precious Metals ETN Index Sector Weightings (as of 10/15/2014)

Index Component Weightings	Weightings %
Gold	77.08%
Silver	22.92%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

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About Us

iPath Announcements

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© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath® BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Pure Beta Coffee ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Coffee ETN

The iPath® Pure Beta Coffee ETNs (the "ETNs") are designed to provide exposure to the Barclays Coffee Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the coffee markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see"Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	CAFE
Intraday Indicative Value Ticker	CAFE.IV[1]
Bloomberg ETN Keystroke	CAFE<EQUITY><GO>
Bloomberg Index Ticker	BCC2KCPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P148
ISIN	US06740P1488
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$22.32

ETNs outstanding
336,410

Market Capitalization[3]
$7,508,671

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, *if such day is not an index business day, one*) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, *if such day is not an index business day, one*) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

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._ iPath· ., sARCLAYs

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tt Product Listing iPath Pure Beta Coffee ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Coffee ETN

The iPath”’ Pure Beta Coffee ETNs (the “ETNs”) are designed to provide exposure to the Barclays Coffee Pure Beta TR Index (the “Index”), The ETNs are riskier th.:~n ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or- guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the coffee markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see“Selected Risk Considerations” below.

Details Returns Correlations

ETN and Index Historical Performance

20

[Graphic Appears Here]

-60

-so

Apr-Il Nov-11 May-12 Jan-13 Jul-13 Mar-14 Dec-14

—iPath” Pure Beta Coffee ETN—Coffee Pure Beta

SoiJrce: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment ~!Jill fluctuate so that an investment, when sold or redeemed may be !Jiorth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information belo!JI for ho~IJ return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid· offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs, Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity,

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
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._ iPath· ., sARCLAYs

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tt Product Listing iPath Pure Beta Coffee ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Coffee ETN

The iPath”’ Pure Beta Coffee ETNs (the “ETNs”) are designed to provide exposure to the Barclays Coffee Pure Beta TR Index (the “Index”), The ETNs are riskier th.:~n ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or- guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the coffee markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see“Selected Risk Considerations” below.

Details Chart Correlatrons

Index and ETN Returns (as of 10 / 3 1/ 201 4)

11mo 13mo 16mo IYTD 11yr 13yrs ISmce ETN InceptiOn

Coffee Pure Beta -2.61% -5.28% -11.16% 6102% 64.41% -13.50% -18.66%

ETN Closing Indicative Note Value Return -2.68% -5.48% -11.54% 59.88% 63.02% -14.23% -19.35%

ETN Market Price Returns (as of 10/ 31 / 2014)

11mo 13mo 16mo IYTD 11yr 13yrs ISrnce ETN Inception

iPathiDPure Beta CoHee ETN -2.85% -5.86% -11.21% 58.01% 62.91% -14.20% -19.36%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIYE OF FUTURE RESULTS.

Indew Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index retur-ns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs credit considerations market liquidity bid-offer spreads or other factors affecting the trading price of the ETN. For more

1	1 1

information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs,

ETN ~1arket Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period1 expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ ask value at 4PM on the relevant month end, N/A \IJill be displayed in place of a percentage value for ETN Market Price Returns-

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors_ Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed ewplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs1 you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not either directly or indirectly an obligation of or guaranteed by any third party. Any

1	1

payment to be made on the ETNs, including any payment at maturity or upon redemption1 depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result1 the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath

USA ▾ Retail Investor ▾ English ▾

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing iPath® Pure Beta Coffee ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Coffee ETN

The iPath® Pure Beta Coffee ETNs (the "ETNs") are designed to provide exposure to the Barclays Coffee Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the coffee markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see"Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
Coffee Pure Beta	1.00
Bloomberg Commodity Index Total Return℠	0.49
MSCI EAFE® Net Total Return Index	0.18
Barclays US Aggregate Bond Index	0.13
S&P 500® Total Return Index	0.12
MSCI Emerging Markets Net Total Return Index	0.11

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" data referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing › iPath® Pure Beta Cocoa ETN

Quick links ▾

Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Cocoa ETN

The iPath® Pure Beta Cocoa ETNs (the "ETNs") are designed to provide exposure to the Barclays Cocoa Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cocoa markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary

Primary Exchange	NYSE Arca
ETN Ticker	CHOC
Intraday Indicative Value Ticker	CHOC.IV[1]
Bloomberg ETN Keystroke	CHOC<EQUITY><GO>
Bloomberg Index Ticker	BCC2CCPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P130
ISIN	US06740P1306
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value

$41.60

ETNs outstanding

230,029

Market Capitalization[3]

$9,569,206

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath

USA ▾ Retail Investor ▾ English ▾

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing › iPath® Pure Beta Cocoa ETN

Quick links ▾

Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Cocoa ETN

The iPath® Pure Beta Cocoa ETNs (the "ETNs") are designed to provide exposure to the Barclays Cocoa Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cocoa markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
-50
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Cocoa ETN
Barclays Cocoa Pure Beta TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Summary

iPath® Pure Beta Cocoa ETN

The iPath® Pure Beta Cocoa ETNs (the "ETNs") are designed to provide exposure to the Barclays Cocoa Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cocoa markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Cocoa Pure Beta TR Index	-11.70%	-8.54%	-2.55%	6.82%	7.88%	0.62%	-3.85%
ETN Closing Indicative Note Value Return	-11.77%	-8.73%	-2.96%	6.06%	6.97%	-0.23%	-4.66%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Cocoa ETN	-8.15%	-5.11%	1.26%	10.32%	11.55%	1.23%	-3.63%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
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- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

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._ iPath· ., sARCLAYs

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tt Product Listing iPath Pure Beta Cocoa ETN

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Product Summary

iPath® Pure Beta Cocoa ETN

The iPath”’ Pure Beta Cocoa ETNs (the “ETNs”) are designed to provide exposure to the Barclays Cocoa Pure Beta TR Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cocoa markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/31/2014)

Index ICorrelations’

Barclays Cocoa Pure Beta TR Index 1.00

MSCI EAFEill Net Total Return Index 0.49

Bloomberg Commodrty Index Total Return~u 0.40

MSCI Emerging Markets Net Total Return Index 0.34

S&P 50011’1 Total Return Index 0.24

Barclays US Aggregate Bond Index 0.20

Sources: Bloomber9 Finance LP., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis o’.‘er a 3·year period from the “as of” date referenced abo’.‘e.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500” Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

5

The MSCI Emerging Markets Index M captures large and mid cap representation across 21 Emerging Markets countries. The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally1 the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) l’lith the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

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“” Commodities “” Commodity ETNs “” Investing in iPath ETNs “” iPath Announcements

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“” Fixed Income “” Fixed Income ETNs “” Premiums and Discounts

“” Alternatives “” Alternative ETNs “” Tax Considerations

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tt Product Listing iPath Bloomberg Livestock Subindex Total Return<>M ETN

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Product Summary

iPath® Bloomberg Livestock Subindex Total Return5 ETN

M

The iPath” Bloomberg Livestock Subindex Total Returns., ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Livestock Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption1 depends on the ability of Barclays B.ank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on livestock commodities. The Index currently consists of two livestock commodities futures contracts (lean hogs and live cattle) which are included in the Bloomberg Commodity Index Total Return5M, Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Chart Returns Correlations Index Sector W e1ghtings

Summary Market Indicators (as of 12/ 03/ 2014) Documentation

Primary Exchange NYSE Area

Closing lndicate:e Note Value ETNs outstanding

ETN Ticker cow ~~ Prospectus ~~ Factsheet

Intraday Indicative Value COW.IV 1 $31.42 1,236,977

Ticker a a

Bloomberg ETN Keystroke COW<EQUITY>< GO> Index Components IV/Index History

M arket Capitaliza tion 3

Bloomberg Index Ticker BCOMLITR

Investor Fee Rate 0.75°/o per annum2 $38,865,817

CUSIP 06739H743

ISIN US06 739H7439

Inception Date 23 October 2007

Maturity 22 October 2037

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. Intraday lndicati.,e Value. The “intraday indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intra day indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day1 but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intra day indicative value is calculated, please see the section

“Valuation of the ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intra day indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intra day indicative value.

The investor fee rate per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) The Investor Fee Rate times (2) the principal amount of your ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level.

The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

Market Capitalization= Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations v

An in\lestment in the iPath ETNs described herein (the “ETNs”) in\lol\les risks, including possible loss of principal, and may not be suitable for a II in\lestors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the rele\lant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus-

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as tlley come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Livestock Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

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Product Listing > iPath® Bloomberg Platinum Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Platinum Subindex Total Return℠ ETN

The iPath® Bloomberg Platinum Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Platinum Subindex Total Return℠ (the "Index"). On October 15, 2009, Barclays Bank PLC announced the temporary suspension of further issuances of the iPath® Bloomberg Platinum Subindex Total Return℠ ETNs (View press release). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on platinum. The Index currently consists of one futures contract on the commodity of platinum which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


20
0
-20
-40
-60
-80
Performance (%)
Jun-08
Jul-09
Jul-10
Jul-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Platinum Subindex Total Return℠ ETN
Bloomberg Platinum Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Platinum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., iPath· “ sARCIAYs

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Product Listing iPath Bloomberg Platinum Subindex Total Return5 M ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® Bloomberg Platinum Subindex Total Return5 ETN

M

The iPath” Bloomberg Platinum Subindex Total Return5 ETNs (the “ETNs”) were designed to provide exposure to the Bloomberg Platinum Subindex Total Return5 (the “Index”), On October 151 20091 M M

5

Barclays Bank PLC announced the temporary suspension of further issuances of the iPath” Bloomberg Platinum Subindex Total Return M ETNs (View press release), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to ~atisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on platinum. The Index currently consists of one futures contract on the commodity of

5 platinum which is included in the Bloomberg Commodity Index Total Return M. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Correlations

Index and ETN Returns (as of 10/ 31/2014)

11mo 13mo 16mo IYTD 11yr 13yrs IStnce ETN Inception

Bloomberg Platinum Subindex Total Return~M -5.02% -15.81% -13.64% -10.32% -15.15% -9.23% -8.46%

ETN Closing Indicative Note Value Return -5.38% -16.79% -14.71% -11.49% -16.59% -10.35% -9.33%

ETN Market Price Returns (as of 10/ 31 / 2014)

11mo 13mo 16mo IYTD 11yr 13yrs IStnce ETN Inception

iPathiDBloomberg Platinum Subindex Total ReturnSM ETN -5.04% -16.99% -11.44% -10.46% -16.75% -10.29% -9.33%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer1 index returns are shown on an annualized basis. Index retums are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ ask value at 4PM on the relevant month end, N/ A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations v

An in.,estment in the iPath ETNs described herein (the “ETNs”) in.,olves risks, including possible loss of principal, and may not be suitable for a II in.,estors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the rele\lant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and ha\le no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Platinum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., i Path· “ sARCIAYs

Products Product Suites About iPath ETNs About Us

Product Listing iPath Bloomberg Platinum Subindex Total Return5 M ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® Bloomberg Platinum Subindex Total Return5 ETN

M

The iPath” Bloomberg Platinum Subindex Total Return5 ETNs (the “ETNs”) were designed to provide exposure to the Bloomberg Platinum Subindex Total Return5 (the “Index”), On October 151 20091 M M

5

Barclays Bank PLC announced the temporary suspension of further issuances of the iPath” Bloomberg Platinum Subindex Total Return M ETNs (View press release), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to ~atisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on platinum. The Index currently consists of one futures contract on the commodity of

5 platinum which is included in the Bloomberg Commodity Index Total Return M. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/ 3 1/2014)

Index ICorrelations·

Bloomberg Platinum Subindex Total Return~M 1.00

Bloomberg Commod~y Index Total Return~11 0.74

MSCI Emerging Markets: Net Total Return Index 0.63

MSCI EAFEill Net Total Return Index 0.60

S&P soom Total Return Index 0.58

Barclays: US Aggregate Bond Index -0.00

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500” Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5~1 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 captures large and mid cap representation across 21 Emerging Markets countries.

M

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally1 if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affectthe market value if any of the ETNs prior to maturity or redemption. In addition in the event Barclays Bank PLC were to default on its obligations

1	1 1 1

you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally1 the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships1 governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Platinum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® Pure Beta Cotton ETN

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Product Summary

iPath® Pure Beta Cotton ETN

The iPath® Pure Beta Cotton ETNs (the "ETNs") are designed to provide exposure to the Barclays Cotton Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cotton markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	CTNN
Intraday Indicative Value Ticker	CTNN.IV[1]
Bloomberg ETN Keystroke	CTNN<EQUITY><GO>
Bloomberg Index Ticker	BCC2CTPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P155
ISIN	US06740P1553
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value

$26.17

ETNs outstanding

82,969

Market Capitalization[3]

$2,171,299

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., i Path· “ sARCIAYs

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Product Listing iPath Pure Beta Cotton ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Cotton ETN

The iPath “‘Pure Beta Cotton ETNs (the “ETNs”) are designed to provide exposure to the Barclays Cotton Pure Beta TR Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cotton markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details

Returns Correlations

ETN and Index Historical Performance

20

I 0

g -10

~

1’1;1 -20

.E

‘t:

~ -30

-40

-50

-60

Apr-11 Nov-11 May-12 Jan-13 Jul-13 Mar-14 Dec-14

—iPath” Pure Beta Cotton ETN—Barclays Cotton Pure Beta TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be !Jiorth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIYE OF FUTURE RESULTS

ETN Closing Indicative Note Yalue Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid· offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section . Specific Terms of the ETNsN in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., iPath· “ sARCIAYs

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Product Listing iPath Pure Beta Cotton ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Cotton ETN

The iPath “‘Pure Beta Cotton ETNs (the “ETNs”) are designed to provide exposure to the Barclays Cotton Pure Beta TR Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cotton markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Correlations

Index and ETN Returns (as of 10/31/2014)

I1 mo 13mo I&mo IYTD I1 yr 13yrs ISrnce ETN Inception

Barclays Cotton Pure Beta TR Index 6.22% 3.69% -23.93% -14.42% -8.54% -10.92% -14.73%

ETN Closing Indicative Note Value Return 6.15% 3.47% -24.26% -1503% -9.31% -11.68% -15.45%

ETN Market Price Returns (as of 10/31/2014)

I1 mo 13mo I&mo IYTD I1 yr 13yrs ISrnce ETN Inception

iPathlllPure Beta Cotton ETN 18.05% 15.28% -15.89% -5.71% 0.80% -8.71% -12.89%

SoiJrce: B.ucl-3ys, S1Jbjecttod1-3nge.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted, See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index retur-ns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ ask value at 4PM on the relevant month end, N/ A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the releuant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any1 of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

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- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

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- About Us
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Product Listing iPath Pure Beta Cotton ETN

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Product Summary

iPath® Pure Beta Cotton ETN

The iPath “‘Pure Beta Cotton ETNs (the “ETNs”) are designed to provide exposure to the Barclays Cotton Pure Beta TR Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of o.- guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the cotton markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/ 3 1/20 14)

Index ICorrelations·

Barclays Cotton Pure Beta TR Index 1.00

MSCI EAFEIII Net Total Return Index 0.46

S&P SOOIII Total Return Index 0.43

Bloomberg Commodity Index Total Returnsu 0.42

MSCI Emerging Markets Net Total Return Index 0.28

Barclays US Aggregate Bond Index -004

Sources: Bloomberg Finance LP., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis Ol.‘er a 3-year period from the “as of’’ date referenced abo . e.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrati\l’e purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500 ~::Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The ~Ioomberg Commodity Index Total ReturnSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An in\l’estment in the iPath ETNs described herein (the “ETNs”) in\l’ol\l’es risks, including possible loss of principal, and may not be suitable for a II in\l’estors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the rele\l’ant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and ha\l’e no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays: Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) e.t its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays: Pure Beta Series 2 Methodology seeks: to mitigate distortions in the commodities markets associated with investment flows and s:upply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to s:upply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationsllips, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not De\l’elop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as: we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Pure Beta Copper ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Copper ETN

The iPath® Pure Beta Copper ETNs (the "ETNs") are designed to provide exposure to the Barclays Copper Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the copper markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	CUPM
Intraday Indicative Value Ticker	CUPM.IV[1]
Bloomberg ETN Keystroke	CUPM<EQUITY><GO>
Bloomberg Index Ticker	BCC2LPFT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P189
ISIN	US06740P1892
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$32.20

ETNs outstanding
44,800

Market Capitalization[3]
$1,442,560

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. *For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.*
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization =** Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., i Path· “ sARCIAYs

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Product Listing iPath Pure Beta Copper ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® Pure Beta Copper ETN

The iPath., Pure Beta Copper ETNs (the “ETNs”) are designed to provide exposure to the Barclays Copper Pure Beta TR Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the copper markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details

Returns Correlations

ETN and Index Historical Performance

I 0

[Graphic Appears Here]

-30

-40

Apr-11 Nov-11 May-12 Jan-13 Jul-13 Mar-14 Dec-14

—iPath” Pure Beta Copper ETN—Barclays Copper Pure Beta TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be “north more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Yalue Returns

ETN closing indicative note value returns show the change in the dosing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid· offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section . Specific Terms of the ETNsN in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as tlley come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

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© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Pure Beta Copper ETN

Quick links ▾

Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Copper ETN

The iPath® Pure Beta Copper ETNs (the "ETNs") are designed to provide exposure to the Barclays Copper Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the copper markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Copper Pure Beta TR Index	0.62%	-5.63%	1.32%	-8.24%	-6.84%	-5.80%	-9.78%
ETN Closing Indicative Note Value Return	0.54%	-5.84%	0.88%	-8.89%	-7.63%	-6.60%	-10.55%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Copper ETN	0.81%	-5.56%	1.17%	-9.15%	-7.37%	-6.60%	-10.53%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing iPath Pure Beta Copper ETN

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Product Summary

iPath® Pure Beta Copper ETN

The iPath., Pure Beta Copper ETNs (the “ETNs”) are designed to provide exposure to the Barclays Copper Pure Beta TR Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of o.- guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the copper markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/ 3 1/20 14)

Index ICorrelations·

Barclays Copper Pure Beta TR Index 1.00

MSCI Emerging Markets Net Total Return Index 0.67

MSCI EAFEIII Net Total Return Index 0.57

Bloomberg Commodity Index Total Returnsu 0.55

S&P 500III Total Return Index 0.53

Barclays US Aggregate Bond Index -009

Sources: Bloomberg Finance LP., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis Ol.‘er a 3-year period from the “as of’’ date referenced abo . e.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrati\l’e purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500 ~::Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The ~Ioomberg Commodity Index Total ReturnSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An in\l’estment in the iPath ETNs described herein (the “ETNs”) in\l’ol\l’es risks, including possible loss of principal, and may not be suitable for a II in\l’estors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the rele\l’ant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and ha\l’e no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays: Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) e.t its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays: Pure Beta Series 2 Methodology seeks: to mitigate distortions in the commodities markets associated with investment flows and s:upply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to s:upply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationsllips, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not De\l’elop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as: we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

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Product Listing > iPath® Seasonal Natural Gas ETN

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Product Summary

iPath® Seasonal Natural Gas ETN

The iPath® Seasonal Natural Gas ETNs (the "ETNs") are designed to provide exposure to the Barclays Natural Gas Seasonal TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is comprised of a single Natural Gas futures contract, except during the roll period when the Index may be comprised of two futures contracts. The Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year's December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary

Primary Exchange	NYSE Arca
ETN Ticker	DCNG
Intraday Indicative Value Ticker	DCNG.IV[1]
Bloomberg ETN Keystroke	DCNG<EQUITY><GO>
Bloomberg Index Ticker	BCC2NGST
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P239
ISIN	US06740P2395
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value

$25.18

ETNs outstanding

47,288

Market Capitalization[3]

$1,190,712

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. *For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.*
The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization =** Closing Indicative Note Value x ETNs Outstanding.
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Barclays Natural Gas Seasonal TR Index Contains a Futures Contract that Rolls on an Annual Basis: This index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to this index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Natural Gas Seasonal TR Index is a trademark of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

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Product Listing iPath® Seasonal Natural Gas ETN

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Product Summary

iPath® Seasonal Natural Gas ETN

The iPath® Seasonal Natural Gas ETNs (the "ETNs") are designed to provide exposure to the Barclays Natural Gas Seasonal TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is comprised of a single Natural Gas futures contract, except during the roll period when the Index may be comprised of two futures contracts. The Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year's December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
-50
-60
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Seasonal Natural Gas ETN
Barclays Natural Gas Seasonal TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Barclays Natural Gas Seasonal TR Index Contains a Futures Contract that Rolls on an Annual Basis: This index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to this index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Natural Gas Seasonal TR Index is a trademark of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® Seasonal Natural Gas ETN

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Product Summary

iPath® Seasonal Natural Gas ETN

The iPath® Seasonal Natural Gas ETNs (the "ETNs") are designed to provide exposure to the Barclays Natural Gas Seasonal TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is comprised of a single Natural Gas futures contract, except during the roll period when the Index may be comprised of two futures contracts. The Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the current year's December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Natural Gas Seasonal TR Index	-6.15%	-1.81%	-20.63%	-8.78%	-0.76%	-11.60%	-16.01%
ETN Closing Indicative Note Value Return	-6.22%	-2.02%	-20.97%	-9.42%	-1.60%	-12.35%	-16.72%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Seasonal Natural Gas ETN	-6.90%	-2.62%	-21.24%	-10.29%	-2.22%	-12.46%	-16.91%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Barclays Natural Gas Seasonal TR Index Contains a Futures Contract that Rolls on an Annual Basis: This index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to this index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Natural Gas Seasonal TR Index is a trademark of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., i Path· “ sARCIAYs

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Product Listing iPath Seasonal Natural Gas ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® Seasonal Natural Gas ETN

The iPath., Seasonal Natural Gas ETNs (the “ETNs”) are designed to provide exposure to the Barclays Natural Gas Seasonal TR Index (the “Index”), The ETNs are r-iskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available by maintaining an unleveraged investment in a rolling position in Henry Hub Natural Gas futures contracts plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is comprised of a single Natural Gas futures contract, except during the roll period when the Index may be comprised of two futures contracts. The Index is composed of a single contract that expires in December and rolls annually. In October of each year the Index closes out its position in the CIJrrent year’s December contract and rolls into a Natural Gas futures contract expiring in December of the next calendar year. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/31/ 201 4)

Index ICorrelations

Barclays Natural Gas Seasonal TR Index 1.00

Bloomberg Commodi1y Index Total Returnsu 0.41

Barclays US Aggregate Bond Index 0.23

MSCI EAFE111 Net Total Return Index 0.20

S&P 500111 Total Return Index 0.07

MSCI Emerging Markets Net Total Return Index 0.04

Sources: Bloomber9 Finance L.P., Barcla’ts, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthl“t basis over a 3-‘tear period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustratiW“e purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500 ~:Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5M reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE I lid ex i~ an equity ilidex which capture~ large a lid mid cap repres:entatioli aero~~ Developed Market~ coulitriM aroulid the world, excluding the US a lid Canada

5 captures large and mid cap representation across Emerging Markets countries. The MSCI Emerging Markets Index M 21 The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An inW“estment in the iPath ETNs described herein (the “ETNs”) inW“olves risks, including possible loss of principal, and may not be suitable for a II inW“estors. Selected risks are summat“ized here and select product specific risk factot“s are summat“ized undet” “Select Risk Considerations” on the relevant product pages, but we urge you to t“ead the mot“e detailed explanation of t“isks desCt“ibed IJnder “Risk Factot“s” in the applicable pt“oduct prospectus.

You May Lose Some Ot” All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and ha\le no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption1 depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result1 the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations~ you may not receive any amounts owed to you under the terms of the ETNs.

IssiJer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Barclays Natural Gas Seasonal TR Index Contains a Futures Contt“act that Rolls on an Annual Basis: This index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to this index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally1 the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector1 the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange1 a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Natural Gas Seasonal TR Index is a trademark of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

iPath® Pure Beta Agriculture ETN

The iPath l Pure Beta Agriculture ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Agriculture Pure Beta TR (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in the nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity1 the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Chart Returns Correlations Index Sector Weightings

Summary Market Indicators (as of 12/ 03/2014) Documentation

Primary EMchange NYSE Area

Closing Indicative Note Value ETNs outstanding

ETN Ticker DIRT IIProspectus II Factsheet

Intraday Indicative Value DIRT.IV1 $37.63 43,839

Ticker a a

Bloomberg ETN Keystroke DIRT<EQUITY><GO> Index Components IV/ Index History

Market Capitalization3

Bloomberg lndeM Ticker BCClAGPT

Investor Fee Rate 0.75% per annum 2 $1 ,649,662

CUSIP 06740P262

ISIN US06740P2627

Inception Date 20 April 2011

Maturity 18 April 2041

Future Ewecution Cost 0 .10’% per annum.,

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment1 when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Intraday Indicative Value. The “intraday indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated1 please see the section “Valuation of the ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation1 or as an offer or solicitation for the purchase1 sale, redemption or termination of the ETNS1 nor does it reflect hedging or transaction costs, credit considerations1 market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others1 the actual trading price of the ETNs may be different from their intraday indicative value.

2. The investor fee rate per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs1 the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.

Market Capitalization= Closing Indicative Note Value x ETNs Outstanding

The futures ewecution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption1 the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or1 if such day is not an index business day1 one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0 .10’% per year.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally1 if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption1 even if the value of such index level has increased or decreased1 as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

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Product Listing iPath® Pure Beta Agriculture ETN

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Product Summary

iPath® Pure Beta Agriculture ETN

The iPath® Pure Beta Agriculture ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Agriculture Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in the nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


20
10
0
-10
-20
-30
-40
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Agriculture ETN
Barclays Commodity Index Agriculture Pure Beta TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

iPath® Pure Beta Agriculture ETN

The iPath ~ Pure Beta Agriculture ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Agriculture Pure Beta TR (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in the nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Correlations Index Sector Weightings

Index and ETN Returns (as of 10/31/ 2014)

11mo 13mo 16mo IYTD 11yr 13yrs ISmce ETN Inception

Barclays Commod~y Index Agriculture Pure Beta TR 10.71% -3.04% -20.83% -5.87% -6.91% -3.64% -6.24%

ETN Closing Indicative Note Value Return 10.63% -3.28% -21.19% -6.56% -7.72% -4.47% -7.04%

ETN Market Price Returns (as of 10/ 3 1/2014)

11mo 13mo 16mo IYTD 11yr 13yrs ISonce ETN Inception

iPath111 Pure Beta Agriculture ETN 10.23% -3.42% -21.50% -6.54% -7.90% -4.63% -7.1 2%

[Graphic Appears Here]

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

IndeK Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Retur-ns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the e\l’ent that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A ~!Jill be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations v

An in\l’estment in the iPath ETNs described herein (the “ETNs”) in\l’ol\l’es risks, including possible loss of principal, and may not be suitable for- all in\l’estors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the rele\l’ant product pages, but “‘‘e urge you to read the more detailed eKplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC wilt affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
► Equity	► Equity ETNs	► Understanding ETNs	► About Us
► Commodities	► Commodity ETNs	► Investing in iPath ETNs	► iPath Announcements
► Currencies	► Currency ETNs	► Trading and Redemption	► Contact Us
► Fixed Income	► Fixed Income ETNs	► Premiums and Discounts	
► Alternatives	► Alternative ETNs	► Tax Considerations	

Contact Us   About Us   Selected Risk Considerations   Privacy & Cookies   Accessibility

© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

iPath® Pure Beta Agriculture ETN

The iPath ~Pure Beta Agriculture ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Agriculture Pure Beta TR (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in the nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector Weightings

Correlations (as of 10/31/2014 )

Index ICorreiat10ns

Barclays Commod~y Index Agricu~ure Pure Beta TR 1.00

Bloomberg Commod~y Index Total Returns” 0.69

MSCI EAFE111 Net Total Return Index 0.33

SSP 500111 Total Return Index 0.27

MSCI Emerging Markets Net Total Return Index 0.25

Barclays US Aggregate Bond Index 0.18

[Graphic Appears Here]

Sources:: Bloomberg Finance L.P., Barclays:, MSCI Inc., S&P Dow Jones: Indices: LLC. Correlations: are calculated on a monthly basis: over a 3-year period from the “as: of’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 5001l Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 captures large and mid cap representation across 21 Emerging Markets countries.

M

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but l.’le urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
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- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

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Product Listing › iPath® Pure Beta Agriculture ETN

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Product Summary

iPath® Pure Beta Agriculture ETN

The iPath® Pure Beta Agriculture ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Agriculture Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in the nine futures contracts on agricultural commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Pure Beta Agriculture ETN Index Sector Weightings (as of 10/15/2014)

Index Component Weightings	Weightings %
Soybeans	30.55%
Corn	23.49%
Wheat	9.29%
Coffee	8.73%
Soybean Oil	7.99%
Sugar	7.94%
Soybean Meal	6.92%
Cotton	2.60%
Kansas Wheat	2.51%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
► Equity	► Equity ETNs	► Understanding ETNs	► About Us
► Commodities	► Commodity ETNs	► Investing in iPath ETNs	► iPath Announcements
► Currencies	► Currency ETNs	► Trading and Redemption	► Contact Us
► Fixed Income	► Fixed Income ETNs	► Premiums and Discounts	
► Alternatives	► Alternative ETNs	► Tax Considerations	

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Product Listing > iPath® Bloomberg Commodity Index Total Return℠ ETN

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Product Summary

iPath® Bloomberg Commodity Index Total Return℠ ETN

The iPath® Bloomberg Commodity Index Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Commodity Index Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks , including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in futures contract on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index that is rebalanced annually. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	DJP
Intraday Indicative Value Ticker	DJP.IV[1]
Bloomberg ETN Keystroke	DJP<EQUITY><GO>
Bloomberg Index Ticker	BCOMTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06738C778
ISIN	US06738C7781
Inception Date	06 June 2006
Maturity	12 June 2036

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$32.23

ETNs outstanding
44,480,977

Market Capitalization[3]
$1,433,621,889

Documentation

Prospectus

Factsheet

Index Components

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year *times* the principal amount of your ETNs *times* the applicable index factor and is calculated on a daily basis in the following manner. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing iPath® Bloomberg Commodity Index Total Return℠ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Commodity Index Total Return℠ ETN

The iPath® Bloomberg Commodity Index Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Commodity Index Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks , including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in futures contract on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index that is rebalanced annually. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

ETN and Index Historical Performance


60
40
20
0
-20
-40
-60
Performance (%)
Jun-06
Nov-07
Mar-09
Jul-10
Dec-11
Apr-13
Dec-14
iPath® Bloomberg Commodity Index Total Return℠ ETN
Bloomberg Commodity Index Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 6, 2006 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg℠", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Commodity Index Total Return℠ ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Commodity Index Total Return℠ ETN

The iPath® Bloomberg Commodity Index Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Commodity Index Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks , including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in futures contract on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index that is rebalanced annually. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Commodity Index Total Return℠	-0.80%	-7.95%	-14.55%	-6.35%	-5.94%	-7.59%	-3.55%
ETN Closing Indicative Note Value Return	-0.94%	-8.75%	-15.91%	-7.49%	-7.19%	-8.80%	-4.48%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Commodity Index Total Return℠ ETN	-0.97%	-8.63%	-15.89%	-7.45%	-7.00%	-8.71%	-4.46%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

iPath® Bloomberg Commodity Index Total Return5 ETN

M

The iPath ~ Bloomberg Commodity Index Total Returns~o.~ ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Commodity Index Total Return5~1 (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in futures contract on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index that is rebalanced annually. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Components Index Sector W eightings

Correlations (as of 10/ 3 1/ 2014)

Index ICorrelations

Bloomberg Commodity Index Total Returns” 1.00

MSCI Emerging Markets Net Total Return Index 0.68

MSCI EAFE111 Net Total Return Index 0.68

S.&P 500111 Total Return Index 0.65

Barclays US Aggregate Bond Index -0.05

[Graphic Appears Here]

Sources:: Bloomberg Finance L.P., Barclays:, MSCI Inc., S&P Dow Jones: Indices: LLC. Correlations: are calculated on a monthly basis: over a 5-year period from the “as: of’ date referenced above.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one1 while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 5001l Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada. The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

[Graphic Appears Here]

level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs you will lose some or all of your investment at maturity or upon redemption even if the

1	1

[Graphic Appears Here]

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

iPath® Bloomberg Commodity Index Total Return5 ETN

M

The iPath ~ Bloomberg Commodity Index Total Returns~o.~ ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Commodity Index Total Return5~1 (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in futures contract on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index that is rebalanced annually. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations Index Sector W eightings

Index Components (as of 10/ 3 1/ 2014 )

Index Components IT1cker IWetghtmgs% ITrad1ng Facility ISector

Gold GC 11.71% NYM Precious Metals

Natural Gas NG 9.34% NYM Energy

VVrl Crude Oil CL 7.75% NYM Energy

Copper (COMEX) HG 7.26% NYM Industrial Metals

Corn 6.78% CBT Grains Oilseeds

Aluminum LA 5.80% LME Industrial Metals

Brent Crude co 5.80% IPE Energy

Soybeans s 4.98% CBT Grains Oilseeds

Live Cattle LC 4.24% CME Livestock

Sugar SB 4.21% NYF Softs

[Graphic Appears Here]

Source: Bloomberg Finance L.P., subject to change.

NYM-NYMEX Di“Jision New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX DiOJision-New York Mercantile Exchange, NYC-New York Cotton Exchange (Di“Jision ofNYBOT), esc-coffee, Sugar and Cocoa Exchange.

Selected Risk Considerations v

An investment in the iPath ETNs descr-ibed her-ein (the “ETNs”) involves r-isks, including possible loss of pr-incipal, and may not be suitable for- all investor-s. Selected risks are summarized here and select product specific risk factors ar-e summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eHplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your- Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaH Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg℠", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

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iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Commodity Index Total Return℠ ETN

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Product Summary

iPath® Bloomberg Commodity Index Total Return℠ ETN

The iPath® Bloomberg Commodity Index Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Commodity Index Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks , including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in futures contract on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index that is rebalanced annually. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

iPath® Bloomberg Commodity Index Total Return℠ ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Energy	29.14%
Grains Oilseeds	21.40%
Industrial Metals	18.40%
Precious Metals	15.30%
Softs	9.45%
Livestock	6.29%

Source: Bloomberg Finance L.P., subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath! iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

~ Equity ~ Equity ETNs ~ Understanding ETNs ~ About Us

~ Commodities ~ Commodity ETNs ~ Investing in iPath ETNs ~ iPath Announcements

~ Currencies ~ Currency ETNs ~ Trading and Redemption ~ Contact Us

~ Fixed Income ~ Fixed Income ETNs ~ Premiums and Discounts

~ Alternatives ~ Alternative ETNs ~ Tax Considerations

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Product Listing > iPath® Pure Beta Aluminum ETN

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Product Summary

iPath® Pure Beta Aluminum ETN

The iPath® Pure Beta Aluminum ETNs (the "ETNs") are designed to provide exposure to the Barclays Aluminum Pure Beta TR Index (the "Index2). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the aluminium markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	FOIL
Intraday Indicative Value Ticker	FOIL.IV[1]
Bloomberg ETN Keystroke	FOIL<EQUITY><GO>
Bloomberg Index Ticker	BCC2LAPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P171
ISIN	US06740P1710
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$29.38

ETNs outstanding
108,868

Market Capitalization[3]
$3,198,542

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

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- Premiums and Discounts
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Product Listing iPath® Pure Beta Aluminum ETN
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Product Summary

iPath® Pure Beta Aluminum ETN

The iPath® Pure Beta Aluminum ETNs (the "ETNs") are designed to provide exposure to the Barclays Aluminum Pure Beta TR Index (the "Index2). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the aluminium markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
-50
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Aluminum ETN
Barclays Aluminum Pure Beta TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaK Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation,

Barclays Bank PLC has filed a registration statement (including a prospectus) ‘IJith the SEC for the offering to ‘IJhich this communication relates. Before you invest, you should read the prospectus and other documents Bardays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Bardays Bank PLC will arrange for Bardays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

.,. Equity .,. Equity ETNs .,. Understanding ETNs .,. About Us

.,. Commodities .,. Commodity ETNs .,. Investing in iPath ETNs .,. iPath Announcements

.,. Currencies .,. Currency ETNs .,. Trading and Redemption .,. Contact Us

.,. Fixed Income .,. Fixed Income ETNs .,. Premiums and Discounts

.,. Alternatives .,. Alternative ETNs .,. Tax Considerations

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Product Listing > iPath® Pure Beta Aluminum ETN

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Product Summary

iPath® Pure Beta Aluminum ETN

The iPath® Pure Beta Aluminum ETNs (the "ETNs") are designed to provide exposure to the Barclays Aluminum Pure Beta TR Index (the "Index2). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the aluminium markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Aluminum Pure Beta TR Index	3.41%	1.17%	10.29%	7.72%	3.02%	-7.75%	-12.40%
ETN Closing Indicative Note Value Return	3.34%	0.95%	9.82%	6.96%	2.15%	-8.53%	-13.14%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Aluminum ETN	3.59%	0.38%	9.17%	5.93%	1.69%	-8.55%	-13.21%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath

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BARCLAYS

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Product Listing › iPath® Pure Beta Aluminum ETN

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Product Summary

iPath® Pure Beta Aluminum ETN

The iPath® Pure Beta Aluminum ETNs (the "ETNs") are designed to provide exposure to the Barclays Aluminum Pure Beta TR Index (the "Index2). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the aluminium markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
Barclays Aluminum Pure Beta TR Index	1.00
MSCI Emerging Markets Net Total Return Index	0.68
MSCI EAFE® Net Total Return Index	0.42
Bloomberg Commodity Index Total Return℠	0.41
S&P 500® Total Return Index	0.38
Barclays US Aggregate Bond Index	0.14

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
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- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

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Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

Product Summary

5

·1Path® Bloomberg Natural Gas Subindex Total Return M ETN

The iPathi3 Bloomberg Natural Gas Subindex Total ReturnSM ETNs (the “ETNs”) were designed to provide exposure to the Bloomberg Natural Gas Subindex Total ReturnSM (the “Index”), On August 21,2009, Barclays Bank PLC announced the temporary suspension of further issuances of the iPathi3 Bloomberg Natural Gas Subindex Total ReturnSM ETNs (View press release). On May 18, 2012 Barclays Bank PLC published an investor guidance notification regarding the persistent and material premium in the trading price of the ETNs in relation to their intraday indicative value at that time. Due to likely continued fluctuations in this premium, Barclays Bank PLC believes that the ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors (View press release). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party, Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index currently consists of the contract in the Bloomberg Commodity Index Total ReturnSH that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the New York Mercantile Exchange (NYMEX)). Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Chart Returns Correlations

Summary Market Indicators (as of 12/ 03/2014) Docum entation

Primary Exchange NYSE Area

Closing Indica tive Note Value ETNs outstanding

ETN Ticker GAZ ~~ Prospectus ~~ Factsheet

Intraday Indicative Value GAZ.IV1 $2.18 9,909,000

Ticker a

Bloomberg ETN Keystroke GAZ<EQUITY><GO> IV/Index History

Market Capitalization3

Bloomberg Index Ticker BCOMNGTR

Investor Fee Rate 0.75% per annum2 $21,601 ,620

CUSIP 06739H644

I SIN US06739H6449

Inception Date 23 October 2007

Maturity 22 October 2037

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1, lntraday Indicative Value. The “intra day indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day, The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intra day indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day, For more information on how the intraday indicative value is calculated, please see the section “Valuation of the ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.

The investor fee rate per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate times (2) the principal amount of your ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level.

The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

Market Capitalization= Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but v1e urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption1 even if the value of such index level has increased or decreased1 as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally1 the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Natural Gas Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
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- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

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Product Summary

iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN

The iPath® Bloomberg Natural Gas Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Natural Gas Subindex Total Return℠ (the "Index"). On August 21, 2009, Barclays Bank PLC announced the temporary suspension of further issuances of the iPath® Bloomberg Natural Gas Subindex Total Return℠ ETNs (View press release). On May 18, 2012 Barclays Bank PLC published an investor guidance notification regarding the persistent and material premium in the trading price of the ETNs in relation to their intraday indicative value at that time. Due to likely continued fluctuations in this premium, Barclays Bank PLC believes that the ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors (View press release). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index currently consists of the contract in the Bloomberg Commodity Index Total Return℠ that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the New York Mercantile Exchange (NYMEX)). Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


100
50
0
-50
-100
-150
Performance (%)
Oct-07
Dec-08
Feb-10
Mar-11
May-12
Jul-13
Dec-14
iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN
Bloomberg Natural Gas Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Natural Gas Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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BARCLAYS

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Product Listing > iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN

The iPath® Bloomberg Natural Gas Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Natural Gas Subindex Total Return℠ (the "Index"). On August 21, 2009, Barclays Bank PLC announced the temporary suspension of further issuances of the iPath® Bloomberg Natural Gas Subindex Total Return℠ ETNs (View press release). On May 18, 2012 Barclays Bank PLC published an investor guidance notification regarding the persistent and material premium in the trading price of the ETNs in relation to their intraday indicative value at that time. Due to likely continued fluctuations in this premium, Barclays Bank PLC believes that the ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors (View press release). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index currently consists of the contract in the Bloomberg Commodity Index Total Return℠ that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the New York Mercantile Exchange (NYMEX)). Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Natural Gas Subindex Total Return℠	-8.08%	-3.58%	-23.13%	-5.65%	8.86%	-20.46%	-32.60%
ETN Closing Indicative Note Value Return	-10.71%	-5.03%	-29.25%	-8.33%	10.97%	-25.01%	-35.46%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN	-10.64%	-6.29%	-29.47%	-8.70%	5.96%	-25.02%	-35.44%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Natural Gas Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Natural Gas Subindex Total Return℠ ETN

The iPath® Bloomberg Natural Gas Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Natural Gas Subindex Total Return℠ (the "Index"). On August 21, 2009, Barclays Bank PLC announced the temporary suspension of further issuances of the iPath® Bloomberg Natural Gas Subindex Total Return℠ ETNs (View press release). On May 18, 2012 Barclays Bank PLC published an investor guidance notification regarding the persistent and material premium in the trading price of the ETNs in relation to their intraday indicative value at that time. Due to likely continued fluctuations in this premium, Barclays Bank PLC believes that the ETNs will not track the price of the underlying natural gas futures index in a consistent manner and therefore are currently not suitable for most investors (View press release). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index currently consists of the contract in the Bloomberg Commodity Index Total Return℠ that relates to a single commodity, natural gas (currently the Henry Hub Natural Gas futures contract traded on the New York Mercantile Exchange (NYMEX)). Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
Bloomberg Natural Gas Subindex Total Return℠	1.00
Bloomberg Commodity Index Total Return℠	0.31
MSCI EAFE® Net Total Return Index	0.07
Barclays US Aggregate Bond Index	0.05
MSCI Emerging Markets Net Total Return Index	0.02
S&P 500® Total Return Index	-0.01

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the "as of" data referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Natural Gas Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath1 iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks1 servicemarks or registered trademarks are the property and used with the permission of their respective owners.

1	1

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

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Product Listing > iPath® Pure Beta Softs ETN

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Product Summary

iPath® Pure Beta Softs ETN

The iPath® Pure Beta Softs ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Softs Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on softs commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	GRWN
Intraday Indicative Value Ticker	GRWN.IV[1]
Bloomberg ETN Keystroke	GRWN<EQUITY><GO>
Bloomberg Index Ticker	BCC1SFPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P288
ISIN	US06740P2882
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$27.18

ETNs outstanding
39,700

Market Capitalization[3]
$1,079,046

Documentation

Prospectus
Factsheet
Index Components
IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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► Equity	► Equity ETNs	► Understanding ETNs	► About Us
► Commodities	► Commodity ETNs	► Investing in iPath ETNs	► iPath Announcements
► Currencies	► Currency ETNs	► Trading and Redemption	► Contact Us
► Fixed Income	► Fixed Income ETNs	► Premiums and Discounts	
► Alternatives	► Alternative ETNs	► Tax Considerations	

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Product Listing > iPath® Pure Beta Softs ETN
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Product Summary

iPath® Pure Beta Softs ETN

The iPath®Pure Beta Softs ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Softs Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on softs commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
-50
-60
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Softs ETN
Barclays Commodity Index Softs Pure Beta TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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iPath® Pure Beta Softs ETN

The iPath®Pure Beta Softs ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Softs Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on softs commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Commodity Index Softs Pure Beta TR	-1.36%	-7.06%	-17.19%	6.29%	4.40%	-13.98%	-13.92%
ETN Closing Indicative Note Value Return	-1.43%	-7.26%	-17.54%	5.54%	3.51%	-14.71%	-14.65%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Softs ETN	-1.75%	-7.36%	-17.59%	5.49%	3.54%	-14.60%	-14.66%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Taw Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) ‘”‘ith the SEC for the offering to ‘”‘hich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed ‘”‘ith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting ww,IJ.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “

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11> Alternatives 11> Alternative ETNs—Tax Considerations

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Product Summary

iPath® Pure Beta Softs ETN

The iPath® Pure Beta Softs ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Softs Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on softs commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Correlations (as of 10/31/2014)

Index	Correlations*
Barclays Commodity Index Softs Pure Beta TR	1.00
Bloomberg Commodity Index Total Return℠	0.64
MSCI EAFE® Net Total Return Index	0.55
MSCI Emerging Markets Net Total Return Index	0.43
S&P 500® Total Return Index	0.41
Barclays US Aggregate Bond Index	0.11

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY lOSE VAlUE

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11- Equity .,_ Equity ETNs 11- Understanding ETNs 11- About Us

11- Commodities 11- Commodity ETNs 11- Investing in iPath ETNs 11- iPath Announcements

11- Currencies 11- Currency ETNs 11- Trading and Redemption 11- Contact Us

11- Fixed Income 11- Fixed Income ETNs ~~> Premiums and Discounts

~~> Alternatives .,_ Alternative ETNs ~~> Tax Considerations

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Product Summary

iPath® Pure Beta Softs ETN

The iPath® Pure Beta Softs ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Softs Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in three futures contracts on softs commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Pure Beta Softs ETN Index Sector Weightings (as of 10/15/2014)

Index Component Weightings	Weightings %
Coffee	45.30%
Sugar	41.20%
Cotton	13.49%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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.,. Alternatives Alternative ETNs Tax Considerations

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Product Summary

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	GSP
Intraday Indicative Value Ticker	GSP.IV[1]
Bloomberg ETN Keystroke	GSP<EQUITY><GO>
Bloomberg Index Ticker	SPGSCITR
Investor Fee Rate	0.75% per annum [2]
CUSIP	06738C794
ISIN	US06738C7948
Inception Date	06 June 2006
Maturity	12 June 2036

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$24.37

ETNs outstanding
4,596,412

Market Capitalization[3]
$112,014,560

Documentation

Prospectus | Factsheet

Index Components | IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the "S&P GSCI Indices") are products of S&P Dow Jones Indices LLC ("SPDJI"), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

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© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

iPath® S&P GSCI® Total Return Index ETN

The iPath “S&P GSCI” Total Return Index ETNs (the “ETNs”) are designed to provide exposure to the S&P GSCI” Total Return Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Returns Correia tions Index Components Index Sector Weightings

[Graphic Appears Here]

[Graphic Appears Here]

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 6, 2006 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “‘Specific Terms of the ETNs” in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the “S&P GSCI Indices”) are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Barclays Bank PLC. S&P ~< and GSCI ~< are registered trademarks of Standard & Poors Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

About Us

About Us

iPath Announcements

Contact Us

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing > iPath® S&P GSCI® Total Return Index ETN

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Product Summary

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
S&P GSCI® Total Return Index	-5.98%	-13.10%	-16.10%	-13.00%	-12.01%	-5.13%	-5.81%
ETN Closing Indicative Note Value Return	-6.53%	-14.24%	-17.58%	-14.54%	-13.62%	-6.27%	-6.74%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® S&P GSCI® Total Return Index ETN	-6.25%	-13.71%	-17.32%	-14.36%	-13.22%	-6.14%	-6.70%

Source: S&P Dow Jones Indices LLC, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the “S&P GSCI Indices”) are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Barclays Bank PLC. S&P ~< and GSCI ~< are registered trademarks of Standard & Poors Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

About Us

About Us

iPath Announcements

Contact Us

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® S&P GSCI® Total Return Index ETN

Quick links ▾

Search [Enter CUSIP/Ticker/Underlyer]

Product Summary

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Correlations (as of 10/31/2014)

Index	Correlations*
S&P GSCI® Total Return Index	1.00
Bloomberg Commodity Index Total Return℠	0.88
S&P 500® Total Return Index	0.72
MSCI EAFE® Net Total Return Index	0.71
MSCI Emerging Markets Net Total Return Index	0.66
Barclays US Aggregate Bond Index	-0.22

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the "S&P GSCI Indices") are products of S&P Dow Jones Indices LLC ("SPDJI"), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

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Product Listing > iPath® S&P GSCI® Total Return Index ETN

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Product Summary

iPath® S&P GSCI® Total Return Index ETN

The iPath® S&P GSCI® Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Index Components (as of 10/31/2014)

Index Components	Ticker	Weightings %	Trading Facility	Sector
WTI Crude Oil	CL	24.02%	NYM	Energy
Brent Crude	LCO	22.08%	IPE	Energy
GasOil	LGO	7.96%	ICE	Energy
Heating Oil	HO	6.03%	NYM	Energy
Unleaded Gasoline	RB	5.31%	BMF	Energy
Live Cattle	LC	4.32%	CME	Livestock
Copper	MCU	3.44%	LME	Industrial Metals
Corn	C	3.33%	CBT	Grains Oilseeds
Natural Gas	NG	3.29%	NYM	Energy
Wheat	W	2.93%	CBT	Grains Oilseeds

Source: S&P NYM-NYMEX Division New York Mercantile Exchange, PE-International Petroleum Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), KBT-Kansas City Board of Trade, CSC-Coffee, Sugar and Cocoa Exchange. Information subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the "S&P GSCI Indices") are products of S&P Dow Jones Indices LLC ("SPDJI"), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® S&P GSCI® Total Return Index ETN

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Product Summary

iPath® S&P GSCI® Total Return Index ETN

The iPath®S&P GSCI® Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index provides exposure to the returns that are potentially available through an unleveraged investment in the contracts comprising the Index plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

iPath® S&P GSCI® Total Return Index ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Energy	68.68%
Grains Oilseeds	9.48%
Industrial Metals	7.87%
Livestock	7.31%
Softs	3.80%
Precious Metals	2.86%

Source: S&P Dow Jones Indices LLC, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the "S&P GSCI Indices") are products of S&P Dow Jones Indices LLC ("SPDJI"), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ HAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

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Product Listing › iPath® Pure Beta Industrial Metals ETN

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Product Summary

iPath® Pure Beta Industrial Metals ETN

The iPath® Pure Beta Industrial Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Industrial Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary

Primary Exchange	NYSE Arca
ETN Ticker	HEVY
Intraday Indicative Value Ticker	HEVY.IV[1]
Bloomberg ETN Keystroke	HEVY<EQUITY><GO>
Bloomberg Index Ticker	BCC1IMPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P296
ISIN	US06740P2965
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$31.65

ETNs outstanding
18,499

Market Capitalization[3]
$585,493

Documentation

Prospectus | Factsheet

Index Components | IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Equity ETNs
- Commodity ETNs
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- Fixed Income ETNs
- Alternative ETNs

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- Understanding ETNs
- Investing in iPath ETNs
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- Premiums and Discounts
- Tax Considerations

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Product Listing › iPath® Pure Beta Industrial Metals ETN

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Product Summary

iPath® Pure Beta Industrial Metals ETN

The iPath® Pure Beta Industrial Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Industrial Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
-50
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Industrial Metals ETN
Barclays Commodity Index Industrial Metals Pure Beta TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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Product Listing iPath® Pure Beta Industrial Metals ETN

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Product Summary

iPath® Pure Beta Industrial Metals ETN

The iPath® Pure Beta Industrial Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Industrial Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Commodity Index Industrial Metals Pure Beta TR	1.19%	-4.38%	3.19%	-1.06%	-1.13%	-5.93%	-10.47%
ETN Closing Indicative Note Value Return	1.12%	-4.59%	2.75%	-1.76%	-1.97%	-6.73%	-11.23%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Industrial Metals ETN	1.27%	-4.64%	2.52%	-2.31%	-1.93%	-6.64%	-11.25%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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Products Product Suites About iPath ETNs About Us

Product Listing › iPath® Pure Beta Industrial Metals ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Pure Beta Industrial Metals ETN

The iPath® Pure Beta Industrial Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Industrial Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Correlations (as of 10/31/2014)

Index	Correlations*
Barclays Commodity Index Industrial Metals Pure Beta TR	1.00
MSCI Emerging Markets Net Total Return Index	0.72
Bloomberg Commodity Index Total Return℠	0.55
MSCI EAFE® Net Total Return Index	0.54
S&P 500® Total Return Index	0.50
Barclays US Aggregate Bond Index	0.01

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

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“ Equity “ Equity ETNs “ Understanding ETNs “ About Us

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“ Alternatives “ Alternative ETNs “ Tax Considerations

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Product Listing > iPath® Pure Beta Industrial Metals ETN

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Product Summary

iPath® Pure Beta Industrial Metals ETN

The iPath® Pure Beta Industrial Metals ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Industrial Metals Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in futures contracts on industrial metal commodities. The Index is currently composed of five futures contracts on industrial metals, four of which (aluminium, nickel, copper and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | **Index Sector Weightings**

iPath® Pure Beta Industrial Metals ETN Index Sector Weightings (as of 10/15/2014)

Index Component Weightings	Weightings %
Copper Future	35.09%
Aluminum	29.28%
Copper (COMEX)	17.43%
Zinc	10.14%
Nickel	8.06%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

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© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

iPath® Bloomberg Agriculture Subindex Total Return5 ETN

M

The iPathl! Bloomberg Agriculture Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Agriculture Subindex Total ReturnSH (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

[Graphic Appears Here]

Primary Exchange NYSE Area

Closing Indicative Note Value ETNs outstanding

ETN Ticker JJA a Prospectus

lntraday Indicative Value JJA.lV I $41.90 1,291,858

Ticker a

Bloomberg ETN Keystroke JJA<EQUlTY><GO> Index Components

Market Capitalization 3

Bloomberg lode>< Ticker BCOMAGTR

Investor fee Rate 0.75% per annum z $54’ 128,850

CUSIP 06739H206

ISIN US06739H206 7

Inception Date 23 October 2007

Maturity 22 October 2037

Factsheet

lV/lndex History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

lntraday Indicative Value. The “intraday indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section “‘Valuation of the ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.

The investor fee rate per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate times (2) the principal amount of your ETNs times (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level.

The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.

Market Capitalization = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Agriculture Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Agriculture Subindex Total Return℠ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Agriculture Subindex Total Return℠ ETN

The iPath® Bloomberg Agriculture Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Agriculture Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


60
40
20
0
-20
-40
Performance (%)
Oct-07
Dec-08
Feb-10
Mar-11
May-12
Jul-13
Dec-14
iPath® Bloomberg Agriculture Subindex Total Return℠ ETN
Bloomberg Agriculture Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Agriculture Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

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© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

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Products Product Suites About iPath ETNs About Us

Product Listing > iPath® Bloomberg Agriculture Subindex Total Return℠ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Agriculture Subindex Total Return℠ ETN

The iPath® Bloomberg Agriculture Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Agriculture Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Agriculture Subindex Total Return℠	8.91%	-3.70%	-22.35%	-6.38%	-8.87%	-6.61%	-1.20%
ETN Closing Indicative Note Value Return	9.46%	-4.11%	-23.70%	-7.40%	-10.10%	-7.68%	-2.07%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Agriculture Subindex Total Return℠ ETN	9.28%	-4.16%	-23.93%	-7.34%	-10.18%	-7.68%	-2.09%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Agriculture Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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► Equity	► Equity ETNs	► Understanding ETNs	► About Us
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► Alternatives	► Alternative ETNs	► Tax Considerations	

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Product Summary

5

iPath® Bloomberg Agriculture Subindex Total Return M ETN

The iPathl! Bloomberg Agriculture Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Agriculture Subindex Total ReturnSH (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector Weightings

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Agriculture Subindex Total ReturnSO 1.00

Bloomberg Commodity Index Total ReturnSO 0.82

MSCI EAFE111 Net Total Return Index 0.48

S&P 500111 Total Return Index 0.45

MSCI Emerging Markets Net Total Return Index 0.44

Barclays US Aggregate Bond Index 0.10

[Graphic Appears Here]

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lode>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooe Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnS” reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Taw Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays . Bank PLC has filed with the SEC for more complete information about the. . issuer and this offering. You may get these documents for free by

. . . . .

v1s1tmg www.watnt 1 N.com or t:OtiAK on tne stt.: website at www.sec.gov. Alternatively, tSarclays tSank l-ILt.: will arrange tor tSarclays t.:apttal lnc. to send you tne prospectus tt you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!’”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Agriculture Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

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Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Agriculture Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Agriculture Subindex Total Return℠ ETN

The iPath® Bloomberg Agriculture Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Agriculture Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on agriculture commodities. The Index is currently composed of seven futures contracts on agricultural commodities which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Bloomberg Agriculture Subindex Total Return℠ ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Corn	24.98%
Soybeans	18.35%
Sugar	15.51%
Coffee	14.60%
Wheat	11.59%
Soybean Oil	10.26%
Cotton	4.72%

Source: Bloomberg Finance L.P., subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Agriculture Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

About Us

About Us

iPath Announcements

Contact Us

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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Product Listing › iPath® Bloomberg Copper Subindex Total Return[SM] ETN

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Product Summary

iPath® Bloomberg Copper Subindex Total Return[SM] ETN

The iPath® Bloomberg Copper Subindex Total Return[SM] ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Copper Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on copper. The Index currently consists of one futures contract on the commodity of copper (currently the Copper High Grade futures contract traded on the COMEX) which is included in the Bloomberg Commodity Index Total Return[SM]. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJC
Intraday Indicative Value Ticker	JJC.IV [1]
Bloomberg ETN Keystroke	JJC<EQUITY><GO>
Bloomberg Index Ticker	BCOMHGTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739F101
ISIN	US06739F1012
Inception Date	23 October 2007
Maturity	22 October 2037

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$35.16

ETNs outstanding
1,583,300

Market Capitalization[3]
$55,668,828

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Copper Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

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Product Listing iPath® Bloomberg Copper Subindex Total Return℠ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Copper Subindex Total Return℠ ETN

The iPath® Bloomberg Copper Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Copper Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on copper. The Index currently consists of one futures contract on the commodity of copper (currently the Copper High Grade futures contract traded on the COMEX) which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details Chart Returns Correlations

ETN and Index Historical Performance


40
20
0
-20
-40
-60
-80
Performance (%)
Oct-07
Dec-08
Feb-10
Apr-11
Jun-12
Aug-13
Dec-14
iPath® Bloomberg Copper Subindex Total Return℠ ETN
Bloomberg Copper Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Copper Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
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- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
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- Premiums and Discounts
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- About Us
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Product Listing › iPath® Bloomberg Copper Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Copper Subindex Total Return℠ ETN

The iPath® Bloomberg Copper Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Copper Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on copper. The Index currently consists of one futures contract on the commodity of copper (currently the Copper High Grade futures contract traded on the COMEX) which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Copper Subindex Total Return℠	1.31%	-6.14%	0.28%	-10.17%	-7.80%	-6.81%	-3.42%
ETN Closing Indicative Note Value Return	1.33%	-6.69%	-0.12%	-11.29%	-8.95%	-7.84%	-4.26%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Copper Subindex Total Return℠ ETN	1.31%	-6.71%	0.11%	-11.10%	-8.81%	-7.70%	-4.25%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Copper Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

[Graphic Appears Here]

Product Summary

5

iPath® Bloomberg Copper Subindex Total Return M ETN

The iPathl3 Bloomberg Copper Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Copper Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on copper. The Index currently consists of one futures contract on the commodity of copper (currently the Copper High Grade futures contract traded on the COMEX) which is included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Copper Subindex Total ReturnSO 1.00

MSCI Emerging Markets Net Total Return Index 0.76

Bloomberg Commodity Index Total ReturnSO 0.72

S&P 500111 Total Return Index 0.71

MSCI EAFE111 Net Total Return Index 0.69

Barclays US Aggregate Bond Index -0.25

[Graphic Appears Here]

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lode>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooe Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSH reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Copper Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ HAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

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Product Listing > iPath® Bloomberg Energy Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Energy Subindex Total Return℠ ETN

The iPath® Bloomberg Energy Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Energy Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index currently consists of five energy-related commodities futures contracts (Natural Gas, WTI Crude Oil, Brent Crude Oil, Heating Oil and Unleaded Gasoline) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJE
Intraday Indicative Value Ticker	JJE.IV[1]
Bloomberg ETN Keystroke	JJE<EQUITY><GO>
Bloomberg Index Ticker	BCOMENTR
Investor Fee Rate	0.75% per annum [2]
CUSIP	06739H750
ISIN	US06739H7504
Inception Date	23 October 2007
Maturity	22 October 2037

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$12.92

ETNs outstanding
195,000

Market Capitalization[3]
$2,519,400

Documentation

Prospectus

Factsheet

Index Components

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Energy Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

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Products Product Suites About iPath ETNs About Us

Product Listing > iPath® Bloomberg Energy Subindex Total Return℠ ETN

Quick links ▾ Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Energy Subindex Total Return℠ ETN

The iPath® Bloomberg Energy Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Energy Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index currently consists of five energy-related commodities futures contracts (Natural Gas, WTI Crude Oil, Brent Crude Oil, Heating Oil and Unleaded Gasoline) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


100
75
50
25
0
-25
-50
-75
-100
Performance (%)
Oct-07
Dec-08
Feb-10
Apr-11
Jun-12
Aug-13
Dec-14
iPath® Bloomberg Energy Subindex Total Return℠ ETN
Bloomberg Energy Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Energy Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Energy Subindex Total Return℠ ETN

Quick links ▾

Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Energy Subindex Total Return℠ ETN

The iPath® Bloomberg Energy Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Energy Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index currently consists of five energy-related commodities futures contracts (Natural Gas, WTI Crude Oil, Brent Crude Oil, Heating Oil and Unleaded Gasoline) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Energy Subindex Total Return℠	-9.10%	-13.30%	-18.99%	-13.07%	-6.81%	-8.02%	-14.38%
ETN Closing Indicative Note Value Return	-9.94%	-14.55%	-20.73%	-14.73%	-8.22%	-9.30%	-15.49%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Energy Subindex Total Return℠ ETN	-10.36%	-14.63%	-20.85%	-15.03%	-8.21%	-9.32%	-15.50%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not i

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

nclude the effect of any applicable fees and costs on the ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Energy Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

iPath® Bloomberg Energy Subindex Total ReturnSM ETN

The iPathl3 Bloomberg Energy Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Energy Subindex Total ReturnSH (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index currently consists of five energy-related commodities futures contracts (Natural Gas, WTI Crude Oil, Brent Crude Oil, Heating Oil and Unleaded Gasoline) which are included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector Weightings

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Energy Subindex Total ReturnSO 1.00

Bloomberg Commodity Index Total ReturnSO 0.80

MSCI EAFE111 Net Total Return Index 0.59

S&P 500111 Total Return Index 0.58

MSCI Emerging Markets Net Total Return Index 0.53

Barclays US Aggregate Bond Index -0.19

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lode>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooe Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSH reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Energy Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ HAY LOSE VALUE

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“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

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Product Listing > iPath® Bloomberg Energy Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Energy Subindex Total Return℠ ETN

The iPath® Bloomberg Energy Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Energy Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on energy commodities. The Index currently consists of five energy-related commodities futures contracts (Natural Gas, WTI Crude Oil, Brent Crude Oil, Heating Oil and Unleaded Gasoline) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Bloomberg Energy Subindex Total Return℠ ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Natural Gas	32.04%
WTI Crude Oil	26.60%
Brent Crude	19.21%
Heating Oil	11.59%
Unleaded Gasoline	10.56%

Source: Bloomberg Finance L.P., subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Energy Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ HAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

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About Us

iPath Announcements

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© Barclays Bank PLC 2014

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Product Listing > iPath® Bloomberg Grains Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Grains Subindex Total Return℠ ETN

The iPath® Bloomberg Grains Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Grains Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary

Primary Exchange	NYSE Arca
ETN Ticker	JJG
Intraday Indicative Value Ticker	JJG.IV[1]
Bloomberg ETN Keystroke	JJG<EQUITY><GO>
Bloomberg Index Ticker	BCOMGRTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H305
ISIN	US06739H3057
Inception Date	23 October 2007
Maturity	22 October 2037

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$38.34

ETNs outstanding
4,645,552

Market Capitalization[3]
$178,110,464

Documentation

Prospectus
Factsheet
Index Components
IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Grains Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing | iPath® Bloomberg Grains Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Grains Subindex Total Return℠ ETN

The iPath® Bloomberg Grains Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Grains Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


Performance (%)
60
40
20
0
-20
-40
Oct-07
Dec-08
Feb-10
Apr-11
Jun-12
Aug-13
Dec-14
iPath® Bloomberg Grains Subindex Total Return℠ ETN
Bloomberg Grains Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevent period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevent period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Grains Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing iPath® Bloomberg Grains Subindex Total Return℠ ETN

Quick links ▾

Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Grains Subindex Total Return℠ ETN

The iPath® Bloomberg Grains Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Grains Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Grains Subindex Total Return℠	14.28%	-1.36%	-25.87%	-11.22%	-14.54%	-4.87%	-2.97%
ETN Closing Indicative Note Value Return	15.32%	-1.64%	-27.38%	-12.47%	-16.02%	-5.96%	-3.87%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Grains Subindex Total Return℠ ETN	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Grains Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Equity ETNs
- Commodity ETNs
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- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
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- Premiums and Discounts
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© Barclays Bank PLC 2014

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Product Summary

iPath® Bloomberg Grains Subindex Total ReturnSM ETN

The iPathl! Bloomberg Grains Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Grains Subindex Total ReturnSH (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector Weightings

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Grains Subindex Total ReturnSO 1.00

Bloomberg Commodity Index Total ReturnSO 0.77

S&P 500111 Total Return Index 0.43

MSCI EAFE111 Net Total Return Index 0.43

MSCI Emerging Markets Net Total Return Index 0.41

Barclays US Aggregate Bond Index 0.17

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lode>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooB Index is intended to provide an indication of the pattern of stock price movement in the U.S. eQuities market.

The Bloomberg Commodity Index Total ReturnSH reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Taw Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Grains Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ HAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

About Us

About Us

iPath Announcements

Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

USA ▾ Retail Investor ▾ English ▾

iPath BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Grains Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Grains Subindex Total Return℠ ETN

The iPath® Bloomberg Grains Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Grains Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on grains commodities. The Index is currently composed of three futures contracts on grains which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Bloomberg Grains Subindex Total Return℠ ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Corn	45.49%
Soybeans	33.41%
Wheat	21.11%

Source: Bloomberg Finance L.P., subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Grains Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

About Us

About Us

iPath Announcements

Contact Us

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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Product Listing > iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Industrial Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange and is a sub-index of the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJM
Intraday Indicative Value Ticker	JJM.IV[1]
Bloomberg ETN Keystroke	JJM<EQUITY><GO>
Bloomberg Index Ticker	BCOMINTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06738G407
ISIN	US06738G4073
Inception Date	23 October 2007
Maturity	22 October 2037

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$28.99

ETNs outstanding
399,437

Market Capitalization[3]
$11,579,679

Documentation

Prospectus
Factsheet
Index Components
IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Industrial Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

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- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
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- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

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Product Listing > iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Industrial Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange and is a sub-index of the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


20
0
-20
-40
-60
-80
Performance (%)
Oct-07
Dec-08
Feb-10
Apr-11
Jun-12
Aug-13
Dec-14
iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN
Bloomberg Industrial Metals Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Industrial Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

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Search [Enter CUSIP/Ticker/Underlyer]

Product Summary

iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Industrial Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange and is a sub-index of the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Industrial Metals Subindex Total Return℠	1.47%	-4.83%	2.50%	0.76%	0.62%	-6.65%	-6.33%
ETN Closing Indicative Note Value Return	1.50%	-5.31%	2.24%	0.14%	-0.14%	-7.66%	-7.18%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN	1.67%	-5.46%	2.37%	-0.14%	-0.25%	-7.52%	-7.21%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Industrial Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

iPath® Bloomberg Industrial Metals Subindex Total ReturnSM ETN

The iPathl3 Bloomberg Industrial Metals Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Industrial Metals Subindex Total ReturnSH (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COME X division of the New York Mercantile Exchange and is a sub-index of the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector Weightings

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Industrial Metals Subindex Total ReturnSO 1.00

MSCI Emerging Markets Net Total Return Index 0.80

MSCI EAFE111 Net Total Return Index 0.73

Bloomberg Commodity Index Total ReturnSO 0.72

S&P 500111 Total Return Index 0.72

Barclays US Aggregate Bond Index -0.20

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Inde>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooe Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSH reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!’”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Industrial Metals Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

About Us

About Us

iPath Announcements

Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

iPath

USA ▾ Retail Investor ▾ English ▾

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Product Summary

iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Industrial Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on industrial metal commodities. The Index is currently composed of four futures contracts on industrial metals, three of which (aluminum, nickel and zinc) are traded on the London Metal Exchange and the other of which (copper) is traded on the COMEX division of the New York Mercantile Exchange and is a sub-index of the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Bloomberg Industrial Metals Subindex Total Return℠ ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Copper (COMEX)	39.43%
Aluminum	31.53%
Zinc	15.14%
Nickel	13.90%

Source: Bloomberg Finance L.P., subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Industrial Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

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Product Listing > iPath® Bloomberg Nickel Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Nickel Subindex Total Return℠ ETN

The iPath® Bloomberg Nickel Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Nickel Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on nickel. The Index currently consists of one futures contract on the commodity of nickel which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJN
Intraday Indicative Value Ticker	JJN.IV[1]
Bloomberg ETN Keystroke	JJN<EQUITY><GO>
Bloomberg Index Ticker	BCOMNITR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739F119
ISIN	US06739F1194
Inception Date	23 October 2007
Maturity	22 October 2037

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value

$22.83

ETNs outstanding

361,000

Market Capitalization[3]

$8,241,630

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Nickel Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

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Product Listing › iPath® Bloomberg Nickel Subindex Total Return℠ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Nickel Subindex Total Return℠ ETN

The iPath® Bloomberg Nickel Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Nickel Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on nickel. The Index currently consists of one futures contract on the commodity of nickel which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


20
0
-20
-40
-60
-80
Performance (%)
Oct-07
Dec-08
Feb-10
Apr-11
Jun-12
Aug-13
Dec-14
iPath® Bloomberg Nickel Subindex Total Return℠ ETN
Bloomberg Nickel Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was October 23, 2007 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Nickel Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Nickel Subindex Total Return[SM] ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Nickel Subindex Total Return[SM] ETN

The iPath® Bloomberg Nickel Subindex Total Return[SM] ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Nickel Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on nickel. The Index currently consists of one futures contract on the commodity of nickel which is included in the Bloomberg Commodity Index Total Return[SM]. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Nickel Subindex Total Return[SM]	-3.39%	-15.09%	-14.70%	12.16%	6.32%	-8.39%	-10.75%
ETN Closing Indicative Note Value Return	-3.69%	-16.16%	-15.93%	12.22%	5.84%	-9.48%	-11.63%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Nickel Subindex Total Return[SM] ETN	-3.60%	-16.50%	-16.52%	13.12%	5.38%	-9.51%	-11.69%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Nickel Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

iPath® Bloomberg Nickel Subindex Total ReturnSM ETN

The iPathl3 Bloomberg Nickel Subindex Total ReturnSH ETNs (the “ETNs”) were designed to provide exposure to the Bloomberg Nickel Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on nickel. The Index currently consists of one futures contract on the commodity of nickel which is included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Nickel Subindex Total ReturnSO 1.00

MSCI Emerging Markets Net Total Return Index 0.62

MSCI EAFE111 Net Total Return Index 0.60

S&P 500111 Total Return Index 0.58

Bloomberg Commodity Index Total ReturnSO 0.57

Barclays US Aggregate Bond Index -0.10

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Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lode>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooe Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSH reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Taw Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!’”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Nickel Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

About Us

About Us

iPath Announcements

Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

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Product Listing > iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Precious Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Precious Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index currently consists of two precious metals commodities futures contracts (gold and silver) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJP
Intraday Indicative Value Ticker	JJP.IV[1]
Bloomberg ETN Keystroke	JJP<EQUITY><GO>
Bloomberg Index Ticker	BCOMPRTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H248
ISIN	US06739H2489
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$57.56

ETNs outstanding
145,300

Market Capitalization[3]
$8,363,468

Documentation

Prospectus
Factsheet
Index Components
IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Precious Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

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Product Listing iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Precious Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Precious Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index currently consists of two precious metals commodities futures contracts (gold and silver) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


150
125
100
75
50
25
0
-25
-50
Performance (%)
Jun-08
Jul-09
Jul-10
Jun-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN
Bloomberg Precious Metals Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Precious Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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Product Listing > iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Precious Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Precious Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index currently consists of two precious metals commodities futures contracts (gold and silver) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Precious Metals Subindex Total Return℠	-3.84%	-11.99%	-11.38%	-6.66%	-15.84%	-15.30%	2.72%
ETN Closing Indicative Note Value Return	-4.13%	-12.80%	-12.34%	-7.68%	-17.26%	-16.50%	1.76%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN	-3.92%	-12.78%	-11.92%	-7.80%	-17.27%	-16.42%	1.77%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Precious Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

5

iPath® Bloomberg Precious Metals Subindex Total Return M ETN

The iPathl! Bloomberg Precious Metals Subindex Total ReturnSH ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Precious Metals Subindex Total ReturnSH (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index currently consists of two precious metals commodities futures contracts (gold and silver) which are included in the Bloomberg Commodity Index Total ReturnSH. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Sector Weightings

Correlations (as of 10/31/2014)

Index ICorrelations·

Bloomberg Precious Metals Subindex Total ReturnSO 1.00

Bloomberg Commodity Index Total ReturnSO 0.63

MSCI Emerging Markets Net Total Return Index 0.39

MSCI EAFE111 Net Total Return Index 0.27

S&P 500111 Total Return Index 0.25

Barclays US Aggregate Bond Index 0.22

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a S·yur period from the “as of’’ date referenced above.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lode>< correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P sooe Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSH reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSH captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free l-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg!!”, “Bloomberg Commodity IndexSH”, “Bloomberg Commodity Index Total ReturnSH”, “Bloomberg Precious Metals Subindex Total ReturnSH” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ HAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

About Us

About Us

iPath Announcements

Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

iPath

USA ▾ Retail Investor ▾ English ▾

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN

The iPath® Bloomberg Precious Metals Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Precious Metals Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on precious metals commodities. The Index currently consists of two precious metals commodities futures contracts (gold and silver) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

iPath® Bloomberg Precious Metals Subindex Total Return℠ ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Gold	76.53%
Silver	23.47%

Source: Bloomberg Finance L.P., subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Precious Metals Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity “ Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

“ Currencies “ Currency ETNs “ Trading and Redemption

“ Fixed Income “ Fixed Income ETNs “ Premiums and Discounts

“ Alternatives “ Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

About Us

About Us

iPath Announcements

Contact Us

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

5

iPath® Bloomberg Softs Subindex Total Return M ETN

The iPatht Bloomberg Softs Subindex Total Return5

:-1 ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Softs Subindex Total Returns·:i>1 (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party~ Any payment to be made on the ETNs including any payment at maturity or Upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due . An

1

Investment in the ETNs involves significant risks, includiniJ possible loss of principaL and may not be suitable for all investors .

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on softs commodities. The Index currently consists of three softs commodities futures contracts (coffee, cotton and sugar) which are included in the Bloomberg Commodity Index Total Return5“1, Owning the ETNs is not the same as owning interests in the commodities futures contracts cornprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs1 please see “Selected Risk Considerationsv below.

Chart Returns Correlations Index Components \Neighlings

Summary Market Indicators (as of 12/ 03/2014) Docum entation

Primary EKchange r”>JYSE Area

ETN Ticker JJS Closrng IndicatiVe Note VJiue ETNs outstanding ~~ !!

Prospectus Factsheet

Intraday Indicative Value JJS.IV1 $40.77 81,652

Ticker

Bloomberg ETN Keystroke JJS<EQUITY’>< GO > ~~ 1Path Commodity ETNs ~~ Periodic Table Returns

Market Capitall:ation3

Bloomberg IndeK Ticker BCOMSOTR a

Investor Fee Rate 0 .75%. per annum-.: $3,328.952 ~~ Pre miums a nd Discounts Conse nt Solicitation

CUSIP 06739H230

!SIN US06739H2307 a l3

Index Compone nts IV/Index History

Inception Date 24 June 2008

Maturity 24June 2038

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment w1ll fluctuate so that an 1nvestment1 when sold or redeemed may be worth more or less than the original cost. Current pe.rformance may be lower or h1gher than the performance quoted. See addit1onal1nformat1on below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Intraday Indicative Value. The “intraday indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying mdex is calculated a nd published during the course of each trad1ng day. The 1ntraday 1ndicat1ve value JS Intended to prov1de Investors with an approxtmation of the effect that intraday changes 1n the level of the underlying 1ndex would have on the closing indicative value of the ETNs, The intra day indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day1 but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information orr how the intraday indicative value is calculated1 please see the section “Valuation of the ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only1 It is not intended as a price or quotation or as an offer or solicitation for the purchase sale, redemption or termination of the ETNs,

1	1

nor does it reflect hedging or transaction costs1 credit considerations1 market liquidity1 or bid-offer spreads. Published index levels from the s·ponsor:, of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements wHI affect the level of the index and therefore the intra day 1ndtcative value of the ETNs. Index levels provided by the sponsors of the 1ndices underlying the ETNs do not necessarily reflect the depth and l1qutdity of the underlymg markets for the 1ndex components. For th1s reason and others, the actual trad1ng pnce of the ETNs may be different from their intraday indicative value.

2. The investor fee rate per ETN is equal to 0.75% per year times the principal amount of your ETNs times the applicable index factor and is calculated on a daily basis in the following manner. The investor fee on the inception date was: equal to zero. On each subsequent calendar day until maturity or early redemption1 the investor fee will be equal to: (1) 0.75% times (2) the principal amount of your ETNs: times (3) the applicable index factor on that day (Or1 if such day is not a trading day1 the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of th’e Index underlying the ETNs on the Inception Date.

3. Market Capitalization= Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but \IJe urge you to read the more detailed eKplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally1 if the level of the underlying index is insufficient to offset the n·egative effect of the investor fee and other applicable costs1 you will lose some or all of your investment at maturity or upon redemption, even if the 1 as the case-may be. Because the ETNs are subject to an investor fee and other applicable costs1 the return on the ETNs will always be lower than the total value of such index level has increased or decreased return on a d1rect investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

1	1 1

perceived creditworthiness of Barclays Bank PLC will affect the market value if any of the ETNs prior to maturity or redemption . In additton, in the event Barclays Bank PLC were to default on 1ts obligations

1	1 1

you may not rece1ve any amounts owed to you under the terms of the ETNs .

~1arket and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components can fluctuate widely due to supply and demand disruptions in major producing or

1

consuming regions. Additionally, the market value of the ETNs may be mfluenced by many unpredictable factors mcluding changes in supply and demand relat1onships1 governmental pohctes and economJc events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector1 the ETNs are less diversified than other funds. The ETNs can therefore expenence greater volatil1ty than other funds or investments.

A Trading ~iarket for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited1 as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payrnents on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions-: You must redeem at least 501000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaK Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to \IJhich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed \‘lith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting \ll\ll\11.iPathETN.com or EDGAR on the SEC \IJebsite at WW\II.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request It by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC ass1sts m the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs,

“Bloomberg~”, “Bloomberg Commodity Index~M”, “Bloomberg Commodity Index Total ReturnS~, . , “Bloomberg Softs Subindex Total ReturnS~, . and “BCOM’’ are service marks of Bloomberg Finance L.P, and its affiliates (collectively1 “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or

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Product Summary

iPath® Bloomberg Softs Subindex Total Return℠ ETN

The iPath® Bloomberg Softs Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Softs Subindex Total ReturnS℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on softs commodities. The Index currently consists of three softs commodities futures contracts (coffee, cotton and sugar) which are included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components Weightings

ETN and Index Historical Performance


125
100
75
50
25
0
-25
-50
Performance (%)
Jun-08
Jul-09
Jul-10
Jul-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Softs Subindex Total Return℠ ETN
Bloomberg Softs Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg℠", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Softs Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- Latest Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

5

“tPath® Bloomberg Softs Subindex Total Return M ETN

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Details Chart Correlations Index Components \Neighlings

Index and ETN Returns (as of 11 / 30/2014)

11	mo 13 mo 16 mo IYTD 11 yr 13 yrs IS1nce ETN Inception

Bloomberg SottsSubindex Total Return~ -2.95% -10.66% -15.87% ·2.54% -2.96% -“14.93% -1.79%

ETN Closing Indicative Note Value Return -3.20% -11.43% -17.02% -3.47% -3.98% -16.11% -2.73%

ETN Market Price Returns (as of 11 / 30/2014)

11	mo 13 mo 16 mo IYTD 11 yr 13 yrs ISince ETN Inception

iPathiii Bloomberg Softs Subindex Total ReturnSMETN -3.20% -11 .32% -20.68% -3.75% -13.64% -16.08% -2.73%

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investrnent1 when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

IndeM Returns

Index returns show the change in the level of the Index underlying the ETNs over the relevant period1 expressed as a percentage. lndex returns are calculated using the clos1ng index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index retut·ns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees1 transaction costs1 or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs, Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage, For any historical period of one year or longer, closing indicative note value returns are 5hown on an annualized basis. The closing indicative note value of an ETN is an amour1t per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the dally change in the index level and the daily accrual of the investor fee and other applicable costs. The clos1ng indicative note value of an ETN may differ from the actual trading price of the ETN at any t1me due to hedging or transaction costs1 cred1t considerations, market liquidity 1 bid-offer spreads or other factors affect1ng the trading pnce of the ETN, For more information on how the closing indicative note value is calculated1 please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market pnce returns show the change in the end-of-day trading pnce of the ETNs on the exchange over the relevant penod1 expressed as a percentage. Market price returns are calculated us1ng the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer1 market price returns are shown on an- annualized basis. l.,arket price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eMplanation of risks described under “Risk factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease 1n the level of the underlying 1ndex between the lncept1on date and the applicable valuation date. Additionally 1 if the level of the underlying mdex is 1nsuffic1ent to offset the negative effect of the mvestor fee and other applicable costs, you will lose some or all of your mvestment at maturity or upon redemptlon1 even 1f the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs1 the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obl1gat1ons of the 1ssuer, Barclays Bank PLC, and are not, e1ther directly or md1rectty, an obligation of or guaranteed by any th~rd party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, m the event Barclays Bank PLC were to default on its obligations1 you may not receive any amounts owed to you under the terms of the ETNs.

~1arket and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming reg1ons. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships1 governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector1 the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading f\1arket for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETNs may be l1mited, as we are not required to maintain any listing of the ETNs.

No Jnterest Payments from the ETNs: You may not rece1ve any Interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 501000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain, You should consult youi· .own tax advisor about your own tax situation.

Bardays Bank PlC has filed a registrati’on statement (including a prospectus) with the SEC for the offering to \llhich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting IJH’IW.iPathETN.com or EDGAR on the SEC website at WIJIW.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg℠", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Softs Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- Latest Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

5

“tPath® Bloomberg Softs Subindex Total Return M ETN

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Det ails Chart Returns Index Components INeigllllngs

Correlations (as of 11 /30/ 2014)

Index ICorrelations”

Bloomberg SottsSubindex Total ReturnSM 1 .00

Bloomberg Commodity Index Total Return~M 0.65

MSCI EAFECD Net Total Return Index 0.4B

MSCI Emerging Markets Net Total Return Index 0.39

S&P SOQill Total Return Index 0.33

8arc1ays US Aggregate Bond Index .om

Sourc<:!s: Bloomb,:!rg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calcul<~ted on a monthly basis over a 5-year penod from the “as of” date referenced abo“Je.

‘ Correlation is a term used to describe the statistical relationship between two or more quantities or variables, Perfectly correlated assets will have a correlation coefficient of one1 while the correlation coefficient will be zero when returns on two assets are completely independent.

IndeM correlations are for Illustrative purposes only and do not represent actual ETN performance. PAST PERFOR~1ANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500 · Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return91 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 ‘“1 captures large and mid cap representation across 21 Emerg1ng rv1arkets countries. The Bardays U.S. Aggregate Bond Index prov1des a me-asure of the performance of the U.S. Investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under ‘‘Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eMplanation of risks described under ‘‘Risk factors” in the applicable product prospectus.

You ~1ay Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be, Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, dep·ends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, th·e actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any of the ETNs prior to maturity or redemption. In addition in the event Barclays Bank PLC were to default on its obligations,

1	1

you may not receive any amounts owed to you under the terms of the ETNs.

~1arket and Volatility Risk: The prices of physical commodit1es, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNS may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading ~1arket for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the EHis~

No Interest Payments from the ETNs: You may not receive any mterest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax adv1sor about your own tax situation,

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to ~IJhich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed tiJith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting I,IJWw.iPathETN.com or EDGAR on the SEC tiJebsite at t“Jww.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC ass1sts in the promotion of the 1Path ETNs.

The ETNs may b·e sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs,

5 1 “Bloomberg Softs Subindex Total Return5 1 11BCOM” are service marks of Bloomberg Finance L.P. and its “Bioomberg’li’”, “Bloomberg Commodity lndexS>-1”, “Bloomberg Commodity Index Total Return ., “, ., “ and affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG1 UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Bardays Bank PLC. All rights re5erved, ·iPath1 iPath ETNs and the iPath logo are registered trademarks of Bardays Bank PLC. All other trademarks . servicemarks or registered trademarks are the property1 and used with the permission,. of their respective owners.

NOT FDI C INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs

11>- Equity .,_ Equity .,_ Understanding ETNs

“ Commodities ~~>- Commodity .,. Investing in iPath ETNs

“ Currencies ~ Currency “ Trading and Redemption

“ Fixed Income 11>- Fixed Income .,_ Premiums and Discounts

~ Alternatives 11>- Alternative .,_ Tax Considerations

About Us

11>- About Us

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Product Listing iPath Bloomberg Softs Subindex Total ReturnSM ETN

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Product Summary

5

iPath® Bloomberg Softs Subindex Total Return M ETN

The iPath’f Bloomberg Softs Subindex Total Return5~ ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Softs Subindex Total ReturnS’J>1 (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC1 and are not, either directly or indirectly, an obligation of or guaranteed by any third party~ Any payment to be made on the ETNs1 including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks1 including possible loss of principaL and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on softs commodities. The Index currently consists of three softs commodities futures contracts (coffee, cotton and sugar) which are included in the Bloomberg Commodity Index Total ReturnS’”, Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs1 please see “Selected Risk Considerationsu below.

Details Chart Returns Correlations Index Components We1ght1ngs

5

Bloomberg Softs Subindex Total Return M Index Components Weightings (as of 10/3 1/2014)

Index ComponentWetghtings IWetghtings%

Sugar 44.63%

Cotfee 41 .92%

Cotton 13.54%

Source: Bloomberg Finance L.P., subjectto change.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but 1.11e urge you to read the more detailed explanation of risks described under “Risk factors” in the applicable product prospectus.

You 1“1ay Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption1 even if the value of such index level has increased or decreased! as the case may be. Because the ETNs are subject to an investor fee and other applicable costs1 the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and halo’e no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclay::; Bank PLC, and are not1 either directly or indirectly 1 an obligation of or guaranteed by any third party. Any payment to be made on the ETNs1 including any payment at maturity or upon redemption1 depends on the ability of Barc[ays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value1 if any1 of the ETNs prior to maturity or redemption. In addition1 in the event Barclays Bank PLC were to default on its obligations1 you may not receive any amounts owed to you under the terms of the ETNs.

,.1arket and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additiona!ly1 the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships1 governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector1 the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited1 as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: YoU may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 501000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a not1ce of redemption from you by certatn dates and times as set forth 1n the product prospectus.

Uncertain TaM Treatment: Significant aspects of the tax treatment of the ETNs are uncertain, You should consult your own tax advisor about your own tax situation,

Barclays Bank PLC has filed a registration statement (including a prospectus) , . ith the SEC for the offering to ~. hich this communication relates. Before you inlo’est, you should read the prospectus and other documents Barclays Bank PLC has filed IJiith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting IJIWIJI.iPathETN.com or EDGAR on the SEC website at IJJWw.sec.gov. Alternatively, Barclays Bank PLC , . ill arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale1 redemption or maturity of ETNs.

“Bloomberg””, “Bloomberg Commodity Index9 1”, “Bloomberg Commodity Index Total ReturnS.’-1“1 “Bloomberg Softs Subindex Total ReturnS.’-1” and “BCOM’’ are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certa1n purposes by Bardays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed1 sold or promoted by Bloomberg! UBS AG UBS Securities LLC (“UBS”) or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG UBS Securities or any of their subsidiaries or affiliates makes any

1	1 1

representation or warranty1 express or implied1 to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly,

© 2014 Barclays Bank PLC. All rights reserved . iPath1 1Path ETNs and the iPath logo are registered trademarks of Bardays Bank PLC. All othertrademarks1 servicemarks or registered trademarks are the property and used with the permission, of their respective owners.

1

NOT FOIC INSURED “ NO BANK GUARANTEE “ ~1AY LOSE VALUE

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Product Listing > iPath® Bloomberg Tin Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Tin Subindex Total Return℠ ETN

The iPath® Bloomberg Tin Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Tin Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on tin. The Index currently consists of one futures contract on the commodity of tin which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJT
Intraday Indicative Value Ticker	JJT.IV[1]
Bloomberg ETN Keystroke	JJT<EQUITY><GO>
Bloomberg Index Ticker	BCOMSNTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H198
ISIN	US06739H1986
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$45.59

ETNs outstanding
78,000

Market Capitalization[3]
$3,556,020

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Tin Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® Bloomberg Tin Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Tin Subindex Total Return℠ ETN

The iPath® Bloomberg Tin Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Tin Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on tin. The Index currently consists of one futures contract on the commodity of tin which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


75
50
25
0
-25
-50
-75
Performance (%)
Jun-08
Jul-09
Jul-10
Jun-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Tin Subindex Total Return℠ ETN
Bloomberg Tin Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector1 the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange1 a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited1 as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 501000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC \IJebsite at \IJ\IJW.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments1 LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale1 redemption or maturity of ETNs.

5 5 “Bloomberg Tin Subindex Total ReturnSM” and “BCOM” are service marks of Bloomberg Finance L.P. and its “Bioomberg$“1 “Bloomberg Commodity Index M” 1 “Bloomberg Commodity Index Total Return M” 1 affiliates (collectively “Bloomberg”) and have been licensed for use for certain purposes by Barclays B.:snk PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored endorsed sold or

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us representation or warranty express or implied to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks1 servicemarks or registered trademarks are the property and used with the permission of their respective owners.

1	1

NOT FOIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

II- Equity ._ Equity ETNs II- Understanding ETNs II- About Us

111- Commodities 111- Commodity ETNs 111- Investing in iPath ETNs 111- iPath Announcements

II- Currencies .- Currency ETNs 111- Trading and Redemption 111- Contact Us

111- Fixed Income 111- Fixed Income ETNs .,. Premiums and Discounts

II- Alternatives .- Alternative ETNs , Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility © Barclays Bank PLC 2014

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Product Listing > iPath® Bloomberg Tin Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Tin Subindex Total Return℠ ETN

The iPath® Bloomberg Tin Subindex Total Return℠ ETNs (the "ETNs") were designed to provide exposure to the Bloomberg Tin Subindex Total ReturnSM (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on tin. The Index currently consists of one futures contract on the commodity of tin which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Tin Subindex Total Return℠	-3.12%	-14.00%	-14.47%	-11.97%	-14.04%	-3.86%	-1.22%
ETN Closing Indicative Note Value Return	-3.34%	-14.78%	-15.44%	-13.08%	-15.32%	-4.78%	-2.02%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Tin Subindex Total Return℠ ETN	-2.87%	-13.93%	-15.35%	-19.20%	-13.15%	-4.71%	-2.00%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Tin Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

iPath® Bloomberg Tin Subindex Total Return5 ETN

M

The iPath$ Bloomberg Tin Subindex Total ReturnSM ETNs (the “ETNs”) were designed to provide exposure to the Bloomberg Tin Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on tin. The Index currently consists of one futures contract on the commodity of tin which is included in the Bloomberg Commodity Index Total Return5 Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly

M,

linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/3 1/2014)

Index ICorrelations·

Bloomberg Tin Subindex Total Return5 M 1.00

MSCI Emerging Markets Net Total Return Index 0.66

MSCI EAFEI]) Net Total Return Index 0.62

Bloomberg Commodity Index Total Return5 M 0.56

S&P 5001]) Total Return Index 0.52

Barclays US Aggregate Bond Index -0.14

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the “as of’ date referenced above.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lndeM correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500$ Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M

plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 captures large and mid cap representation across 21 Emerging Markets countries,

M

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eMplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption.

In addition, in the event Barclays Bank PLC were to default on its obligations1 you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited1 as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaM Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed , . ith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting .,.,ww.iPathETN.com or EDGAR on the SEC \IJebsite at \11Ww.sec.gov. Alternatively, Barclays Bank PLC 1,11ill arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Tin Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Product Summary

iPath® Bloomberg Tin Subindex Total Return5 ETN

M

The iPath$ Bloomberg Tin Subindex Total ReturnSM ETNs (the “ETNs”) were designed to provide exposure to the Bloomberg Tin Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on tin. The Index currently consists of one futures contract on the commodity of tin which is included in the Bloomberg Commodity Index Total Return5 Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly

M,

linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/3 1/2014)

Index ICorrelations·

Bloomberg Tin Subindex Total Return5 M 1.00

MSCI Emerging Markets Net Total Return Index 0.66

MSCI EAFEI]) Net Total Return Index 0.62

Bloomberg Commodity Index Total Return5 M 0.56

S&P 5001]) Total Return Index 0.52

Barclays US Aggregate Bond Index -0.14

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the “as of’ date referenced above.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lndeM correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500$ Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M

plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 captures large and mid cap representation across 21 Emerging Markets countries,

M

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eMplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption.

In addition, in the event Barclays Bank PLC were to default on its obligations1 you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited1 as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaM Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed , . ith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting .,.,ww.iPathETN.com or EDGAR on the SEC \IJebsite at \11Ww.sec.gov. Alternatively, Barclays Bank PLC 1,11ill arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Tin Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

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Product Listing > iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

The iPath® Bloomberg Aluminum Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Aluminum Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on aluminium. The Index currently consists of one futures contract on the commodity of aluminium which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Consideration" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JJU
Intraday Indicative Value Ticker	JJU.IV[1]
Bloomberg ETN Keystroke	JJU<EQUITY><GO>
Bloomberg Index Ticker	BCOMALTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H321
ISIN	US06739H3214
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$19.63

ETNs outstanding
272,300

Market Capitalization[3]
$5,345,249

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Aluminum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Alternatives

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- Equity ETNs
- Commodity ETNs
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- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

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- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

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Product Listing > iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

The iPath® Bloomberg Aluminum Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Aluminum Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on aluminium. The Index currently consists of one futures contract on the commodity of aluminium which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Consideration" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


20
0
-20
-40
-60
-80
Performance (%)
Jun-08
Jul-09
Jul-10
Jun-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Aluminum Subindex Total Return℠ ETN
Bloomberg Aluminum Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Aluminum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

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Product Listing iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

The iPath® Bloomberg Aluminum Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Aluminum Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on aluminium. The Index currently consists of one futures contract on the commodity of aluminium which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Consideration" below.

Details Chart Returns Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Aluminum Subindex Total Return℠	4.28%	1.42%	11.10%	7.98%	2.81%	-9.31%	-12.40%
ETN Closing Indicative Note Value Return	4.49%	1.30%	11.41%	7.80%	2.21%	-10.35%	-13.24%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Aluminum Subindex Total Return℠ ETN	4.73%	0.70%	10.99%	5.49%	-5.20%	-10.37%	-13.25%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Aluminum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

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Search 33U

Product Summary

iPath® Bloomberg Aluminum Subindex Total Return℠ ETN

The iPath® Bloomberg Aluminum Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Aluminum Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on aluminium. The Index currently consists of one futures contract on the commodity of aluminium which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Consideration" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
Bloomberg Aluminum Subindex Total Return℠	1.00
MSCI Emerging Markets Net Total Return Index	0.77
MSCI EAFE® Net Total Return Index	0.65
S&P 500® Total Return Index	0.65
Bloomberg Commodity Index Total Return℠	0.64
Barclays US Aggregate Bond Index	-0.09

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Aluminum Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing iPath® Bloomberg Coffee Subindex Total Return℠ ETN

Quick links ▾ Search JO

Product Summary

iPath® Bloomberg Coffee Subindex Total Return℠ ETN

The iPath® Bloomberg Coffee Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Coffee Subindex Total Return℠(the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on coffee. The Index currently consists of one futures contract on the commodity of coffee which is included in the Bloomberg Commodity Index Total ReturnSM. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	JO
Intraday Indicative Value Ticker	JO.IV[1]
Bloomberg ETN Keystroke	JO<EQUITY><GO>
Bloomberg Index Ticker	BCOMKCTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H297
ISIN	US06739H2976
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value

$33.42

ETNs outstanding

2,110,688

Market Capitalization[3]

$70,539,193

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Coffee Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Equity ETNs
- Commodity ETNs
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- Premiums and Discounts
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Product Listing > iPath® Bloomberg Coffee Subindex Total Return℠ ETN
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Product Summary

iPath® Bloomberg Coffee Subindex Total Return℠ ETN

The iPath® Bloomberg Coffee Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Coffee Subindex Total Return℠(the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on coffee. The Index currently consists of one futures contract on the commodity of coffee which is included in the Bloomberg Commodity Index Total ReturnSM. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


75
50
25
0
-25
-50
-75
Performance (%)
Jun-08
Jul-09
Jul-10
Jun-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Coffee Subindex Total Return℠ ETN
Bloomberg Coffee Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Coffee Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

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Product Listing > iPath® Bloomberg Coffee Subindex Total Return℠ ETN

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Search

Product Summary

iPath® Bloomberg Coffee Subindex Total Return℠ ETN

The iPath® Bloomberg Coffee Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Coffee Subindex Total Return℠(the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on coffee. The Index currently consists of one futures contract on the commodity of coffee which is included in the Bloomberg Commodity Index Total ReturnSM. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Coffee Subindex Total Return℠	-2.77%	-5.77%	-12.08%	59.12%	62.48%	-13.99%	-4.45%
ETN Closing Indicative Note Value Return	-2.99%	-6.27%	-13.01%	63.07%	66.57%	-15.00%	-5.29%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Coffee Subindex Total Return℠ ETN	-3.25%	-6.26%	-12.44%	63.94%	66.99%	-14.85%	-5.23%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Coffee Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Contact Us · About Us · Selected Risk Considerations · Privacy & Cookies · Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Bloomberg Coffee Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Coffee Subindex Total Return℠ ETN

The iPath® Bloomberg Coffee Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Coffee Subindex Total Return℠(the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on coffee. The Index currently consists of one futures contract on the commodity of coffee which is included in the Bloomberg Commodity Index Total ReturnSM. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
Bloomberg Coffee Subindex Total Return℠	1.00
Bloomberg Commodity Index Total Return℠	0.53
MSCI EAFE® Net Total Return Index	0.26
MSCI Emerging Markets Net Total Return Index	0.20
S&P 500® Total Return Index	0.16
Barclays US Aggregate Bond Index	0.10

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Coffee Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath

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BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing › iPath® Bloomberg Lead Subindex Total Return℠ ETN

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Search LD

Product Summary

iPath® Bloomberg Lead Subindex Total Return℠ ETN

The iPath® Bloomberg Lead Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Lead Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on lead. The Index currently consists of one futures contract on the commodity of lead which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	LD
Intraday Indicative Value Ticker	LD.IV[1]
Bloomberg ETN Keystroke	LD<EQUITY><GO>
Bloomberg Index Ticker	BCOMPBTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H263
ISIN	US06739H2638
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value	ETNs outstanding
$45.64	17,000

Market Capitalization[3]

$775,880

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Lead Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing iPath® Bloomberg Lead Subindex Total Return℠ ETN

Quick links ▾

Search LD

Product Summary

iPath® Bloomberg Lead Subindex Total Return℠ ETN

The iPath® Bloomberg Lead Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Lead Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on lead. The Index currently consists of one futures contract on the commodity of lead which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details Chart Returns Correlations

ETN and Index Historical Performance


75
50
25
0
-25
-50
-75
Performance (%)
Jun-08
Jul-09
Jul-10
Jun-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Lead Subindex Total Return℠ ETN
Bloomberg Lead Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Lead Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

▸iPath

USA ▾ Retail Investor ▾ English ▾

BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing › iPath® Bloomberg Lead Subindex Total Return℠ ETN

Quick links ▾ Search LD

Product Summary

iPath® Bloomberg Lead Subindex Total Return℠ ETN

The iPath® Bloomberg Lead Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Lead Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on lead. The Index currently consists of one futures contract on the commodity of lead which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Bloomberg Lead Subindex Total Return℠	-4.63%	-10.30%	-6.04%	-11.23%	-10.32%	-3.70%	-0.82%
ETN Closing Indicative Note Value Return	-4.94%	-10.99%	-6.73%	-12.33%	-11.50%	-4.62%	-1.66%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Bloomberg Lead Subindex Total Return℠ ETN	-4.42%	-11.20%	-6.80%	-12.44%	-11.81%	-4.52%	-1.69%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Lead Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
▸ Commodities	▸ Commodity ETNs	▸ Investing in iPath ETNs	▸ iPath Announcements
▸ Currencies	▸ Currency ETNs	▸ Trading and Redemption	▸ Contact Us
▸ Fixed Income	▸ Fixed Income ETNs	▸ Premiums and Discounts	
▸ Alternatives	▸ Alternative ETNs	▸ Tax Considerations	

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© Barclays Bank PLC 2014

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Product Summary

iPath® Bloomberg Lead Subindex Total Return5 ETN

M

5	5

The iPath$ Bloomberg Lead Subindex Total Return M ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Lead Subindex Total Return M (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on lead. The Index currently consists of one futures contract on the commodity of lead which is included in the Bloomberg Commodity Index Total Return5 Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly

M.

linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns

Correlations (as of 10/3 1/20 14)

Index ICorrelations·

Bloomberg Lead Subindex Total Return5 M 1.00

Bloomberg Commod~y Index Total Return5 M 0.67

MSCI Emerging Markets Net Total Return Index 0.64

S&P soom Total Return Index 0.57

MSCI EAFEI]) Net Total Return Index 0.56

Barclays US Aggregate Bond Index -0.22

iPath USA Retail Investor English BARCLAYS Products Product suites About ipath ETNs About us

Sources: Bloomberg Finance L.P., B.arcl.ays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations .are calculated on .a monthly basis over .a 5-ye.ar period from the “.as of’ date referenced .above.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

lndeM correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500$ Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M

plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 captures large and mid cap representation across 21 Emerging Markets countries.

M

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eMplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption.

In addition, in the event Barclays Bank PLC were to default on its obligations1 you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited1 as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaM Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed ,._.ith the SEC for more complete information about the issuer and this offering. You may get these documents for free by

—

visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Bloomberg®", "Bloomberg Commodity Index℠", "Bloomberg Commodity Index Total Return℠", "Bloomberg Lead Subindex Total Return℠" and "BCOM" are service marks of Bloomberg Finance L.P. and its affiliates (collectively, "**Bloomberg**") and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("**UBS**"), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath

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BARCLAYS

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Product Listing › iPath® Pure Beta Lead ETN

Quick links ▾ Search LEDO

Product Summary

iPath® Pure Beta Lead ETN

The iPath® Pure Beta Lead ETNs (the "ETNs") are designed to provide exposure to the Barclays Lead Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the lead markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	LEDD
Intraday Indicative Value Ticker	LEDD.IV[1]
Bloomberg ETN Keystroke	LEDD<EQUITY><GO>
Bloomberg Index Ticker	BCC2LLPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P197
ISIN	US06740P1975
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$35.49

ETNs outstanding
67,000

Market Capitalization[3]
$2,377,830

Documentation

Factsheet

Prospectus

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However! there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underpetform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities! including the commodities underlying the index components! can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally! the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector! the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange! a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited! as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50!000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaK Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) \!lith the SEC for the offering to \llhich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed \!lith the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting .,.,.,.iPathETN.com or EDGAR on the SEC \IJebsite at \IJ\11\II.sec.gov. Alternatively, Barclays Bank PLC \IIill arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments! LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale! redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks! servicemarks or registered trademarks are the property! and used with the permission! of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “

Products Product Suites About iPath ETNs

.,. Equity ~ Equity ETNs “ Understanding ETNs

.,. Commodities .,. Commodity ETNs .,. Investing in iPath ETNs

.,. Currencies .,. Currency ETNs .,. Trading and Redemption

.,. Fixed Income .,. Fixed Income ETNs “ Premiums and Discounts

.,. Alternatives .,. Alternative ETNs “ Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

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About Us

About Us

iPath Announcements

Contact Us

© Barclay> Bank PLC 2014

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Product Listing > iPath® Pure Beta Lead ETN

Quick links ▾ Search LEDD

Product Summary

iPath® Pure Beta Lead ETN

The iPath® Pure Beta Lead ETNs (the "ETNs") are designed to provide exposure to the Barclays Lead Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the lead markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance



10
0
-10
-20
-30
-40
Performance (%)
Apr-11
Nov-11
Jun-12
Jan-13
Aug-13
Mar-14
Dec-14
iPath® Pure Beta Lead ETN
Barclays Lead Pure Beta TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
▸ Equity	▸ Equity ETNs	▸ Understanding ETNs	▸ About Us
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Product Listing › iPath® Pure Beta Lead ETN

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Product Summary

iPath® Pure Beta Lead ETN

The iPath® Pure Beta Lead ETNs (the "ETNs") are designed to provide exposure to the Barclays Lead Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the lead markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Lead Pure Beta TR Index	-4.61%	-10.30%	-5.81%	-11.04%	-10.05%	-3.16%	-8.83%
ETN Closing Indicative Note Value Return	-4.68%	-10.49%	-6.22%	-11.66%	-10.81%	-3.98%	-9.60%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Lead ETN	-4.10%	-10.65%	-6.37%	-11.97%	-10.87%	-4.02%	-9.68%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® Pure Beta Lead ETN

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Search LEDD

Product Summary

iPath® Pure Beta Lead ETN

The iPath® Pure Beta Lead ETNs (the "ETNs") are designed to provide exposure to the Barclays Lead Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the lead markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
Barclays Lead Pure Beta TR Index	1.00
MSCI Emerging Markets Net Total Return Index	0.50
Bloomberg Commodity Index Total Return℠	0.46
MSCI EAFE® Net Total Return Index	0.34
S&P 500® Total Return Index	0.31
Barclays US Aggregate Bond Index	-0.10

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us   About Us   Selected Risk Considerations   Privacy & Cookies   Accessibility

© Barclays Bank PLC 2014

iPath

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BARCLAYS

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Product Listing › iPath® Pure Beta Livestock ETN

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Search LSTK

Product Summary

iPath® Pure Beta Livestock ETN

The iPath® Pure Beta Livestock ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Livestock Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	LSTK
Intraday Indicative Value Ticker	LSTK.IV[1]
Bloomberg ETN Keystroke	LSTK<EQUITY><GO>
Bloomberg Index Ticker	BCC1LSPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P320
ISIN	US06740P3203
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$55.62

ETNs outstanding
49,797

Market Capitalization[3]
$2,769,709

Documentation

Prospectus

Factsheet

Index Components

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) *divided by* (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day *divided by* (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% *times* (2) the applicable closing indicative value on the immediately preceding calendar day *times* (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) *divided by* (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However! there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underpetform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities! including the commodities underlying the index components! can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally! the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector! the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange! a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited! as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50!000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaK Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC \IJebsite at \IJWw.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments! LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale! redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks! servicemarks or registered trademarks are the property! and used with the permission! of their respective owners.

NOT FOIC INSUREO “ NO BANK GUARANTEE “ MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

.,. Equity .,. Equity ETNs .,. Understanding ETNs .,. About Us

.,. Commodities .,. Commodity ETNs .,. Investing in iPath ETNs .,. iPath Announcements

.,. Currencies .,. Currency ETNs .,. Trading and Redemption .,. Contact Us

.,. Fixed Income .,. Fixed Income ETNs .,. Premiums and Discounts

.,. Alternatives .,. Alternative ETNs .,. Tax Considerations

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Product Listing › iPath® Pure Beta Livestock ETN

Quick links ▾ Search LSTK

Product Summary

iPath® Pure Beta Livestock ETN

The iPath® Pure Beta Livestock ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Livestock Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

ETN and Index Historical Performance


20
10
0
-10
-20
-30
Performance (%)
Apr-11
Nov-11
Jun-12
Jan-13
Aug-13
Mar-14
Dec-14
iPath® Pure Beta Livestock ETN
Barclays Commodity Index Livestock Pure Beta TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index...

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However! there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underpetform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities! including the commodities underlying the index components! can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally! the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector! the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange! a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited! as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50!000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaK Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC \IJebsite at \IJWw.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments! LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale! redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks! servicemarks or registered trademarks are the property! and used with the permission! of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

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Product Listing > iPath® Pure Beta Livestock ETN

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Product Summary

iPath® Pure Beta Livestock ETN

The iPath® Pure Beta Livestock ETNs (the "ETNs") are designed to provide exposure to the Barclays Commodity Index Livestock Pure Beta TR (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Sector Weightings

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Commodity Index Livestock Pure Beta TR	1.18%	4.58%	14.01%	28.74%	27.59%	5.21%	3.44%
ETN Closing Indicative Note Value Return	1.11%	4.36%	13.52%	27.83%	26.51%	4.32%	2.57%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Livestock ETN	1.17%	4.61%	13.62%	27.83%	26.59%	4.36%	2.57%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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?iPath®

Product Listing iPath® Pure Beta Livestock ETN

Quick links

Search LSTK

Product Summary

iPath® Pure Beta Livestock ETN

The iPath® Pure Beta Livestock ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Livestock Pure Beta TR (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details

Chart

Index Sector Weightings

Correlations (as of 10/31/2014)

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets coefficient will be zero when returns on two assets are completely independent.

I have a correlation coefficient of one, while the correlation

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC \ on any trading day on or after the inception date until and including maturity.

I have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Index| Correlations*

Barclays Commodity Index Livestock Pure Beta TR1 00

Bloomberg Commodity Index Total ReturnSM011

MSG Emerging Markets Net Total Return Index0 05

Barclays US Aggregate Bond Index0 02

MSCIEAFE® Net Total Return Index -0.08

S&P 500® Total Return Index-0.25

mberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlatio

onthly ba

3-year period from the

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

Product Suites

About iPath ETNs

About Us

Equity

Commodities Currencies Fixed Income Alternatives

Equity ETNs Commodity ETNs Currency ETNs Fixed Income ETNs Alternative ETNs

Understanding ETNs Investing in iPath ETNs Trading and Redemption Premiums and Discounts Tax Considerations

About Us

iPath Announcements Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

?iPath

Product Listing iPath® Pure Beta Livestock ETN

Quick links ?

Search LSTK

Product Summary

iPath® Pure Beta Livestock ETN

The iPath® Pure Beta Livestock ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Livestock Pure Beta TR (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in two futures contracts on livestock commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details

Chart

Returns

Correlations

Index Sector Weightings

iPath® Pure Beta Livestock ETN Index Sector Weightings (as of 10/15/2014)

Index Component Weightings Weightings %

Live Cattle 64.59%

Lean Hogs 35.41%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing › iPath® Bloomberg Cocoa Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Cocoa Subindex Total Return℠ ETN

The iPath® Bloomberg Cocoa Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Cocoa Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cocoa. The Index currently consists of one futures contract on the commodity of cocoa which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see Selected Risk Considerations below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	NIB
Intraday Indicative Value Ticker	NIB.IV[1]
Bloomberg ETN Keystroke	NIB<EQUITY><GO>
Bloomberg Index Ticker	BCOMCCTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06739H313
ISIN	US06739H3131
Inception Date	24 June 2008
Maturity	24 June 2038

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value	ETNs outstanding
$37.29	490,000

Market Capitalization[3]

$18,272,100

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“BloombergSM, “Bloomberg Commodity IndexSM”, “Bloomberg Commodity Index Total ReturnSM”, “Bloomberg Cocoa Subindex Total ReturnSM” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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About iPath ETNs

About Us

Equity

Commodities Currencies Fixed Income Alternatives

Equity ETNs Commodity ETNs Currency ETNs Fixed Income ETNs Alternative ETNs

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© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath BARCLAYS

Products Product Suites About iPath ETNs About Us

Product Listing iPath® Bloomberg Cocoa Subindex Total Return℠ ETN

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Product Summary

iPath® Bloomberg Cocoa Subindex Total Return℠ ETN

The iPath® Bloomberg Cocoa Subindex Total Return℠ ETNs (the "ETNs") are designed to provide exposure to the Bloomberg Cocoa Subindex Total Return℠ (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cocoa. The Index currently consists of one futures contract on the commodity of cocoa which is included in the Bloomberg Commodity Index Total Return℠. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see Selected Risk Considerations below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


20
10
0
-10
-20
-30
-40
-50
Performance (%)
Jun-08
Jul-09
Jul-10
Jun-11
Jul-12
Jul-13
Dec-14
iPath® Bloomberg Cocoa Subindex Total Return℠ ETN
Bloomberg Cocoa Subindex Total Return℠

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was June 24, 2008 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an Index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus,

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toil-free i -377-764-7254, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“BloombergSM, “Bloomberg Commodity IndexSM”, “Bloomberg Commodity Index Total ReturnSM”, “Bloomberg Cocoa Subindex Total ReturnSM” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

• Equity

• Commodities

• Currencies

• Fixed Income

• Alternatives

Product Suites

• Equity ETNs

• Commodity ETNs • Currency ETNs

• Fixed Income ETNs

• Alternative ETNs

About iPath ETNs

• Understanding ETNs

• Investing in iPath ETNs

• Trading and Redemption

• Premiums and Discounts

• Tax Considerations

About Us

• About Us

• iPath Announcements Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

?iPath®

ft Product Listing iPath® Bloomberg Cocoa Subindex Total ReturnSM ETN

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Product Summary

iPath® Bloomberg Cocoa Subindex Total ReturnSM ETN

The iPath® Bloomberg Cocoa Subindex Total ReturnSM ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Cocoa Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cocoa. The Index currently consists of one futures contract on the commodity of cocoa which is included in the Bloomberg Commodity Index Total ReturnSM. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see Selected Risk Considerations below.

Details

Chart

Correlations

Index and ETN Returns (as of 10/31/2014)

1 mo 3 mo 6 mo YTD 1 yr 13 yrs | Since ETN Inception

Bloomberg Cocoa Subindex Total ReturnSM -12.15% -9.92% -2.43% 6.09% 6.66% 0.93% -3.54%

ETN Closing Indicative Note Value Return -12.73% -10.54% -2.95% 5.65% 6.09% 0.25% -4.28%

ETN Market Price Returns (as of 10/31/2014)

1 mo 3 mo 6 mo YTD 1 yr 3 yrs | Since ETN Inception

iPath® Bloomberg Cocoa Subindex Total ReturnSM ETN -12.55% -13.01% -2.78% 5.98% 6.62% 0.46% -4.25%

Source: Bloomberg Finance L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Bloomberg®”, “Bloomberg Commodity IndexSM”, “Bloomberg Commodity Index Total ReturnSM”, “Bloomberg Cocoa Subindex Total ReturnSM” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

Product Suites

About iPath ETNs

About Us

Equity

Commodities Currencies Fixed Income Alternatives

Equity ETNs Commodity ETNs Currency ETNs Fixed Income ETNs Alternative ETNs

Understanding ETNs Investing in iPath ETNs Trading and Redemption Premiums and Discounts Tax Considerations

About Us

iPath Announcements Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

?iPath

Product Listing iPath® Bloomberg Cocoa Subindex Total ReturnSM ETN

Quick links ?

Search NIB

Product Summary

iPath® Bloomberg Cocoa Subindex Total ReturnSM ETN

The iPath® Bloomberg Cocoa Subindex Total ReturnSM ETNs (the “ETNs”) are designed to provide exposure to the Bloomberg Cocoa Subindex Total ReturnSM (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on cocoa. The Index currently consists of one futures contract on the commodity of cocoa which is included in the Bloomberg Commodity Index Total ReturnSM. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see Selected Risk Considerations below.

Details

Chart

Correlations (as of 10/31/2014)

Index | Correlations*

Bloomberg Cocoa Subindex Total ReturnSM 1 00

MSCIEAFE® Net Total Return Index 0 53

Bloomberg Commodity Index Total ReturnSM 0 43

S&P 500® Total Return Index 0 33

MSCI Emerging Markets Net Total Return Index 0.33

Barclays US Aggregate Bond Index -0.02

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the “as of date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

• The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

• The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

Returns

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“BloombergSM, “Bloomberg Commodity IndexSM”, “Bloomberg Commodity Index Total ReturnSM”, “Bloomberg Cocoa Subindex Total ReturnSM” and “BCOM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Barclays Bank PLC. Any ETNs based on the Bloomberg Commodity Indices are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS”), or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the ETNs or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs particularly.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® Pure Beta Nickel ETN

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Product Summary

iPath® Pure Beta Nickel ETN

The iPath® Pure Beta Nickel ETNs (the "ETNs") are designed to provide exposure to the Barclays Nickel Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the nickel markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	NIM
Intraday Indicative Value Ticker	NIM.IV[1]
Bloomberg ETN Keystroke	NIM<EQUITY><GO>
Bloomberg Index Ticker	BCC2LNPT
Investor Fee Rate	0.75% per annum[2]
CUSIP	06740P213
ISIN	US06740P2130
Inception Date	20 April 2011
Maturity	18 April 2041
Future Execution Cost	0.10% per annum[4]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value: $29.20

ETNs outstanding: 134,280

Market Capitalization[3]: $3,920,976

Documentation

- Prospectus
- Factsheet
- iPath Commodity ETNs
- Basics of CommodityETNs
- Periodic Returns Table
- IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.

   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **The futures execution cost** is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates over time and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. Ycu may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing › iPath® Pure Beta Nickel ETN
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Product Summary

iPath® Pure Beta Nickel ETN

The iPath® Pure Beta Nickel ETNs (the "ETNs") are designed to provide exposure to the Barclays Nickel Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the nickel markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

ETN and Index Historical Performance


10
0
-10
-20
-30
-40
-50
-60
Performance (%)
Apr-11
Nov-11
May-12
Jan-13
Jul-13
Mar-14
Dec-14
iPath® Pure Beta Nickel ETN
Barclays Nickel Pure Beta TR Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date.Ycu may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Contact Us About Us Selected Rsk Considerations Privacy & Cookies Accessibility © Barclays Bank PLC 2014

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Product Listing > iPath® Pure Beta Nickel ETN

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Product Summary

iPath® Pure Beta Nickel ETN

The iPath® Pure Beta Nickel ETNs (the "ETNs") are designed to provide exposure to the Barclays Nickel Pure Beta TR Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the nickel markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 11/30/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays Nickel Pure Beta TR Index	3.02%	-13.74%	-15.99%	16.10%	19.20%	-3.73%	-13.54%
ETN Closing Indicative Note Value Return	2.95%	-13.92%	-16.35%	15.20%	18.20%	-4.54%	-14.27%

ETN Market Price Returns (as of 11/30/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® Pure Beta Nickel ETN	5.78%	-12.14%	-15.03%	16.84%	9.59%	-3.79%	-13.81%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date, You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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?iPath®

GRAPHIC Product Listing iPath® Pure Beta Nickel ETN

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Product Summary

iPath® Pure beta Nickel ETN

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Enter CUSIP/Ticker/Underlyer

The iPath® Pure Beta Nickel ETNs (the ‘ETNs”) are designed to provide exposure to the Barclays Nickel Pure Beta TR Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due, An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the nickel markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology, Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Correlations (as of 11/30/2014)

Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correla:ed assets coefficient will be zero when returns on two assets are completely independent.

I have a correlation coefficient of one, while the correlation

Index| Correlations*

Barclays Nickel Pure Beta TR Index1.00

MSCI Emerging Markets Net Total Return Index0.52

Bloomberg Commodity Index Total ReturnSM0.51

MSCI EAFE® Net Total Return Index0.39

S&P 500° Total Return Index0.36

Barclays US Aggregate Bond Index0.23

Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlatio

onthly basis

a 13-year period from the

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Returnsm reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increasec or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either cirectly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due, As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions, However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatlity than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs:You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

Equity ? Equity Understanding ETNs About Us

Commodities ? Commodity ? Investing in iPath ETNs ? Latest Announcements

? Currencies ? Currency ? Trading and Redemption ? Contact Us

? Fixed Income Fixed Income ? Premiums and Discounts Alternatives Alternative Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility © Barclays Bank PLC 2014

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BARCLAYS

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Product Listing > iPath® S&P GSCI® Crude Oil Total Return Index ETN

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Product Summary

iPath® S&P GSCI® Crude Oil Total Return Index ETN

The iPath® S&P GSCI® Crude Oil Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Crude Oil Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the S&P GSCI® Commodity Index and reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract. Owning the ETNs is not the same as owning interests in the commodities futures contract comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Summary	
Primary Exchange	NYSE Arca
ETN Ticker	OIL
Intraday Indicative Value Ticker	OIL.IV[1]
Bloomberg ETN Keystroke	OIL<EQUITY><GO>
Bloomberg Index Ticker	SPGSCLTR
Investor Fee Rate	0.75% per annum[2]
CUSIP	06738C786
ISIN	US06738C7864
Inception Date	15 August 2006
Maturity	14 August 2036

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$15.99

ETNs outstanding
15,599,810

Market Capitalization[3]
$249,440,962

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to: (1) the Investor Fee Rate *times* (2) the principal amount of your ETNs *times* (3) the applicable index factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) *divided* by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day *divided* by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the “S&P GSCI Indices”) are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products Product Suites About iPath ETNs About Us

? Equity ? Equity ETNs ? Understanding ETNs ? About Us

? Commodities ? Commodity ETNs ? Investing in iPath ETNs ? iPath Announcements

? Currencies ? Currency ETNs ? Trading and Redemption ? Contact Us

? Fixed Income ? Fixed Income ETNs ? Premiums and Discounts

? Alternatives ? Alternative ETNs ? Tax Considerations

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility © Barclays Bank PLC 2014

?iPath®

Product Listing iPath® S&P GSCI® Crude Oil Total Return Index ETN

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Search OIL

Product Summary

iPath® S&P CSCI® Crude Oil Total Return Index ETN

The iPath® S&P GSCI® Crude Oil Total Return Index ETNs (the “ETNs”) are designed to provide exposure to the S&P GSCI® Crude Oil Total Return Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the S&P GSCI® Commodity Index and reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract. Owning the ETNs is not the same as owning interests in the commodities futures contract comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations

ETN and Index Historical Performance

100

[GRAPHIC]

-75

-100

Aug-06 Jan-08 Apr-09 Sep-10 Jan-12 May-13 Dec-14

— iPath® S&P GSCI® Crude Oil Total Return Index ETN — S&P GSCI® Crude Oil Total Return Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was August 15, 2006 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the "S&P GSCI Indices") are products of S&P Dow Jones Indices LLC ("SPDJI"), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Summary

iPath® S&P GSCI® Crude Oil Total Return Index ETN

The iPath® S&P GSCI® Crude Oil Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Crude Oil Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the S&P GSCI® Commodity Index and reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract. Owning the ETNs is not the same as owning interests in the commodities futures contract comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Index and ETN Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
S&P GSCI® Crude Oil Total Return Index	-10.87%	-15.78%	-15.44%	-12.95%	-11.72%	-4.72%	-9.68%
ETN Closing Indicative Note Value Return	-11.89%	-17.25%	-17.07%	-14.66%	-13.47%	-5.90%	-10.73%

ETN Market Price Returns (as of 10/31/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® S&P GSCI® Crude Oil Total Return Index ETN	-11.91%	-16.86%	-16.98%	-14.41%	-12.88%	-5.54%	-10.67%

Source: S&P Dow Jones Indices LLC, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the “S&P GSCI Indices”) are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Barclays Bank PLC. S&P® and GSCI® are registered trademarks of Standard & Poors Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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About iPath ETNs

About Us

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Product Listing › iPath® S&P GSCI® Crude Oil Total Return Index ETN

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Search OIL

Product Summary

iPath® S&P GSCI® Crude Oil Total Return Index ETN

The iPath® S&P GSCI® Crude Oil Total Return Index ETNs (the "ETNs") are designed to provide exposure to the S&P GSCI® Crude Oil Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the S&P GSCI® Commodity Index and reflects the returns that are potentially available through an unleveraged investment in the West Texas Intermediate (WTI) crude oil futures contract. Owning the ETNs is not the same as owning interests in the commodities futures contract comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations

Correlations (as of 10/31/2014)

Index	Correlations*
S&P GSCI® Total Return Index	1.00
Bloomberg Commodity Index Total Return℠	0.69
S&P 500® Total Return Index	0.66
MSCI EAFE® Net Total Return Index	0.62
MSCI Emerging Markets Net Total Return Index	0.56
Barclays US Aggregate Bond Index	-0.30

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P GSCI Total Return Index and the S&P GSCI Crude Oil Total Return Index (the “S&P GSCI Indices”) are products of S&P Dow Jones Indices LLC (“SPDJI”), and have been licensed for use by Barclays Bank PLC. S&P and GSCI® are registered trademarks of Standard & Poors Financial Services LLC (“SPFS”). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The S&P GSCI Indices are not owned, endorsed, or approved by or associated with Goldman, Sachs & Co. or its affiliated companies. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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PRODUCT LISTING IPATH* PURE BETA CRUDE OIL ETN

QUICK LINKS SEARCH OLEM

PRODUCT SUMMARY

iPath® Pure Beta Crude Oil ETN

The iPath* Pure Beta Crude Oil ETNs (the “ETNs”) are designed to provide exposure to the Barclays WTI Crude Oil Pure Beta TR Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the crude oil markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations

Market Indicators (as of 12/04/2014)

Documentation

Primary Exchange ETN Ticker

NYSE Area OLEM

GOSING

INDICATIVE MOTE VALUE ETMS OUTSTANDING

QJ PROSPECTUS

B FACTSHEET

Intraday Indicative Value Ticker

OLEM.IV1

$30.52

78,347

IV/INDEX HISTORY

Bloomberg ETN Keystroke Bloomberg Index Ticker

OLEM<EQUITY><GO>

BCC2CLPT

MARKET CAPITALIZATION3

Investor Fee Rate

0.75% pr annum2

$2,391,1 50

CUSIP

06740P221

ISIN

US06740P2213

Inception Date

20 April 2011

Maturity

18 April 2041

Future Execution Cost

0.10% per annum71

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. Intraday Indicative Value. The “intraday indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section “Valuation of the ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.

2. The investor fee rate per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) the Investor Fee Rate times (2) the applicable closing indicative value on the immediately preceding calendar day times

(3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.

3.	Market Capitalization = Closing Indicative Note Value x ETNs Outstanding

4. The futures execution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or, if such day is not an index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates overtime and is subtracted at the rate of 0.10% per year.

SELECTED RISK CONSIDERATIONS

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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PRODUCT LISTING IPATH* PURE BETA CRUDE OIL ETN

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PRODUCT SUMMARY

iPath® Pure Beta Crude Oil ETN

The iPath* Pure Beta Crude Oil ETNs (the “ETNs”) are designed to provide exposure to the Barclays WTI Crude Oil Pure Beta TR Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the crude oil markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations

ETN and Index Historical Performance

10

Apr-11 Nov-11 Jun-12 Jan-13 Aug-13 Mar-14 Dec-14

| — iPath* Pure Beta Crude Oil ETN — Barclays WTI Crude Oil Pure BetaTR. Index |

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 20, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

Selected Risk Considerations n/

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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PRODUCT LISTING IPATH* PURE BETA CRUDE OIL ETN

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PRODUCT SUMMARY

iPath® Pure Beta Crude Oil ETN

The iPath* Pure Beta Crude Oil ETNs (the “ETNs”) are designed to provide exposure to the Barclays WTI Crude Oil Pure Beta TR Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the crude oil markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations

Index and ETN Returns (as of 10/31/2014)

1	mo 13 mo | 6 mo |YTD 11 yr 13 yrs | Since ETN Inception

Barclays WTI Crude Oil Pure Beta TR Index -9.96% -15.70% -14.72% -12.36% -10.35% -2.44% -7.67%

ETN Closing Indicative Note Value Return -10.02% -15.88% -15.09% -12.98% -11.11% -3.27% -8.46%

ETN MARKET PRICE RETURNS (AS OF 10/31/2014)

1	mo 13 mo | 6 mo |YTD 11 yr 13 yrs | Since ETN Inception

iPath® Pure Beta Crude Oil ETN -10.46% -18.03% -15.58% -13.43% -11.32% -3.13% -8.55%

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

SELECTED RISK CONSIDERATIONS N/

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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FIXED INCOME FIXED INCOME ETNS PREMIUMS AND DISCOUNTS

ALTERNATIVES ALTERNATIVE ETNS TAX CONSIDERATIONS

Product ListingiPath* Pure Beta Crude Oil ETN

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?iPath<# BARCLAYS

Product ListingiPath* Pure Beta Crude Oil ETN

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?iPath<# BARCLAYS

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility© Barclays Bank PLC 2014

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Product Listing iPath* Pure Beta Crude Oil ETN

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Product Summary

iPath® Pure Beta Crude Oil ETN

The iPath* Pure Beta Crude Oil ETNs (the “ETNs”) are designed to provide exposure to the Barclays WTI Crude Oil Pure Beta TR Index (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts in the crude oil markets. The Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations

Correlations (as of 10/31/2014)

Index corrections*

Barclays WTI Crude Oil Pure Beta TR Index 1.00

Bloomberg Commodity Index Total Returnsl1 0.58

sap 500® Total Return Index 0.44

MSCI EAFE® Net Total Return Index 0.44

MSCI Emerging Markets Net Total Return Index 0.24

Barclays US Aggregate Bond Index -0.25

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., SfeP Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the “as of’ date referenced above.

Index 1 Correlations*

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500* Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total ReturnSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada

The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations n/

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or call a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you reguest it by calling toll-free 1-877-764-7284, or you may reguest a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

Products Product Suites About iPath ETNs About Us

Equity Equity ETNs Understanding ETNs About Us

Commodities Commodity ETNs Investing in iPath ETNs iPath Announcements

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FIXED INCOME FIXED INCOME ETNS PREMIUMS AND DISCOUNTS

ALTERNATIVES ALTERNATIVE ETNS TAX CONSIDERATIONS

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

CONTACT US ABOUT US SELECTED RISK CONSIDERATIONS PRIVACY & COOKIES ACCESSIBILITY

© Barclays Bank PLC 2014

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Product Listing iPath* Pure Beta Crude Oil ETN

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Product Summary

iPath® Pure Beta Energy ETN

The iPath- Pure Beta Energy ETNs (the “ETNs”) are designed to provide exposure to the Barclays Commodity Index Energy Pure Beta TR (the “Index”). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors.

The Index is a sub-index of the Barclays Commodity Index Pure Beta TR and reflects the returns that are potentially available through an unleveraged investment in the six futures contracts on energy commodities traded on U.S. exchanges. For each commodity, the Index may roll into one of a number of futures contracts with varying expiration dates, as selected using the Barclays Pure Beta Series 2 Methodology. Owning the ETNs is not the same as owning interests in the commodities futures contracts comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Correlations Index Components Weightings

Details Chart Returns Correlations Index Components Weightings

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

Market Indicators (as of 12/03/2014)

Primary Exchange NYSE Area

dosing Indicative Note Value ETNs outstanding

ETN Ticker ONG ‘ a

Intraday Indicative Value ONG.IV1 $30 52 61 600

Ticker

Bloomberg ETN Keystroke ONG<EQUITY><GO> , ,

Market Capitalization3

Bluumbery Index Ticker BCC1ENPT

Investor Fee Rate 0.75% per annum2 380 032

CUSIP 06740P312

ISIN US06740P3120

Inception Date 20 April 2011

Maturity 18 April 2041

Future Execution Cost 0.10% per annum’*

Documentation

Prospectus Factsheet

iPath Commodity ETNs Basics of Commodity ETNs

Periodic Returns Table Premiums and Discounts

Q Index Components IV/Index History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. Intraday Indicative Value. The “intraday indicative value” meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. Fcr more information on how the intraday indicative value is calculated, please see the section “Valuation of tha ETNs” in the prospectus relating to the ETNs.

The intraday indicative value is provided for reference purposes only. It is not intended as a price or quctation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index ard therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.

2. The investor fee rate per ETN is equal to 0.75% per year. The investor fee on the inception date was equal to zero. On each subsequent calendar day until maturity or early redemption of the relevant series of ETNs, the investor fee per ETN for a series of ETNs will be equal to (1) 0.75% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index to which those ETNs are linked on such index business day divided by (2) the closing level of such underlying Index on the immediately preceding index business day.

3. Market Capitalization = Closing Indicative Note Value x ETNs Outstanding

4. The futures execution cost is designed to approximate the estimated costs of maintaining a rolling position in the futures contracts underlying the Index. The futures execution cost per ETN on any given calendar day will be calculated in the following manner: The futures execution cost on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the futures execution cost for each ETN will be equal to (1) 0.10% times (2) the applicable closing indicative value on the immediately preceding calendar day times (3) the applicable daily index factor on such calendar day (or, if such day is notan index business day, one) divided by (4) 365. The net effect of the futures execution cost accumulates overtime and is subtracted at the rate of 0.10% per year.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditwoThiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to receem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because the ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, the ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETMs may be limited, as we are not required to maintain any listing of the ETNs,

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PIC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Barclays Pure Beta Commodity Indices are trademarks of Barclays Bank PLC.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® Long Extended S&P 500® TR Index ETN

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Product Summary

iPath® Long Extended S&P 500® TR Index ETN

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors..

The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Owning the ETNs is not the same as owning interests in the equity securities comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Components Weightings

Summary

Primary Exchange	NYSE Arca
ETN Ticker	SFLA
Intraday Indicative Value Ticker	SFLA.IV[1]
Bloomberg ETN Keystroke	SFLA<EQUITY><GO>
Bloomberg Index Ticker	SPTR
Investor Fee Rate	0.35% per annum[2]
Automatic Termination Level	$10.00 per ETN[4]
CUSIP	06740P601
ISIN	US06740P6016
Inception Date	29 November 2010
Maturity	30 November 2020
Financing Rate	3m LIBOR + 0.60%[5]
ETN Participation Ticker	SFLA.PTNV[6]

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value	$180.08
ETNs outstanding	40,800
Market Capitalization[3]	$7,347,264
Financing Level[5]	105.25
Participation[6]	1.58
Long Index Amount[7]	$285.33

Documentation

Prospectus | Factsheet | Premiums and Discounts | Index Components | IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS**

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.

   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is equal to 0.35% per year: The investor fee on the inception date was equal to zero. On any subsequent calendar day until maturity or redemption, the daily investor fee per ETN will equal the product of (a) the applicable closing indicative note value on the immediately preceding calendar day times (b) the fee rate divided by (c) 365. Because the daily investor fee is calculated as part of the financing level through which it is subtracted from the closing indicative note value on a daily basis, the net effect of the daily investor fee accumulates over time and is subtracted at a rate per year equal to 0.35% per year.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **Automatic Termination Level.** Barclays Bank PLC will automatically redeem your ETNs (in whole only, but not in part) if, on any calendar day prior to or on the final valuation date, the intraday indicative note value for the ETNs is less than or equal to $15.00 or 20% of the principal amount of your ETNs.
5. **The financing rate** will equal the sum of (a) 0.60% plus (b) the most recent 3-month London InterBank Offered Rate (LIBOR) fixing for U.S. dollars effective on the immediately preceding business day, as published by the British Bankers' Association on Bloomberg page "US0003M Index". The daily financing charge on the inception date was $0. On any subsequent calendar day until maturity or redemption of the ETNs, the daily financing charge per ETN will equal the product of (a) the applicable financing level on the immediately preceding calendar day times (b) the financing rate divided by (c) 360.

   The financing level on any calendar day until maturity or redemption will equal the sum of (a) the applicable financing level on the immediately preceding calendar day plus (b) the daily financing charge plus (c) the applicable daily investor fee.
6. **The participation** is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the Index relative to the value of each ETN, as described in more detail in the product prospectus.
7. **Long Index Amount.** On the initial valuation date, the long index amount per ETN was $150. On any subsequent calendar day until maturity or redemption, the long index amount per ETN will equal the product of (a) the applicable long index amount on the initial valuation date times (b) the applicable index performance factor on such calendar day.

   The index performance factor on the initial valuation date was equal to 1. On any subsequent calendar day until maturity or redemption, the index performance factor for the ETNs will equal (a) the closing level of the Index on such calendar day (or, if such a calendar day is not an index business day, the closing level of the relevant Index on the immediately preceding index business day) divided by (b) the closing level of such underlying Index on the initial valuation date.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Barclays Bank PLC. S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500® Index to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Commodities
- Currencies
- Fixed Income
- Alternatives

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- Equity
- Commodity
- Currency
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- Alternative

About iPath ETNs
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- Investing in iPath ETNs
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- Tax Considerations

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- Contact Us

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Product Listing > iPath® Long Extended S&P 500® TR Index ETN

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Product Summary

iPath® Long Extended S&P 500® TR Index ETN

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors..

The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Owning the ETNs is not the same as owning interests in the equity securities comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Components Weightings

ETN and Index Historical Performance


300
250
200
150
100
50
0
-50
Performance (%)
Nov-10
Jul-11
Mar-12
Oct-12
Jun-13
Jan-14
Dec-14
iPath® Long Extended S&P 500® TR Index ETN
S&P 500® Total Return Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was November 29, 2010 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Barclays Bank PLC. S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500® Index to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- Latest Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA Retail Investor English

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Products Product Suites About iPath ETNs About Us

fl Product unting iPath’ Long Extended SAP 500’ TR Index ETN

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Product Summary

iPath® Long Extended S&P 500® TR Index ETN

The iPath’ Lung Extended SAP 500’ TR Index ETN is designed to provide investors with leveraged retorn on the performance of the SAP SOtt Total Return Index (the Index). The ETNn are riskier than ordinarp unsecored debt securities and have no principal protection. The ETNs are onsecored debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligahon of or goaranteed by any third party. Any payment to be made on the tTNo, including any payment at maturdy or upon redemphon, depends on the ability of Barclays Bank PLC to nahsfy do obligations as they come due. An inxentmenn in the tTNn involves signihcant enks, including possible loss of pnncipal, and may not he soitahle for all investors..

The Index is a capdalization-weighted index intended to provide an indication of the pattern of stack price movement in the U.S. equdien market, coxenng 7t% of total US etuihes market. SAP chooses companies for inclusion in the Index with the aim of achieving a distribution bp broad industry groupings that approximates the distribuhon of these groupings in the common stock population of the U.S. equities market. Owning the ETNs is not the same as owning interests in the equdy securihes comprising the Index or a security directly linked to the performance of the Index. For addihonal informahon regarding the rinks associated wdh the ETNn, please see ‘Selected Rink Considerations below.

Detdils Chart Returns Correlations IndBc Components Indec Sector Weightpgs

Index and ETN Returns (as of 10/31/2014)

iPogkW Long Extended SOP soge 1% Inuex EoN

Ooarce, tunOooioneoLLc,oubjecnoockangs.

The performance quoted represents pant performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate no that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for bow retorn hgoren are calculated.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

ledee ReEuren

Index retornn show the change in the lexel of the index underlying the ETNn over the relexant period, expressed an a percentage. Index returns are calculated using the cloning index level from the beginning of the relevant period to the end of the relevant penod. For any historical period of one year or longer, index retorns are shown on an annualized basin. Index returns are for illontrative porpones only and dx not represent actual ETN performance. Index returns do not reflect any managementfeen, transaction costs, or expenses which would reduce your actual return, including the inxentorfee and applicable costs of the BTNn. Indexes are unmanaged and one cannot invest directly in an index.

ETN Cloning Indicatiee Mete Value Returns

BTN cloning indica5ve note value retornn show the change in the cloning indica5ve value of the BTNn over the relevant penod, exprenned an a percentage. For any hintorical period of one year or longer, cloning indicahxe note value returns are shown on an annualized basin. The cloning indicative note value of an BTN in an amount per BTN calculated on each xaluahon date that reflects the change in value of the BTN from the previous xaloahon date doe to the daily change in the index lexel and the daily accrual of the inxentor fee and other applicable costs. The cloning indicahxe note value of an ETN may differ from the actual trading price of the ETN at any hme doe to hedging xr transaction costs, credd considerations, market liquidity, bid-offer npreadn or other factors affecting the trading price of the ETS. For more information on how the cloning indicative note value in calculated, pleane nec the section “SpecihcTermn of the tTNn” in the prospecton relating to tke BTNn.

ETN Marbet Price Returns

PTN Market price returns show the change in the end-of-day trading price of the PTNn on the exchange oxer the relexant period, expressed an a percentage. Market price retorns are calculated oning the midpoint of the bid/ask spread at 4:00 pm Pastern sme (or the last midpoint of the bid/ank spread prixr to 4:tO pm Pantern kme) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basin. Market price returns do not represent the returns you would receive if you traded at a price or at a hme on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actoal returns, and may not include the effect of any applicable fees and costs cn the ETNn.

In the eeeet that there is an absence eta bid/ask ealue at 4PM en the releeann month end, N/A mill be dieplaped in place eta percentage ealee fur ETN Market Price Returns.

Selected Risk Considerations ‘,

An ieeentmeet in the iPath tTNn described herein (the “ETNn”) ieeeloen rinkn, including pennible lenn ef principal, aed map net he suitable for all macstern. Selected rinbn are nemmarized here and nelect predect specific rink factorn are summarized under “Select Rinb Cennideratienn” en the releeant preduct pages, but me urge peu Pu read the mere detailed roplanatien ef rinks described under “Rink Factors” in the applicable pruduct prespectus.

You Map Lone Some ur All of Your Principal: The ETNn are exponed to any decreane in the level of the underlying index between the inception date and the applicable valuation date, Additionally, if the loxol of the onderlying index in insufficient to offset the negakxe effect of the inventor fee and other applicable costs, yxo will lone some or all of your inxentmeot at maturity or upon redemphon, exen if the value of such index level has increased or decreased, an the case may be. Because the PTNn are subject to an investor fee and other applicable costs, the return on the BTNn will always be lower than the total return on a direct investment in the index components. The tTNu are rinkier than ordieary ueeecured debt securitien and haee nu principal protection.

Credit of Rarclapn Bank PLCs The PTNn are onnecored debt obligations of the issuer, Barclayn Bank PLC, and are not, either directly or indirectly, an obligation of or goaranteed by any third party. Any payment to be made on tke BTNn, including any payment at matunty or upon redemption, dependn on the ability of Barclays Bank PLC to satisfy its obligations an they come due. An a renult, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the tTSn prior to maturity or redemption. In addihon, in the event Barclays Bank PLC were to default on its obligahons, you may not receive any amounts owed to you under the terms of the ETNs .

SOP tt5 totol Return Index ETN Cloning lodicotixe Ncte Value Return limo 244% 3.92%

3mo t.Ot% 0.14%

6mo 022% 13.40%

lTD 10.50% 10.02%

Ii yr 1 y.2y% 29.73%

l3yrs I g,7y% 41.91%

lSinceETNInceon 10.01% 3t.9t%

ETN Market Price Returns (as of 10/31/2014)

limo

3mo

6mo

lTD

Ii yr

3yrs

lSinCeETNi

3.05%

0.00%

13.42%

17.94%

29.21%

41.09%

30.90%

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Barclays Bank PLC. S&P® and S&P 500® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500® Index to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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© Barclays Bank PLC 2014

USA Retail Investor English

>iPath’ BARC[AYS

Products Product Suites About iPath ETNs About Us

fl Prnduct unting iPath’ Long Extended S&P 500’ TR Index ETN

Quick links Search Enter CUSIP/Ticlxer/Underlyer Q.

Product Summary

iPath® Long Extended S&P 500® TR Index ETN

The iPath’ Lung Extended SAP 500’ TR Index ETN is designed to provide investors with leveraged retorn on the performance of the SAP 5000 Total Return Index (the Index). The ETNs are riskier than ordinarp unsecored debt securities and have no principal protection. The ETNs are onsecored debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an oblitahun of or goaranteed by any third party. Any payment to be made on the BTNo, including any payment at maturdy or upon redemphon, depends on the ability of Barclays Bank PLC to sahsfy do obligations as they come due. An inxestmenn in the tTNs involves signihcant nsks, including possible loss of pnncipal, and may not he soitahle for all investors..

The Index is a capdalisation-weighted index intended to provide an indication of the pattern of stack price movement in the U.S. equdies market, uovenng 7t% of total US etuihes market. SAP chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribuhon of these groupings in the common stock population of the U.S. equities market. Owning the ETNs is not the same as owning interests in the equity securihes comprising the Index or a security directly linked to the performance of the Index. For addihonal informahon regarding the rinks associated wdh the ETNn, please see ‘Selected Rink Considerations below.

Details Chart Returns CorrBlations Index Components Index Sector Weightngs

Correlations (as of 10/31/2014)

Index Corrdations5

sa tOO5 total Return Index 1.00

MSCI BAPE Net Total Retoro Index 0.70

MSCI Eweraina Markets Net total Return Index 0.t7

Blooeberg Coewodity Index total Retarn5M O.tO

Barclays US Aggregate Bona macu -0.02

toarcso: Eloowksrg Ficancs L.P.. Barclays, MCCi icc., nun lao Jooss Indicso LLC. C,rrslau ono ars calcalansd cc a wconklp basis uusra 2-tsar psriod fruw nks “as cC’ daos rsfsrsrcsd ab,us.

- Correlation in a term used to describe the otasstical relahonship between two or more quantites or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlahon coefficient will be oem when returns on two assets are completely independent.

laden correlations are far illustratiee purposes coin and dn not repreneet acEual ETN performance. PANT PERFORMANCE IN NOT INDICATIVE FOR FUTURE RENULTB.

The SAP totc Index in intended to provide an indicason of the pattern of stock pnce moxement in the U.S. equines market.

The Bluomberg Cammxddy Index Total Returnun reflects the returns that are potentially available througk an onleneraged investment in the fotures cuntracts un physical cummudises compcsiog the index plan the rate of interest that could be earned on cash collateral invested in specihed Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap reprenentahon across Oeveloped Markets countries around the world, excluding the US and Canada

The MSC1 Emerging Markets Indeusn captures larqe and mid cap represeotahon across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the perfurmance of the U.S. investment grade bonds market.

Selected Risk Considerations ‘,

An ieeestmeet in the iPath ETNs described herein (the “ETNs”) incomes risks, including possible loss of principal, aed map not be suitable for all ineestors. Selected risks are summarized here and select product specific risk factors are summarized under “gelect Risk Considerations” on the releeant produce pages, hut me urge you to read Eke more detailed eoplanation of risks descflhed under “Risk FacEors” in the applicable produce prospectus,

You Map Lose Name or Allot Your Principal: The BTNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Adddixnally, if the level of the underlying index is insufficient to offset the netahve effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemphon, even if the xalue of such index level has increased or decreased, as the case may be. Becaose the ETNn are subject to an inventor fee and other applicable costs, the return on the ETNs will always be lower than eke total retorn on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and haee no principal protection,

Eredit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the BTNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank fLC to sahnfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNn pnor to matunty or redempbne. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to pus under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a oemieo of ETNs tin whole only, but not in part) at the specihed aotomatic redemphon value if, on any valuaxon date pnor to or on the final naluaxon date, the intraday indicakve note xaloe of the ETNn becomes lens than or equal to the applicable lexel specified in the prospectus.

Market and Volatility Risk: The market value of the BTNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemphon date, You may also sustain a nitnihcant loss if you sell your BTNs in the secondary market. Factors that may influence the market value of the ETNn include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prexailing market pncen of xpxons on sock index or any other knancial instroments related to sock index; and supply and demand for the ETNs, including economic, hoancial, polikcal, regulatory, geographical or judicial events that affect the level of sock index or other hoancial instruments related to such index.

Leoerage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at matonty or upon redemption, and an inventor will suffer losses on an investment in the BTNs substanbally greater than an investor would if the BTNs did not contain a leverage compunent.

A Trading Market for the ETNs Map Not Oeuelop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNn may not develop and the liquidity of the ETNo may be limited, as we are not retoired to maintain any linkog of the ETNs,

No interest Payments from the ETNs: You may not receive any interest payments on the BTNs,

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Barclays Bank PLC. S&P® and S&P 500® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500® Index to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
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Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

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- iPath Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath

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Product Listing > iPath® Long Extended S&P 500® TR Index ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Long Extended S&P 500® TR Index ETN

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors..

The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Owning the ETNs is not the same as owning interests in the equity securities comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

Index Components (as of 10/31/2014)

Index Components	Ticker	Weightings %	Trading Facility	Sector
Apple Inc.	AAPL	3.61%	NASDAQ	Information Technology
Exxon Mobil Corp	XOM	2.30%	NYSE	Energy
Microsoft Corp	MSFT	2.16%	NASDAQ	Information Technology
Johnson & Johnson	JNJ	1.70%	NYSE	Healthcare
General Electric Co	GE	1.44%	NYSE	Industrials
Berkshire Hathaway B	BRK.B	1.43%	NYSE	Financials
Wells Fargo & Co	WFC	1.41%	NYSE	Financials
Procter & Gamble	PG	1.32%	NYSE	Consumer staples
Chevron Corp	CVX	1.27%	NYSE	Energy
JP Morgan Chase & Co	JPM	1.27%	NYSE	Financials

Source: S&P Dow Jones LLC, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

your ETNs on any redemption date. You may only redeem your ETFdn on a redemption date d we receine a entice ut redemytino from you by uertaio dates and times as set forth in the product prospectus. Uncertain Tan Treatment: Sigeificant aspects of the tax treatment of the tTNs are unuertaie. Ynu should unesult your own tax advisor about your owe tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectos) with the SEC Per the offering te which this cemmonicatien relates. Befere yen incest, yeu sheold read the prospectus and ether decoments Barclays Banh PLC has filed with the SEC for mere complete information aheet the issoer and this offering. Pou may get these docoments for free hy visiting www.iPathETN.com er EDGAR en the SEC wehsite at wwm.sec.goe. Alternatively. Barclays Bank PLC will arrange for Barclays Capital Inc. te send yoe the prespectes if you reqeest iE hy calling tell-free t-B77-764-72B4, er yee may reqeest a cepy from any ether dealer participating in the efferinq.

Slachtoch Incestmects, LLC assists ie the promotion cf the Path PTSs.

The ETNs may be sold throughout the day on the exchange through any broberage account. Commissions may apply aed there are tan cunsetuences in the event of sale: redemption or maturity of tTSs.

The SAP pgt Index is a product of SAP Dow Jutes Indices LLC (‘SPDJI’), and has beee licensed for use by Barclays Bach PLC. SAP and SAP 50P5 are registered trademarhs of Standard & Pours Financial

Services LLC (‘SPPS). These trademarhs have been licensed to SPDJI and its affiliates and sublicensed to Barclays Path PLC fur certain purposes. The ETNs are nut sponsored, endorsed: sold or promoted by

SPDJI: or any of their respective affiliates (cullectinely, ‘SAP Dow Jones Indices’). SAP Dow Jones Indices dues nut mabe any reyresentanon or warranty, express or implied: to the owners of the ETNs or any member of the yublic regarding the advisability of investing in securdies generally or in the ETNs particularly or the ability of the SAP BPS n Index to trach general marhet performance.

© 2014 Barclays Banb PLC. All rights reserved, iPath, iPath ETNs and the iyath logo are registered trademarhs of Barclays Bach PLC. All ethertrademarhs, servicemarhs or registered trademarhs are the yroperty, and used with the yermisninn, nt their respective nwners.

NOT PDIC INSURED NO BANK GUARANTEE o NAP LOSE VALUE

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Product Listing > iPath® Long Extended S&P 500® TR Index ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® Long Extended S&P 500® TR Index ETN

The iPath® Long Extended S&P 500® TR Index ETN is designed to provide investors with leveraged return on the performance of the S&P 500® Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal, and may not be suitable for all investors..

The Index is a capitalization-weighted index intended to provide an indication of the pattern of stock price movement in the U.S. equities market, covering 75% of total US equities market. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Owning the ETNs is not the same as owning interests in the equity securities comprising the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components | Index Sector Weightings

iPath® Long Extended S&P 500® TR Index ETN Index Sector Weightings (as of 10/31/2014)

Index Component Weightings	Weightings %
Information Technology	19.56%
Financials	16.38%
Healthcare	14.29%
Consumer Discretionary	11.66%
Industrials	10.44%
Consumer staples	9.65%
Energy	9.19%
Materials	3.29%
Utilities	3.16%
Telecommunication Services	2.37%

Source: S&P Dow Jones LLC, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Barclays Bank PLC. S&P® and S&P 500® are registered trademarks of Standard & Poors Financial Services LLC ("SPFS"). These trademarks have been licensed to SPDJI and its affiliates and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500® Index to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Summary

iPath® S&P 500 VIX Short-Term FuturesTM ETN

The iPath5 SAP SOS VIX short-Term FuturesT tTNs (the ‘tTNs”) are designed to provide exposure to the SAP 500 P10 short-Term FaturesTSi Index Total Return (the “Index’). The ETNs are riskier than ordisary ossecared debt securities and have no prienipal prntection. The ETNs are ansenared debt nhligatines nf the issaer, Barnlays Bank PLC, and are not, either directly or indirectly, an obligation of or gaaranteed by ant third party. Any payment to be made on the RTNs, including asp payment at maturity or upon redemption, depends on the ability of Barclays Rank PLC to sahsfy its obligations as they come due. An investment iv the BTNs involves significant csks, including possible loss of principal and may nut be suitable fur all investors.

The Index is designed to provide access to equity murbet volatility through COOt Volatility Indeon (the “VIX Index”) futures. The Index offers exposure to a daily rolling long position in the hrst and second month VIX futures contracts and retlects market participants’ xiews of the future direction of the PlO index at the hme of eopirahun of the VI0 futures contracts comprising the Index. Owning the ETNs is not the same as uwning interests in the index compuvevts included in the Index or a security directly linked to the performance of the Index. Fur udddiunal information regarding the rinks assuciated with the ETNs, please see “Selected Rinh Considerahons” below.

Details Chart Returns Correlations Index Components

-v Marke

Indicators (as of 12/03/2014) Documentation

Primarp Exchange NYSE Ama Closng Indicatrs’e Note Value ETNs outstanding

ETN Ticker POX Prospectus Factsheet

Indicatiee Paine VOX.IV’ $26.74 40,1 90,752

Bioomberg ETN tepstroke 000xRQUITVxxGOx Market Capitalization3 Ruth Volatility ETSs Basics PlO Futures ETNs

Bioomberg Index Ticker SPVOSTR

Ineentor Fee Rate 0.09% per annum2 $1 074,700,708 Splits & Reverse splits FAQ Premiums and Discounts

CUSIP 067d2t711

ISIN UStA7d2E7lld

Inception Oate 29 January 2009 IV/Ivdex History

Matxritp 30 January 2019

The performance quoted represents past performance and dues not guarantee future resuhs. Investment return and principal value of an inxestmevt will fluctuate so that an investment, when sold or redeemed may be worth more or less than the uvginal cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return hgures are calculated.

PAST PERFORMANCE 15 NOT INDICATIVE OF FUTURE RESULTS

1. Ontradap Ondicatlee Value. The Nntraday indicahve value’ meant to approximate the value of the ETNs during the current trading day by reterence to the underlying index is calculated and published during the course of each trading day. The ivtraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the cloning indicative value of the BTNs. The intraday indicahve value only reflects the accrued inventor fee and other applicable custn at the clone of business on the preceding day, but does not include avy adjustmevt for the ivvestor fee or applicable costs accruing during the course of the currevt day. For more ivformuhon on how the intraday indicative value is calculated, please see the sectiov “Valuahon of the ETNs” in the prospectus relating to the ETNs.

The intraduy indicative value is provided for reference purpuses only. It is not intended usa price or quotation, or as an offer ur solicitahun fur the purchase, sale, redemphun orterminahun of the BTSs, nor dues it reflect hedging or transaction costs, credh considerations, market liquidity, or bid-offer spreads. Published ivdex levels from the sponsors of the indices uvderlying the BTNs may occasiovally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the ivtraday indication value of the ETNs. Index levels provided by the sponsors of the indices uvdedying the RTNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be differentfrum their intraday indicahxe value.

2. The ineentor fee rate per OTt is 0.00% per year times the applicable closivg indicuhve note value hmes the applicable daily index factor, calculated on a daily basis in the following manver. The investor fee on the incephnv date was zero. On each subsequent calendar day until maturity or early redemphon, the inxestor fee will be equal to (1) 0.09% hmes (2) the closing indicahve ente value on the immediately preceding calendar day hmes (3) the daily index factor on that day (or, if such day is nut an index business day, one) dixided by (4) 365. The daily index factor on any index business day will equal (0) the vlxsivg level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding business day.

3. Market Capitalization = Closing Indicasve Note Value v BTNs Outstanding

Selected Risk Considerations ‘v

An ineestment in the iPath ETNs described herein (the “ETNs”) incomes risks, including possible loss of principal, and map not be suitable for all ineestors, Selected risks are sommarized here and select prodoct specific risk factors are summarized under “Select Risk Considerations” on the releeant prndnct pages, hut me urge pox to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

Pox Map Lose Some or oIl oR Yoor Principal: The tTNs are evyosed to any decrease iv the level of the underlying index between the inception date and the applicable valuahon date, Additionally, if the level of the underlying ivdvx is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturdy or upon redemphuv, even if the value of such index level has increased or decreased, as the case may be. Because the RTNs are subject tout inventor fee avd other applicable costs, the returner the BTNs will always be lower thav the total return on a direct investment in the index components. The LTNn are riskier than ordinarp onsecored debt secorities and haee no principal protection.

Credit of Barclapn Bank PLC: The RTNs are unsecured debt obligahons of the issuer, Barclays Bank PLC, and ore vet, either directly or indirectly, an nbligahnn of or guaranteed by any third party. Any payment to be made on the BTNs, including any payment at maturity or upon redemption, depends on the ubilhy of Barclays Bank PLC to satisfy its obligations us they come due. Asa result, the actual and perceived creditworthiness of Barclays Bath PLC will affect the market value, if any, of the ETSs prior to maturity or redemption. In addihon, iv the event Barclays Bath PLC were en defuuh on its nbligahons, you muy nut receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlping Indices are Unpredictable: An investment iv the BTSs is subject to risks associated with fluctuahons, particularly a decline, in the performance of the underlying index. Because the performance of such index is livked to futures contracts ov the CBOOS yolahlity Index (the ‘PIt Index’), the performance of the underlying index will depend on mavy factors including, the level of the SAP 550v Index, the pnces of options on the sAP 500v Index, and the level of the yb Index which may change unpredictably, affecting the value of futures contracts on the Pit Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equhy securities included in the SAP too5 Index, the prevailing market prices of ophons on the viy Indev, relevant futures contracts on the viy Index, or any other hvavcial instruments related to the sAP tote Index and the yb Index, interest rates, supply and demand iv the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Poor ETNs Are Not Linked to the 015 Index: The value of your OTNs will be linked to the xaloe of the underlying index, and your ability to benehtfrom any cnn orfall iv the level of the PIt Index is limited. The index underlying your BTNs is based upon holding a rolling long position iv futures on the VIX Index. These futures will not necessarily track the performance of the P10 Index. Your BTNs may not beveht from increases iv the level of the VIX Index because such increases will nut necessarily cause the level of PlO Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the PlO Index could generute a higher return than your investment in the ETNs,

Market and gulatilitp Risk: The market value of the BTNs may be influenced by many uvpredictuble factors and may fluctuute between the date you purchuse them and the maturity date or redemphev date. You may ulsu sustain a signihcunt loss if you sell your tTNs in the secondary market. Fuctors that may influence the market xulue of the ETNs include prevailing market pvces of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of ophovs on such index or any other hvavcial instruments related to such index; and supply and demand fur the ETSs, including economic, hnoncial, poliscal, regulatory, geographical or judinal events that affect the level of such index er other hnancial instruments related tn such index.

A Trading Market for the ETNs May Not Develop: Although the tTNs art listed on NYSE Arca, a tradint market tsr the ETNs may tot develny and the liquidity of the tTts may be limited, as we are ntt required to mainta:n any l:st:eg of the ETNs.

No toterest Paymeots from the ETNs: You may out routine any interest payments on the ETNs,

Restrictioss oo the Mioimom Nomher of ETNs aod Date Bestrictioos for Redemptioos: You most redeem at least 2t,OtO ETNs of the same series ut one time :s order to 000ruise your oght to redeem your ETNs on any redemyt:un date. You may only redeem your ETNs on a redemyt:on date d we reueine a sobue of redemyhoo from you by uerta:o dates and times as set forth in the yruduut yrusyeutus.

Uocertaio Tao Treatmeot: Sigo:huant aspects of the tan treatmont of the ETNs are unuerta:o. You should consult your own tan advisor ahout your own tan s:tuahon.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the NEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the NtC for more complete information ahout the issuer and thin offering, you may get these documents for free hy visiting wmm,iPathtTx.cnm or EDGAR on the SEC wehsite at wmm.sec.goe. Alternatleely, Barclays Bank PLC will arrange for Barclays Capital tnc. to send you the prospectus if you request it hy calling toll-free s-B77-764-72B4, or you may request a copy from any other dealer participating in the offering.

Blacktuck Innestments, LLC assists in the promotion of the iPath BTNs,

The tTNs may be sold throughout the day on the exchange through any brokerage auuount. Comm:ssions may ayyly and there are tan consequences in the enent of sale, redemption or matur:ty of tTNs.

The S&P not vix Futures Ind:nes are products of SAP Dow Jones Ind:ces LLC (‘SPDJI’). SAp, SAP OOt, and “SAP tOO VSX Short-Term ruturesm’, “SAP 000 VsX M:d-Term FutorectN’ and “SAP 0000 Dynamic vix FuturesTh’ are trademarks of Standard A Pour’s Financial Sernices LLC (‘OPtS’). vixo is a registered trademark of Chiuagu Board Options Exchange, Incuryorated (‘CBot’). These trademarks have been licensed to SAP Dow Jones indices LLC (‘SPDJI’) and its affiliates, and sublicensed to Barclays tank PLC fur certa:n yuryuses. The tTNs are nut syonsored, endorsed, sold or promoted by SPDJt, SPFS, CEOt or any of their reupectine affiliates (collectively, ‘SAP Dow Jones indices’). SAP Dow Jones indices does not make any reyreuenfahcn or warranty, cypress or implied, to the owners of the ETNu or any member of the public regarding the advisability of innesting in securihes generally or in the tTNs particularly or the ability of the SAP Ott vix Futures Indices to track general market performance,

© 2014 Barclays Bank PLC. All nghts reserned. Path, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All nthertrademarks, sern:cemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDtC iNSUBED u ND BANK GUABANTEE u MAY LONE VALUE

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Product Summary

iPath® S&P 500 VIX Short-Term FuturesTM ETN

The iPath5 SAP SOS SIX Short-Term FoturesT tTNs (the ETSs”) are designed On provide exposure ts the SAP 500 SIX Shert-Term FoturesT Index Total Retore (the “Iedex). The ETNs are riskier than ordinary ussecared debt securities and have no principal protection. The ETNs are ansecared debt ohl:gabons of the :ssaer, Barclays Rank PLC, and are not, either directly or indirectly, an obligation of or gaaranteed by any third party. Any payment to he made on the ETNs, including any payment at maturity or upon redemption, depends en the abildy ef Barclays Bank PLC to satisfy its obligations as they come due. An investment in the tTNs involves significant risks, including possible loss of pnncipal and may not be suitable for all investors.

The mdcc is designed to pronide access to eqoity market nolatility throogh COOt solutility tndeo5 (the ‘SIX mdcc’) futores. The Index offers evposure to a doily rolling long position in the first and second month SIX futures contracts and reflects market participants’ views of the fotore direction of the SIX mdcc at the hme of eopirahon of the Six fotores contracts comprising the mdcc. Owning the tTNs is not the some as owning interests in the mdcc components incloded in the mdcc nra security directly linked to the performance of the Index. For additional information regarding the risks associated with the tTNs, please see “Selected Risk Considerahons” below.

Details Chart Returns Correlations Index Components

‘V

ETN and Index Historical Performance

so

2t

a

-25

g

E

-so

-70

-130

jun-tN Jon-It Oec-l 3 Non-Il Oct-12 sep-13 Oec-l 4

I — iPanh SAP 500 VIX thom—Term Ponoresnu ETN — SAP 500 VIX Short_Termnu Futores

000rco, BarcIoo, Olvoinborg.

The chart above shows the historical performance of the ETN and the mdcc from the OTN Inception Oute which was January 29, 2009 to the prenioos days closing price.

The performance quoted represents past performance and does net quarantee future results. Investment return and principal ealue of an ineestmeet will fluctuate so that an ineestment, when sold or redeemed maybe wnrth mare or less than the eriqinal cost. Current performance may be lower or higher than the performance quoted. See additional information below fur how return figures are calculated. PAST PERFORMANCE IS NOT ONOICATOVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

OTS closing indicahne note value retorts show the change in the closing indicahve value of the tTNs 05cr the relevant period, ecpressed as a percentage. The closing indicohve note value of an tTN is on amoont per OTS colcolated on each noluahon dote that reflects the change in nalue of the RTS from the prenioos valuation date doe to the daily change in the mdcc level and the daily accroal of the innestor fee and other applicable costs, The closing indicahne note value of an ETS may differ from the actual trading price of the ETN at any hme due to hedging or transaction costs, credit considerahons, market liquidAy, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calcolated, please see the section Specihc Terms of the ETNs” in the prospectos relating to the ETNs.

mndea Returns

index retorns show the change in the level of the index underlying the tTNs over the relevant period, eopressed asa percentage. mdcv returns ore calculated using the closing index lecel from the beginning of the relevant period to the end of the relenont pecod. For any histoncal penod of one pear or longer, index returns are shown on an annualized basis. index returns ore for illustrohce porposes only and do not represent actual RTN performance. mdcc returns do not reflect any managementfees, transaction costs, or expenses which woold reduce yvor uctoal retort, incloding the investorfee and applicable costs of the ETNs. Indeces are onmunuged and one cannot invest directly in an indec..

Selected Risk Considerations j

An ineestment in the iPath ETNs described herein (the “ETNs”) ineoloes risks, includinq possible lass at principal, and map not be suitable for all investors. Selected risbs are summarized here and select product specific risb factors are summarized under “Select Risk Considerations” on the relevant product pages, but we orqe you to read the more detailed eaplanation of risbs described under “Risb Factors” in the applicable product prospectus.

You May Lose Same ar All of Your Principal: The ETNs ore exposed to any decrease in the level of the underlying index between the inception date ond the applicable nulouson dote. Additionally, if the lend of the onderlying index is insufficient to offset the negative effect of the innestor fee and other applicable costs, yoo will lose some or all of your investment at maturdy or upon redemphon, even if the value of such index level has increased or decreased, as the case may be. Recoose the fTNs are sobject soon innestor fee and other applicable costs, the return on the ETNs will always be lower than the total retort on a direct investment in the index components. The fTNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of earclaps eanb PLC: The ETNs are onsecored debt obligations of the issuer, Barcloys Bank PLC, and ore not, exher directly or indirectly, an obligation of or oooranteed by any third party. Any yxyment to be mode on the tTNs, including any payment at maturity or upon redempbon, depends on the ability of Barclays Rank PLC to satisfy its obligohons as they come due. As a resuh, the actual and perceived creditworthiness of Barclays Rank PLC will affect the market valoe, if any, of the tTSs prior to maturity or redemption. in addihon, in the event Barclays Bank PLC were to defauh on its ebligahons, you way not receive any amounts owed to yoo under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An :nnestment in the tTNs is subject to risks associated with fluctuasons, particularly a decline, in the performance of the underlying index. Becoose the performance of such index is linked to futores contracts on the COOt5 Solahlity index (the ‘SIX mndec”) the performance of the onderlying index will depend on many factors including, the level of the 50sF 500n mdcv, the ynces of options on the 50sF SOt indec, and the level of the yiy mdcv which may change unpredictably, affecting the caloe of fotures contracts on the yiy mdcc and, consequently, the level of the underlying index. Additional factors that may contribote to fluctootions in the level of such index include prevailing market prices and forward volahlity levels of the U.S. stock markets and the equity secorities included in the SAP sot mdcv, the prevailing market prices of options on the SIX mdcv, relevant futures contracts on the Six mdcv, or any other finannal instruments related to the s&P sot3 index and the six Index, interest rates, sxpply and demand in Ike listed and oner-tke-counter eqoity derinotive markets as well as hedging activities in the etoity’linked stroctured prodoct markets.

Your tTNs Are Not Linked to the NIX mndea: The nalue of your tTNs will be linked to the xaloe of the underlying index, and yoor obilhy to benthtfrom any rise orfall in the level of the SIX Index is limited. The index underlying yvor ETNs is based upon holding a rolling lung position in futores on the Six Index. These fotures will not necessonly track the performance of the Six Index. Toor ETNs may not beneht from increoses in the lend of the six index because such increases will not necessonly noose the level of SIX Index fotores to nse. Accordingly, a hypothetical investment that was linked directly to the SiX mdcc could generate a higher return than your investment in the ETNs,

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® S&P 500 VIX Short-Term Futures™ ETN

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Product Summary

iPath® S&P 500 VIX Short-Term Futures™ ETN

The iPath® S&P 500 VIX Short-Term Futures™ ETNs (the "ETNs") are designed to provide exposure to the S&P 500 VIX Short-Term Futures™ Index Total Return (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Index and ETN Returns (as of 11/30/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
S&P 500 VIX Short-Term™ Futures	-9.46%	-2.31%	-17.55%	-34.76%	-38.67%	-65.10%	-60.31%
ETN Closing Indicative Note Value Return	-9.53%	-2.52%	-17.92%	-35.29%	-39.22%	-12.85%	-19.80%

ETN Market Price Returns (as of 11/30/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® S&P 500 VIX Short-Term Futures™ ETN	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: Bloomberg L.P., subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing > iPath® S&P 500 VIX Short-Term Futures™ ETN

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Product Summary

iPath® S&P 500 VIX Short-Term Futures™ ETN

The iPath® S&P 500 VIX Short-Term Futures™ ETNs (the "ETNs") are designed to provide exposure to the S&P 500 VIX Short-Term Futures™ Index Total Return (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Correlations (as of 11/30/2014)

Index	Correlations*
S&P 500 VIX Short-Term™ Futures	1.00
Barclays US Aggregate Bond Index	0.20
Bloomberg Commodity Index Total Return℠	-0.52
MSCI Emerging Markets Net Total Return Index	-0.69
MSCI EAFE® Net Total Return Index	-0.79
S&P 500® Total Return Index	-0.81

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 5-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- Latest Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA Retail Investor English

)iPath’ BARCLAYS

Products Product Suites About iPath ETNs About Us

fl Praduct usting iPath 5&P tot six Short-Term FotaresTh ETN

Quint links Search Enter CUSIE/Ticl’niJLin Hc yr

Product Summary

iPath® S&P 500 VIX Short-Term FuturesTM ETN

The Pathn S&P 505 VIP Shnrt-Term FuturesT tTNs (the ‘ETNs”) are designed tn prnvide eopnsure ts the S&P 500 VIX Shert-Term FuturesT Index Tntal Return (the “Iedeo’). The ETNs are riskier than ordinary nssenured debt senurities and have no prienipal prntentioe. The ETNs are unsenured debt nhligaboes nf the issuer, Barclays Bank PLC, and are nnt, either dirently nr indirectly, an obligation ef nr gaaranteed by any third party. Any payment to he made en the RTNs, ienludieg any payment at matsnty or upne redemptive, depends en the abildy ef Barnlays Rank PLC ta sahsfy its ebligahnns as they name due. An investment iv the ETNs invelnes significant nshs, innluding pessible lass of principal and may nut be suitable far all investors.

The mdcc is designed to provide access to equity market volatility through CROP Uulutility Indeo5 (the “VIP mdcc”) futures. The Index uffers eoposure to a daily rulling long position in the first and secund munth yIP futures contracts and retlects market participants’ views ef the future direction of the ViP mdcc at the hme of eopirahun uf the VIP futures cuntracts cumprising the mdcc. Owning the ETNs is not the same as awning interests in the mdcc cempunents included in the Index era security directly linked te the perfermance of the mdcc. For additional information regarding the risks associated with the tTNs, please see “Selected Rink Censiderahens” below.

Details Chart Returns Correlations Index Components

‘V

Index Components (as of 12/03/2014)

Top 10 Index Components Weightings %

CPOR VIP Future JAN10 54.90%

ceoe VIP Future ORC 14 4504%

Seurno: SAP Ova Joeeo Indioee LLC. eub:eoe no nhaeoe.

Selected Risk Considerations “,j

An investment in the iPath tTNs described herein (the “tTNe”) invoIces flsks, including possible loss of principal, and map not be suitable for all investors. Selected risbs are summarized here and select product specific risb facters are summarized under “Select Risb Considerations” on the relevant product pages, but we urge you to read the more detailed enplanation of risbs described under Risk Factors is the applicable product prospectus.

You Map Lose Some or All of Your Principal: The tTNs are exposed to any decrease in the level of the underlying index between the inception date ond the applicable naluahon date. Additionally, if the lend of the underlying index is insufficient to offset the negative effect of the innestor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemphon, even if the value of such index level has increased or denreased, us the case may be. Because the tTNs ore subject to an innestor fee and other applicable costs, the return on the tTNs will always be lower than the total return on a direct investment in the index components. The ETMu are riskier thaw erdinarp unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The tTNs are unsecured debt obligations of the issuer, Barclays Bunk PLC, and are not, either directly or indirectly, an obligahon of or guaranteed by any third party. Any payment to be made on the tTNs, including any payment at matcrity or upon redemption, depends on the ability of Barclays Bunk PLC to satiofy ito obligaboes as they come dcc. As a resut, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the tTNs prier to maturity or redemption. In addihen, in the event Barclays Bank PLC were te defauh on its ebligahens, you may not receive any amounts owed to you under the terms of the tTNs.

The Performance of the Underlying Indices are Unpredictable: On inneutment in the tTNo is oubject to risks aosociuted with fluctuahunu, particularly a dectine, in the performance of the underlying index. Because the performance of ouch index is linked to futures contracts on the CBOtn yolahlity Index (the “VIP mdcc”), the performance of the underlying index will depend on many factoro including, the lend of the SOP 550n Indeo, the prices of options on the SOP 500n Indeo, and the lend of the VIP Iedeo which may change unpredictably, affecting the cube of futures contracts on the VIP Iedeo and, consequently, the level of the underlying iedeo. Additional factors that may contribute to fluctuations in the level of such index include yrenailing market prices and forward volatility levels of the U.S. stock markets and the equity seconties included in the SOP 50gn leden, the prevailing market pnnes of ophons on the VIP mdcc, relevant futures contracts on the VIP Indeo, or any other finanoul instruments related to the SOP 550e medeo and the VIP Index, interest rates, supply and demand in the listed and oner-the-counter equity derivative markets as well as hedging activities in the equity-linked structured preduct markets.

Your ETNs Are Not Linked to the VEX Inden: The nalue of your fTNs will be linked to the value of the underlying iedeo, and your ability to beeefitfrom any rise orfall in the level of the VIP Inden is limited. The index underlying your tTNs is based upon holding a rolling long position in futures on the VIP Indey. These futures will not necessarily track the performance of the VIP Index. Your tTNs may not beneht from increases in the level of the VIP Index because such increases will not necessarily cause the level of VIP Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIP Indoo could generate a higher return than your investment in the tTNs,

Market and Vulatilitp Risk: The market nalue of the eTNe may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemphen date. You may also sustain a signihcant loss 4 you sell your ETNs in the secondary market. Factors that may inPuence the market value of the tTNs include prevailing market prices of the U.S. stock markets, the iedeo components included in the underlying mdcc, and precailing market prices of nptons on such iedeo or any other financial instruments related to such indeo; and supply and demand for the tTNs, including economic, heancial, yoliscal, regulatory, geographical or judioal events that affect the level of such iedeo or other heancial instruments related to such index.

A Trading Market for the tTNs May Not Develop: ohhouqh the tTNs are listed on NYSE Ama, a trading market for the tTNs may not develop and the liquidity of the tTNs may be limited, as we are not required to muintuin uny lissng of the ETNs.

No Interest Payments from the ETNs: You may not receice any interest paymento on the tTNs.

Restflctions on the Minimum Mumber of tTNs and Date Restrictions for Bedemptions: You must redeem at least 20,000 ETNo of the sumn series at one time in order to eoercisn your right to redeem your tTNs on any redemphon date. You may only redeem your tTNs on a redomphon dated we receive a notice of redempboe from you by certuin dutes and bmns us setforth in the product prospectus.

Uncertain Tao Treatment: Signihcunt uspects of the tax treatment of the ETNs are uncnrtuie, Yoo should consult your own tao adcisor about your own tuc nitoution.

Barclays Bank PLC kas filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before ynu invest, you should read tke prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathtTN.com or EDGAR on the SEC website at www.sec.goo. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you reguest it by calling toll-free t-B77-7b4-72B4, or you may request a copy frum any other dealer participating in the offering.

Blackoock Ienostments, LLC assists in the promotion of the iPath tTNs.

The tTNs may be sold throughout the day on the enchunge through any brokerage account. Commissions may apply and there are tac consequences in the enent of sale, redempson or mutonty of tTNs. The SOP 550 VIP Futures Indices are products of SuP Dow Jones Indices LLC (‘SPDJI’). SOP0, SOP tOOn, and ‘p&p tOO VIP short-Term Futuresno’, “SOiP 005 VIP Mid-Term Futuroono’ and ‘SOP toot Dynamic SIP FuturesTh’ are trademarks of Standard & Poor’s Financial Sernices LLC (‘SPFS’). y1pn is a registered trademark of Chicago Board Options Exchange, Incorporated (‘CBOE’). These trademarks have been licensed to SOP Dow Jones Indices LLC (‘PPDJI’) and its affiliates, and subliceesed to Barclays Bank PLC for certain purposes. The tTNs are not sponsored, endorsed, sold or promoted by SPDJI, uPFS, COOt or any of their respective affiliates (collectively, ‘SOP Dow Joneo Indices’). SOP Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the tTNs or any member of the public regarding the adnisability of innesting in securhies generally or in the tTNs particularly or the abilhy of the sOP 500 VIP Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. ull rights reserved. Path, iPath tTNs and the iPath logo are registered trademarks of Barclays Bank PLC. All othertrudemarks, sernicemarks or registered trademarks are the property, and uoed whh the yermiooion, of their respective oweero,

NOT FDIC INSURED n ND BANK GUARANTEE n MAP LOSE VALUE

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Product Listing > iPath® S&P 500 VIX Mid-Term Futures™ ETN

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Product Summary

iPath® S&P 500 VIX Mid-Term Futures™ ETN

The iPath® S&P 500 VIX Mid-Term Futures™ ETNs (the "ETNs") are designed to provide exposure to the S&P 500 VIX Mid-Term Futures™ Index Total Return (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Summary

Primary Exchange	NYSE Arca
ETN Ticker	VXZ
Intraday Indicative Value Ticker	VXZ.IV[1]
Bloomberg ETN Keystroke	VXZ<EQUITY><GO>
Bloomberg Index Ticker	SPVXMTR
Investor Fee Rate	0.89% per annum[2]
CUSIP	06740C519
ISIN	US06740C5195
Inception Date	29 January 2009
Maturity	30 January 2019

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value

$12.34

ETNs outstanding

4,720,590

Market Capitalization[3]

$58,252,081

Documentation

Prospectus

Factsheet

iPath Volatility ETNs

Basics of VIX Futures ETNs

Splits & Reverse Splits FAQ

Premiums and Discounts

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.

   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is 0.89% per year times the applicable closing indicative note value times the applicable daily index factor, calculated on a daily basis in the following manner. The investor fee on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to (1) 0.89% times (2) the closing indicative note value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- Latest Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

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Product Listing > iPath® S&P 500 VIX Mid-Term Futures™ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® S&P 500 VIX Mid-Term Futures™ ETN

The iPath® S&P 500 VIX Mid-Term Futures™ ETNs (the "ETNs") are designed to provide exposure to the S&P 500 VIX Mid-Term Futures™ Index Total Return (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

ETN and Index Historical Performance


25
0
-25
-50
-75
-100
Performance (%)
Jan-09
Jan-10
Dec-10
Nov-11
Oct-12
Sep-13
Dec-14
iPath® S&P 500 VIX Mid-Term Futures™ ETN
S&P 500 VIX MID-TERM FUTURES INDEX TR

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was January 29, 2009 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products
- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites
- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs
- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us
- About Us
- Latest Announcements
- Contact Us

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

iPath

USA ▾ Retail Investor ▾ English ▾

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® S&P 500 VIX Mid-Term Futures™ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® S&P 500 VIX Mid-Term Futures™ ETN

The iPath® S&P 500 VIX Mid-Term Futures™ ETNs (the "ETNs") are designed to provide exposure to the S&P 500 VIX Mid-Term Futures™ Index Total Return (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Index and ETN Returns (as of 11/30/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
S&P 500 VIX MID-TERM FUTURES INDEX TR	-2.53%	1.53%	-10.63%	-20.13%	-26.37%	-42.07%	-29.35%
ETN Closing Indicative Note Value Return	-2.60%	1.31%	-11.03%	-20.78%	-27.02%	-42.58%	-29.97%

ETN Market Price Returns (as of 11/30/2014)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
iPath® S&P 500 VIX Mid-Term Futures™ ETN	-1.21%	2.48%	-9.89%	-19.75%	-23.84%	-42.30%	-29.85%

Source: S&P Dow Jones Indices LLC, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing iPath~ S&P 500 VIX Mid-Term Futures” ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer Q-.

Product Summary

iPath® S&P 500 VIX Mid-Term FuturesTM ETN

The iPath3 S&P 500 VIX Mid-Term Futures” ETNs (the “ETNs”) are designed to provide exposure to the S&P 500 VIX Mid-Term Futures” Index Total Return (the “‘Index”‘). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index:t (the “VI>< Index”) futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects market participants’ views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Components

Correlations (as of 11 / 30/2014)

Index ICorrelations·

S&P 500 VIX MID-TERM FUTURES INDEX TR 1.00

Barclays US Aggregate Bond Index 0.18

Bloomberg Commodity Index Total ReturnSM -0.48

MSCI Emerging Markets Net Total Return Index -0.65

S&P SOOill Total Return Index -0.76

MSCI EAFE111 Net Total Return Index -0.77

Sources: Bloomberg Finance L.P., Barcla’ts, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthl“t basis oOJer a 5-’tear period from the “as of’’ date referenced aboOJe.

· Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR. FUTURE RESULTS.

The S&P 5003 Index is intended to provide an indication of the pattern of stock price movement in the u.s. equities market.

The Bloomberg Commodity Index Total Return5 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index

M plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets IndexSM captures large and mid cap representation across 21 Emerging Markets countries.

The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus_

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Bardays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclay:; Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE~ Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 5003 Index, the prices of options on the S&P 5003 Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500~ Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 5003 Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Area, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain TaK Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) !.’lith the SEC for the offering to l’lhich this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer par-ticipating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity
- Commodity
- Currency
- Fixed Income
- Alternative

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- Latest Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

iPath

USA ▾ Retail Investor ▾ English ▾

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Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® S&P 500 VIX Mid-Term Futures™ ETN

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Search Enter CUSIP/Ticker/Underlyer

Product Summary

iPath® S&P 500 VIX Mid-Term Futures™ ETN

The iPath® S&P 500 VIX Mid-Term Futures™ ETNs (the "ETNs") are designed to provide exposure to the S&P 500 VIX Mid-Term Futures™ Index Total Return (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to provide access to equity market volatility through CBOE Volatility Index® (the "VIX Index") futures. The Index offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Index Components (as of 12/03/2014)

Top 10 Index Components	Weightings %
CBOE VIX Future MAY 15	33.77%
CBOE VIX Future APR 15	33.01%
CBOE VIX Future JUN 15	18.07%
CBOE VIX Future MAR 15	15.15%

Source: Dow Jones Indices LLC, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing › iPath® S&P 500 Dynamic VIX ETN

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Product Summary

iPath® S&P 500 Dynamic VIX ETN

The iPath® S&P 500 Dynamic VIX ETNs (the "ETNs") are designed to provide exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to dynamically allocate between the S&P 500® VIX Short-Term Futures™ Index Excess Return and the S&P 500® VIX Mid-Term Futures™ Index Excess Return by monitoring the relative implied volatility of the SP 500® Index at various points along the volatility forward curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility. Roll cost (yield) refers to the loss (gain) in value of volatility futures over time, as contracts with a shorter time to expiry tend to be relatively cheaper than contracts with a longer time to expiry. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the IndexFor additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Composition

Summary

Primary Exchange	NYSE Arca
ETN Ticker	XVZ
Intraday Indicative Value Ticker	XVZ.IV[1]
Bloomberg ETN Keystroke	XVZ<EQUITY><GO>
Bloomberg Index Ticker	SPDVIXSTR
Investor Fee Rate	0.95% per annum[2]
CUSIP	06741L609
ISIN	US06741L6092
Inception Date	17 August 2011
Maturity	18 August 2021

Market Indicators (as of 12/03/2014)

Closing Indicative Note Value
$29.37

ETNs outstanding
783,582

Market Capitalization[3]
$23,013,803

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.

   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is 0.95% per year. The investor fee on the inception date was zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to (1) 0.95% times (2) the closing indicative note value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. The daily index factor on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding business day.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Premiums and Discounts
- Tax Considerations

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© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

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Product Listing › iPath® S&P 500 Dynamic VIX ETN

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Product Summary

iPath® S&P 500 Dynamic VIX ETN

The iPath® S&P 500 Dynamic VIX ETNs (the "ETNs") are designed to provide exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to dynamically allocate between the S&P 500® VIX Short-Term Futures™ Index Excess Return and the S&P 500® VIX Mid-Term Futures™ Index Excess Return by monitoring the relative implied volatility of the SP 500® Index at various points along the volatility forward curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility. Roll cost (yield) refers to the loss (gain) in value of volatility futures over time, as contracts with a shorter time to expiry tend to be relatively cheaper than contracts with a longer time to expiry. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the IndexFor additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Composition

ETN and Index Historical Performance


40
20
0
-20
-40
-60
Performance (%)
Aug-11
Mar-12
Sep-12
Mar-13
Sep-13
Mar-14
Dec-14
iPath® S&P 500 Dynamic VIX ETN
S&P 500® Dynamic VIX Futures™ Total Return Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was August 17, 2011 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA “ Retail Investor “ English “

., iPath· “ sARCIAYs

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Product Listing iPath S&P 500 Dynamic VIX ETN

Quick links “ Search Enter CUSIP/Ticker/Underlyer ~

Product Summary

iPath® S&P 500 Dynamic VIX E TN

The iPath” S&P 500 Dynamic VIX ETNs (the “ETNs”) are designed to provide exposure to the S&P 500 ~<Dynamic VIX FuturesTM Total Return Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to dynamically allocate between the S&P 500 ~< VIX Short-Term Futures” Index Excess Return and the S&P 500 ~ VIX Mid-Term Futures” Index Excess Return by monitoring the relative implied volatility of the SP 500 ~o; Index at various points along the volatility forward curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility. Roll cost (yield) refers to the loss (gain) in value of volatility futures over time, as contracts with a shorter time to expiry tend to be relatively cheaper than contracts with a longer time to expiry. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the IndexFor additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Correlations Index Compositron

Index and ETN Returns (as of 10/ 31/ 201 4)

11mo 13mo 16mo IYTD 11yr 13yrs ISmce ETN InceptiOn

S&P 50011’1 Dynamic VIX FuturesT”‘ Total Return Index -5.60% -2.24% -4.31% -13.43% -18.76% -18.62% -14.76%

ETN Closing lndica1ive Note Value Return -5.67% -2.47% -4.77% -14.12% -19.53% -19.39% -15.56%

ETN Market Price Returns (as of 10/ 31 / 2014)

11mo 13mo 16mo IYTD 11yr 13yrs ISrnce ETN Inception

iPathlllS&P 500 Dynamic VIX ETN -5.62% -2.39% -4.73% -14.00% -19.30% -19.27% -15.58%

Source: S&P Dow Jones Indices LLC, subject to ch.aonge.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIYE OF FUTURE RESULTS.

IndeM Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN ~1arket Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ ask value at 4PM on the relevant month end, N/A \IJill be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed eMplanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly 1 an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity,

The Per-formance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE- Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500 <; Index, the prices of options on the S&P 500 <; Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500 ~ Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500” Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedgin.;~ activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying IndeM: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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Product Listing iPath S&P 500 Dynamic VIX ETN

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Product Summary

iPath® S&P 500 Dynamic VIX E TN

The iPath” S&P 500 Dynamic VIX ETNs (the “ETNs”) are designed to provide exposure to the S&P 500 ~<Dynamic VIX FuturesTM Total Return Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to dynamically allocate between the S&P 500 ~< VIX Short-Term Futures” Index Excess Return and the S&P 500 ~ VIX Mid-Term Futures” Index Excess Return by monitoring the relative implied volatility of the SP 500 ~o; Index at various points along the volatility forward curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility. Roll cost (yield) refers to the loss (gain) in value of volatility futures over time, as contracts with a shorter time to expiry tend to be relatively cheaper than contracts with a longer time to expiry. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the IndexFor additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Returns Index Composition

Correlations (as of 10/31/201 4)

Index ICorrelations

S&P 50011’1 Dynamic VIX FuturesT”‘ Total Return Index 1.00

Barclays US Aggregate Bond Index -0.27

Bloomberg Commodity Index Total Returnsu -0.28

S&P 50011’1 Total Return Index -0.36

MSCI Emerging Markets Net Total Return Index -0.39

MSCI EAFEill Net Total Return Index -0.49

Sources: Bloomber9 Finance L.P., Barcla“ts, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthl“t basis o<Jer a 3-year period from the “as of’’ date referenced abo<Je.

“ Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrati.,e purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

The S&P 500” Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.

The Bloomberg Commodity Index Total Return5~1 reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada The MSCI Emerging Markets Index5 M captures large and mid cap representation across 21 Emerging Markets countries. The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations v

An in\lestment in the iPath ETNs described herein (the “ETNs”) in\lolves risks, including possible loss of principal, and may not be suitable for a II in\lestors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the rele.,ant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and ha\le no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE ~·Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500 ~ Index, the prices of options on the S&P 500 ~ Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500~ Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500” Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedgin.;~ activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products	Product Suites	About iPath ETNs	About Us
► Equity	► Equity ETNs	► Understanding ETNs	► About Us
► Commodities	► Commodity ETNs	► Investing in iPath ETNs	► iPath Announcements
► Currencies	► Currency ETNs	► Trading and Redemption	► Contact Us
► Fixed Income	► Fixed Income ETNs	► Premiums and Discounts	
► Alternatives	► Alternative ETNs	► Tax Considerations	

Contact Us About Us Selected Risk Considerations Privacy & Cookies Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath

BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing > iPath® S&P 500 Dynamic VIX ETN

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Search [Enter CUSIP/Ticker/Underlyer]

Product Summary

iPath® S&P 500 Dynamic VIX ETN

The iPath® S&P 500 Dynamic VIX ETNs (the "ETNs") are designed to provide exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to dynamically allocate between the S&P 500® VIX Short-Term Futures™ Index Excess Return and the S&P 500® VIX Mid-Term Futures™ Index Excess Return by monitoring the relative implied volatility of the SP 500® Index at various points along the volatility forward curve. The Index seeks to react positively to overall increases in market volatility and aims to lower the roll cost of investments linked to future implied volatility. Roll cost (yield) refers to the loss (gain) in value of volatility futures over time, as contracts with a shorter time to expiry tend to be relatively cheaper than contracts with a longer time to expiry. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the IndexFor additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Composition

Index Composition (as of 12/03/2014)

Index Components	Weightings %
S&P 500 VIX Mid-Term Futures™ Index	70.00%
S&P 500 VIX Short-Term Futures™ Index	-30.00%

Source: S&P Dow Jones Indices LLC, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or "call" a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Dynamic Allocation of Underlying Index: The value of the underlying index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products Product Suites About iPath ETNs

“ Equity Equity ETNs “ Understanding ETNs

“ Commodities “ Commodity ETNs “ Investing in iPath ETNs

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Product Listing > iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN

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Product Summary

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Summary

Primary Exchange	NYSE Arca
ETN Ticker	XXV
Intraday Indicative Value Ticker	XXV.IV[1]
Bloomberg ETN Keystroke	XXV<EQUITY><GO>
Bloomberg Index Ticker	XXV
Investor Fee Rate	0.89% per annum[2]
Automatic Termination Level	$10.00 per ETN[4]
CUSIP	06740L592
ISIN	US06740L5921
Inception Date	16 July 2010
Maturity	17 July 2020
ETN Participation Ticker	XXV.PTNV[5]

Market Indicators (as of 12/04/2014)

Closing Indicative Note Value
$38.38

ETNs outstanding
96,300

Market Capitalization[3]
$3,695,994

Participation[6]
0.01

Short Index Amount[7]
$0.31

Documentation

Prospectus

Factsheet

IV/Index History

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
   The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is 0.89% per year. The accrued fees (or the accrued investor fees) on the inception date were zero. On each subsequent calendar day until maturity or redemption, the accrued fees per ETN will equal (1) the accrued fees on the immediately preceding calendar day *plus* (2) the product of (i) the closing indicative note value on the immediately preceding valuation date *times* (ii) the investor fee rate *divided* by (iii) 365.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding
4. **Automatic Termination Level.** Barclays Bank PLC will automatically redeem your ETNs (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value for the ETNs is less than or equal to 50.0% of the principal amount per ETN, or $10.00 for each ETN.
5. **The participation** is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the Index relative to the value of each ETN, as described in more detail in the product prospectus.
6. **The participation** is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the Index relative to the value of each ETN, as described in more detail in the product prospectus.
7. **The short index amount** for the ETNs will be calculated according to the following equation: short index amount = $20 *times* the closing level of the Index on such valuation date *divided by* the closing level of the Index on the initial valuation date. The short index amount of the ETNs, which is intended to provide an indication of the aggregate dollar value of "short" positions in VIX futures underlying the performance of the ETNs, will be calculated and published as soon as reasonably practicable at the end of each valuation date by NYSE Arca or a successor under the ticker symbol "XXV.IXNV" during the term of your ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

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- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

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- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
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tt Product Listing iPath Inverse S&P 500 VIX Short-Term FuturesTM ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Inverse S&P 500 VIXShort-Term Futures“ETN

The iPath”‘ S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500 ~Dynamic VIX Futures’” Total Return Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly~ an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility lndex:5, The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants’ views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Returns Correlations Index Components

ETN and Index Historical Performance

SO

00 so

~

“ 0

§

0

‘I:

:. -50

-100

-I so

Ju1-1 0 Mar-11 Dec-11 Jul-12 Mar-13 Dec-13 Dec-14

- iPath” Inverse S&P 500 VIX Short-Term FuturesTM ETN—S&P 500 VIX Short-Term Futures“Index Excess Return

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was July 16, 2010 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be v1or1:h more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section . Specific Terms of the ETNs in the prospectus relating to the ETNs.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index .

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures” Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA , Retail Investor , English ,

._ iPath· ., sARCLAYs

Products Product Suite s About iPath ETNs About Us

tt Product Listing iPath Inverse S&P 500 VIX Short-Term FuturesTM ETN

Quick links Search Enter CUSIP;Ticker/Underlyer ~

Product Summary

iPath® Inverse S&P 500 VIX Short-Term Futures“ETN

The iPath”‘ S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500 ~Dynamic VIX Futures’” Total Return Index (the “Index”), The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index:5, The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants’ views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see “Selected Risk Considerations” below.

Details Chart Correlations Index Components

Index and ETN Returns (as of 10/31/201 4)

I1 mo 13mo 16mo IYTD I1 yr 13yrs ISrnce ETN Inception

S&P 500 VIX Short-Term FuturesTU Index Excess Return -2.43% -4.87% -23.89% -27.96% -40.17% -63.71% -60.66%

ETN Closing Indicative Note Value Return -0.05% -0.17% -0.14% -0.35% -0.23% 6.17% 16.37%

ETN Market Price Returns (as of 10/31 / 20 14 )

I1 mo 13mo 16mo IYTD I1 yr 13yrs ISrnce ETN Inception

iPathllllnverse S&P 500 VIX Short-Term FuturesTUETN -0.04% -0.20% -0.17% -0.40% -0.25% 6.00% 16.36%

Source: S&P Dow Jones LLC, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.

PAST PERFORMANCE IS NOT INDICATIYE OF FUTURE RESULTS.

Index Returns

Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index retums are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns

ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section “Specific Terms of the ETNs” in the prospectus relating to the ETNs.

ETN Market Price Returns

ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations v

An investment in the iPath ETNs described herein (the “ETNs”) involves risks, including possible loss of principal, and may not be suitable for a II investors. Selected risks are summarized here and select product specific risk factors are summarized under “Select Risk Considerations” on the relevant product pages, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays: Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term FuturesTM Index Excess Return1 an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE “ Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500~ Index, the prices of options on the S&P 500~ Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500 ~ Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500”‘ Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not linked to the VIX In dew: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Taw Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) l’lith the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Bardays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC (“SPDJI”), S&P~, S&P 500”‘, and “S&P 500 VIX Short-Term Futuresn 1

“, “S&P 500 VIX Mid-Term FuturesT”‘” and “S&P 500

Dynamic VIX Futures”” are trademarks of Standard & Poors Financial Services LLC (“SPFS”). VIX ~is a registered trademark of Chicago Board Options Exchange~ Incorporated (“CBOE”). These trademarks have been licensed to S&P Dow Jones Indices LLC (“SPDJI”) and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, “S&P Dow Jones Indices”), S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED “ NO BANK GUARANTEE “ MAY LOSE VALUE

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Product Listing > iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN

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Product Summary

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Correlations (as of 10/31/2014)

Index	Correlations*
S&P 500 VIX Short-Term Futures™ Index Excess Return	1.00
Barclays US Aggregate Bond Index	-0.05
Bloomberg Commodity Index Total Return℠	-0.48
MSCI Emerging Markets Net Total Return Index	-0.58
MSCI EAFE® Net Total Return Index	-0.72
S&P 500® Total Return Index	-0.85

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a monthly basis over a 3-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us | About Us | Selected Risk Considerations | Privacy & Cookies | Accessibility

© Barclays Bank PLC 2014

USA ▾ Retail Investor ▾ English ▾

iPath BARCLAYS

Products | Product Suites | About iPath ETNs | About Us

Product Listing › iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN

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Product Summary

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN

The iPath® S&P 500 Dynamic VIX ETN is designed to provide investors with exposure to the S&P 500® Dynamic VIX Futures™ Total Return Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. An investment in the ETNs involves significant risks, including possible loss of principal and may not be suitable for all investors.

The Index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term futures contracts on the CBOE Volatility Index®. The Index offers exposure to a daily rolling long position in the first and second month VIX futures contracts and reflects market participants' views of the future direction of the VIX index at the time of expiration of the VIX futures contracts comprising the Index. Owning the ETNs is not the same as owning interests in the index components included in the Index or a security directly linked to the performance of the Index. For additional information regarding the risks associated with the ETNs, please see "Selected Risk Considerations" below.

Details | Chart | Returns | Correlations | Index Components

Index Components (as of 12/04/2014)

Index Components	Weightings %
CBOE VIX Future JAN 15	60.36%
CBOE VIX Future DEC 14	39.64%

Source: S&P Dow Jones LLC, subject to change.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the "ETNs") involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and select product specific risk factors are summarized under "Select Risk Considerations" on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index level has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations, particularly a decline, in the performance of the underlying index. Because the performance of such index is linked to futures contracts on the CBOE® Volatility Index (the "VIX Index"), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying your ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than your investment in the ETNs.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the product prospectus.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The S&P 500 VIX Futures Indices are products of S&P Dow Jones Indices LLC ("SPDJI"). S&P®, S&P 500®, and "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poors Financial Services LLC ("SPFS"). VIX® is a registered trademark of Chicago Board Options Exchange, Incorporated ("CBOE"). These trademarks have been licensed to S&P Dow Jones Indices LLC ("SPDJI") and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes. The ETNs are not sponsored, endorsed, sold or promoted by SPDJI, SPFS, CBOE or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P 500 VIX Futures Indices to track general market performance.

© 2014 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

- Equity
- Commodities
- Currencies
- Fixed Income
- Alternatives

Product Suites

- Equity ETNs
- Commodity ETNs
- Currency ETNs
- Fixed Income ETNs
- Alternative ETNs

About iPath ETNs

- Understanding ETNs
- Investing in iPath ETNs
- Trading and Redemption
- Premiums and Discounts
- Tax Considerations

About Us

- About Us
- iPath Announcements
- Contact Us

Contact Us   About Us   Selected Risk Considerations   Privacy & Cookies   Accessibility

© Barclays Bank PLC 2014